Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of June 8, 2011 (this “Amendment Agreement”), is entered into by and among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), the Subsidiary Loan Parties party hereto, the Lenders approving this Amendment Agreement (each, a “Consenting Lender”) pursuant to an authorization (in the form attached hereto as Exhibit C, each a “Lender Authorization”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, Holdings, the Borrower, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”).

WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in its entirety to, among other things:

(a)           make certain amendments affecting the existing Initial Term Loans (the “Existing Term Loans”) as more specifically set forth in the Restated Credit Agreement (as defined below) and convert certain Existing Terms Loans into the Initial Term-2 Loans (as defined below) to be made under the Restated Credit Agreement in the manner set forth herein and in the Restated Credit Agreement (with the portion of the Existing Term Loans that is not converted into Initial Term-2 Loans being renamed the “Initial Term-1 Loans” from and after the Restatement Date (as defined in Section 5 below)),

(b)           establish a new tranche of Term Loans (the “Initial Term-2 Loan Subfacility”), which Initial Term-2 Loan Subfacility shall consist of an aggregate principal amount of Existing Term Loans that have been converted into Term Loans under the Initial Term-2 Loan Subfacility (the “Initial Term-2 Loans”),

(c)           make certain amendments affecting the existing Revolving Loans (the “Existing Revolving Loans”) and existing Revolving Credit Commitments (the “Existing Revolving Commitments”) as more specifically set forth in the Restated Credit Agreement and convert certain Existing Revolving Loans into the Revolving-2 Loans (as defined below) to be made under the Restated Credit Agreement and convert certain Existing Revolving Commitments into Revolving-2 Commitments (as defined below) under the Restated Credit Agreement, in each case  in the manner set forth herein and in the Restated Credit Agreement (with the portion of the Existing Revolving Loans that is not converted into Revolving-2 Loans being renamed the “Revolving-1 Loans” and the portion of the Exiting Revolving Commitments that is not converted into Revolving-2 Commitments being renamed the “Revolving-1 Commitments”, in each case from and after the Restatement Date),

(d)           establish a new sub-tranche of Revolving Credit Commitments (the “Revolving-2 Commitments”, pursuant to which each Extending Revolving Lender (as defined below) shall agree to make revolving credit loans to, but not including, the Revolving-2 Maturity Date (as defined in the Restated Credit Agreement) which such revolving credit loans (the “Revolving-2 Loans”) shall bear interest at the rate and otherwise be subject to the terms specifically applicable thereto under the Restated Credit Agreement (including, without limitation, an aggregate principal amount of Existing Revolving Loans that have been converted into Revolving-2 Loans hereunder),

WHEREAS, each existing Initial Term Lender with outstanding Existing Term Loans immediately prior to the Restatement Date (each, an “Existing Term  Lender”) that executes and delivers a Lender Authorization specifically consenting to be an “Extending Term Lender” in accordance with the provisions of Section 3(a) hereof (each, an “Extending Term Lender”) will be deemed upon the Restatement Date to have agreed to the terms of this Amendment Agreement and be deemed to have made Initial Term-2 Loans as described herein and in the Restated Credit Agreement;

WHEREAS, each existing Revolving Lender with outstanding Existing Revolving Loans and Existing Revolving Commitments immediately prior to the Restatement Date (each, an “Existing Revolving  Lender”) that executes and delivers a Lender Authorization specifically consenting to be an “Extending Revolving Lender” in accordance with the provisions of Section 4(a) hereof (each, an “Extending Revolving Lender”) will be deemed upon the Restatement Date to have agreed to the terms of this Amendment Agreement and be deemed to have a Revolving-2 Commitment and, if applicable, a Revolving-1 Commitment as set forth on Schedule A hereto; and

WHEREAS, the Requisite Lenders, each Extending Term Lender and each Extending Revolving Lender are willing to effect the amendments set forth herein, and the Extending Term Lenders are willing to convert certain of their Existing Term Loans into Initial Term-2 Loans as contemplated hereby, and the Extending Revolving Lenders are willing to (a) convert certain of their Existing Revolving Loans into Revolving-2 Loans and (b) convert certain of their Existing Revolving Commitments into Revolving-2 Commitments as set forth on Schedule A hereto, in each case, on the terms and subject to the conditions of this Amendment Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  Except as expressly provided herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Original Credit Agreement.

2.             Amendments.The parties hereto agree that the Original Credit Agreement (and certain of the exhibits and schedules  1.01(a), 3.09, 3.10(b) and 3.16 of the Original Credit Agreement) shall be amended and restated on the Restatement Date such that, on the Restatement Date, the terms set forth in the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Restated Credit Agreement”) shall replace the terms of the Original Credit Agreement in its entirety and the exhibits and  schedules attached hereto as Exhibit B shall replace the corresponding exhibits and schedules existing prior to the Restatement Date in their entirety.

3.             Procedure for Conversion and Allocation of Existing Term Loans.

(a)           Each Extending Term Lender by its selection as “Consenting and Converting” in its respective Lender Authorization, agrees to offer to convert and continue all or a portion of its outstanding Existing Term Loans under the Original Credit Agreement as Initial Term-2 Loans by completing the Lender Authorization with such amount and, upon acceptance of such offer by the Borrower as specified below, shall be deemed to have made Initial Term-2 Loans (and such Person shall have all the rights, benefits and obligations associated therewith as set forth in the Restated Credit Agreement) in the principal amount of its outstanding Existing Term Loans that are specifically accepted by the Borrower as described below.

(b)           The Borrower shall have the option, in its sole discretion, to accept all or a portion of the offers of the Extending Term Lenders.  Promptly after the Acceptance Deadline (as defined below), the Borrower shall notify the Administrative Agent in writing of the aggregate principal amount of the offers it will accept (which amount shall in no event exceed the aggregate principal amount of Existing Term Loans specifically offered for conversion under the Lender Authorizations received by the Administrative Agent prior to the Acceptance Deadline).   If the Borrower elects to accept less than all of the aggregate principal amount of the Existing Term Loans offered for conversion, each of the offers of the Extending Term Lenders shall be reduced on a pro rata basis (based on the principal amounts offered for conversion by such Extending Term Lender) such that the aggregate principal amount of the offers after giving effect to such reduction shall equal the aggregate principal amount accepted by the Borrower.  The Administrative Agent shall make corresponding notations in the Register to reflect such allocation.

(c)           The principal amount of Existing Term Loans (i) of each Existing Term Lender that are not accepted for conversion as specified above or offered for conversion by such Existing Term Lender in its respective Lender Authorization and (ii) of each Existing Term Lender that does not execute a Lender Authorization (including any such Person that fails to complete a Lender Authorization) shall remain outstanding as Initial Term-1 Loans (and such Person shall have all the rights, benefits and obligations associated therewith as set forth in the Restated Credit Agreement).

4.             Procedure for Conversion and Allocation of Existing Revolving Commitments and Existing Revolving Loans.

(a)           Each Extending Revolving Lender by its selection as “Consenting and Converting” in its respective Lender Authorization, agrees to offer to convert and continue all or a portion of its Existing Revolving Commitments and outstanding Existing Revolving Loans under the Original Credit Agreement as Revolving-2 Commitments and Revolving-2 Loans by completing the Lender Authorization with such amount and, upon acceptance of such offer by the Borrower as specified below, shall be deemed to have made Revolving-2 Loans and have Revolving-2 Commitments (and have all the rights, benefits and obligations associated therewith as set forth in the Restated Credit Agreement) to the extent of such acceptance.

(b)           The Borrower shall have the option, in its sole discretion, to accept all or a portion of the offers of the Existing Revolving Lenders.  Promptly after the Acceptance Deadline (as defined below), the Borrower shall notify the Administrative Agent in writing of the aggregate principal amount of the offers it will accept (which amount shall in no event exceed the aggregate principal amount of Existing Revolving Loans and Existing Revolving Commitments specifically offered for conversion under the Lender Authorizations received by the Administrative Agent prior to the Acceptance Deadline).   If the Borrower elects to accept less than all of the aggregate principal amount of the Existing Revolving Loans and Existing Revolving Commitments offered for conversion, each of the offers of the Extending Revolving Lenders shall be reduced on a pro rata basis (based on the principal amounts offered for conversion by such Extending Revolving Lender) such that the aggregate principal amount of the offers after giving effect to such reduction shall equal the aggregate principal amount accepted by the Borrower.  Schedule A hereto shall reflect the Revolving-2 Commitments of the Extending Revolving Lenders after giving effect to such acceptance and allocation.

(c)           The principal amount of Existing Revolving Loans and Existing Revolving Commitments (i) of each Existing Revolving Lender that are not accepted for conversion as specified above and (ii) of each Existing Revolving Lender that does not execute a Lender Authorization (including any such Person that fails to complete a Lender Authorization) shall remain outstanding as Revolving-1 Loans and Revolving-1 Commitments (and such Person shall have all the rights, benefits and obligations associated therewith as set forth in the Restated Credit Agreement).

5.             Effectiveness of Agreement.  The effectiveness of this Amendment Agreement, the obligations of each Extending Term Lender to convert its Existing Term Loans (or any portion thereof) into Initial Term-2 Loans, the obligations of each Extending Revolving Lender to convert its Existing Revolving Commitments (or any portion thereof) into Revolving-2 Commitments and its  Existing Revolving Loans (or any portion thereof) into Revolving-2 Loans and the amendment and restatement of the Original Credit Agreement as the Restated Credit Agreement are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Restatement Date”):

(a)           Executed Documents.  The Administrative Agent shall have received counterparts of this Amendment Agreement executed by Holdings, the Borrower, each Subsidiary Loan Party, the Administrative Agent (on behalf of itself and the Consenting Lenders) and executed Lender Authorizations from the requisite Lenders authorizing the Administrative Agent to execute and deliver this Amendment Agreement (including, without limitation, the Requisite Lenders, each Extending Revolving Lender and each Extending Term Lender).

(b)           Certificates.  The Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party, dated as of the Restatement Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment Agreement and the other Loan Documents entered into in connection with this Amendment Agreement to which it is a party and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (ii) the bylaws or other governing document of such Loan Party as in effect on the Restatement Date, (iii) resolutions duly adopted by the board of directors (or equivalent governing body or managers) of such Loan Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment Agreement and the other Loan Documents to which it is a party and (iv) certificates as of recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization.

(c)           Legal Opinion.  The Administrative Agent shall have received favorable opinions of counsel to Holdings, the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and as to such matters as the Administrative Agent shall reasonably request (including enforceability of this Amendment Agreement and the Restated Credit Agreement attached hereto under New York law), which such opinions shall expressly permit successors and assignees of the Lenders to rely upon such opinions.

(d)           Lien Search. The Administrative Agent shall have received the results of a Lien search, in form and substance reasonably satisfactory thereto, made against each of the Loan Parties under the Uniform Commercial Code as in effect in the state of its jurisdiction of organization (or such other applicable jurisdiction as the Administrative Agent shall reasonably specify), indicating among other things that such Loan Party’s assets are free and clear of any Lien except Permitted Liens.

(e)           Governmental and Third Party Approvals.     The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the execution, delivery and performance of this Amendment Agreement, the Restated Credit Agreement  and the other Loan Documents and the transactions contemplated hereby and thereby (including, without limitation, any applicable FCC (as defined in the Collateral Agreement) and PUC (as defined in the Collateral Agreement) approvals).

(f)           Projections. The Administrative Agent shall have received the pro forma consolidated income statement, balance sheet and cash flow projections for Holdings and its Subsidiaries for the Fiscal Years ending 2011 through and including 2017, which have been prepared on an annual basis giving appropriate effect to the transactions contemplated hereby and under the Restated Credit Agreement.

(g)           Amendment Fees.  The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Consenting Lender that executes and delivers a Lender Authorization to the Administrative Agent (or its counsel) on or prior to 12:00 p.m. noon (Eastern time) on June 3, 2011 (the “Acceptance Deadline”), an aggregate consent fee in an amount equal to 0.10% times the sum of (i) the Revolving Credit Commitments (determined as of the Restatement Date immediately prior to the effectiveness of this Amendment Agreement) of all Consenting Lenders plus (ii) the aggregate outstanding principal amount of the Term Loans (determined as of the Restatement Date immediately prior to the effectiveness of this Amendment Agreement) of all Consenting Lenders.

(h)           Extension Fees.  The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Consenting Lender that is a Revolving Lender that executes and delivers a Lender Authorization to the Administrative Agent (or its counsel) on or prior to the Acceptance Deadline, an aggregate extension fee in an amount equal to 0.500% times the sum of the aggregate Revolving-2 Commitments of all such Revolving Lenders as reflected on Schedule A.

(i)           Payment of Other Fees and Expenses.  All fees and expenses required to be paid on or before the date hereof in connection with this Amendment Agreement in accordance with that certain engagement letter, dated May 12, 2011 by and among Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Holdings and the Borrower shall have been paid.

(j)           Miscellaneous.  The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment Agreement.

6.             Post-Closing Conditions.

(a)           With respect to each Mortgaged Property located in Pennsylvania and set forth on Schedule B hereto, within five (5) Business Days after the Restatement Date (as such date may be extended by the Administrative Agent in its sole discretion), the Administrative Agent shall have received:

(i)             an endorsement to the existing title insurance policy assuring the Administrative Agent that the Mortgage is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens except Permitted Liens, and such endorsement to title insurance policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(ii)            such affidavits, certificates and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the title endorsements with respect to each Mortgaged Property contemplated above;

(iii)           evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges and related charges, costs and expenses required for issuance of title endorsements with respect to each Mortgaged Property contemplated above; and

(iv)           all notifications, registrations and filings, to the extent required by Applicable Laws with respect to such Mortgaged Property to the extent the same is necessary under Applicable Law in order for each Mortgage to be legally valid, binding and enforceable.

(b)           With respect to each Mortgaged Property located in Texas and set forth on Schedule B hereto, within five (5) Business Days after the Restatement Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall have made all modifications, notifications, registrations and filings, to the extent required by Applicable Laws with respect to such Mortgaged Property to the extent the same is necessary under Applicable Law in order for each Mortgage to continue to  be legally valid, binding and enforceable after giving effect to the transactions contemplated herein and in the Restated Credit Agreement and sufficient to create a valid security interest securing the Obligations (as defined in the Restated Credit Agreement) and the Administrative Agent shall have received a favorable opinion of local counsel to the Loan Parties or such other evidence (in each case, reasonably satisfactory to the Administrative Agent) that each Mortgage with respect to such Mortgaged Properties continues to be legally valid, binding and enforceable after giving effect to the transactions contemplated herein and in the Restated Credit Agreement and is sufficient to create a valid security interest securing the Obligations (as defined in the Restated Credit Agreement) and any other matters reasonably requested by the Administrative Agent,  It is expressly acknowledged and agreed that the Administrative Agent may enter into supplemental Loan Documents on behalf of the Lenders as may be necessary or advisable under Applicable Law to complete the actions set forth in this Section 6 and that the failure of the Borrower to comply with this Section 6 within the time period set forth herein shall result in an immediate Event of Default.

7.             Reaffirmation of Representations and Warranties; No Default.  Each Loan Party represents and warrants that the representations and warranties contained in each Loan Document (including this Amendment Agreement) are true and correct on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct on and as of such earlier date and that no Default or Event of Default has occurred and is continuing as of the Restatement Date.

8.             Reaffirmation of Guaranty.  Each of Holdings and each Subsidiary Loan Party  (a) acknowledges and consents to all of the terms and conditions of this Amendment Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents.

9.             Reaffirmation of Security Interests.  Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

10.           Effect of Amendment.

(a)           Except as expressly set forth herein or in the Exhibits hereto, this Amendment Agreement shall not by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Original Credit Agreement or any other Loan Document.  Nothing herein shall be deemed to entitle the Borrower or any other person to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document or the Restated Credit Agreement or any other “Loan Document” (as defined in the Restated Credit Agreement) in similar or different circumstances.  On and after the Restatement Date, each reference in any Loan Document to this “Agreement”, the “Credit Agreement”, “hereunder”, “thereunder”, “hereof”, “thereof”, “herein”, “therein” or words of like import referring to the Original Credit Agreement shall mean and be a reference to the Restated Credit Agreement.

(b)           On the Restatement Date, the Original Credit Agreement shall be amended and restated in the form of the Restated Credit Agreement.  The parties hereto acknowledge and agree that (i) this Amendment Agreement, the Restated Credit Agreement and any other “Loan Documents” (as defined in the Restated Credit Agreement) executed and delivered in connection herewith do not constitute a novation, or termination of the Obligations under the Original Credit Agreement as in effect prior to the Restatement Date; (ii) such Obligations are in all respects continuing (as amended and restated by the Restated Credit Agreement) with the terms, conditions, covenants and agreements contained in the Original Credit Agreement being modified only to the extent provided in the Restated Credit Agreement; and (iii) the Liens and security interests as granted under the Loan Documents securing the Obligations are in all such respects continuing and in full force and effect.

(c)           This document shall constitute a “Loan Document” (as defined in the Restated Credit Agreement) for all purposes of the Restated Credit Agreement and shall be administrated and construed pursuant to the terms of the Restated Credit Agreement.

11.           Costs and Expenses.  The Borrower and any other Loan Party, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of its outside counsel to the extent provided for in Section 9.03 of the Restated Credit Agreement.

12.           Successors and Assigns.  This Amendment Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, provided that such assignment is permitted by the Restated Credit Agreement.

13.           Counterparts.  This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Amendment Agreement shall be effective as delivery of an original executed counterpart of this Amendment Agreement.

14.           Severability.  Any provision of this Amendment Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.           Governing Law.  This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.           Headings.  The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	CONSOLIDATED COMMUNICATIONS, INC.

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

[Signature Pages Continue]

GUARANTORS:	CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC

	By:	/s/ Stephen L. Childers
	Name:	Stephen L. Childers
	Title:	Chief Financial Officer

 [Signature Pages Continue]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of itself and each Consenting Lender

	By:	/s/ Siamak Saidi
	Name:	Siamak Saidi
	Title:	Director

Exhibit A

Amended and Restated Credit Agreement

EXECUTION VERSION

 Published CUSIP Number:  20903EAJ4
Revolving-1 Loan CUSIP Number:  20903EAK1
Revolving-2 Loan CUSIP Number:  20903EAN5
Initial Term-1 Loan CUSIP Number:  20903EAL9
Initial Term-2 Loan CUSIP Number: 20903EAP0

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 8, 2011

among

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,

as Parent Guarantor,

CONSOLIDATED COMMUNICATIONS, INC.,

as Borrower,

THE LENDERS REFERRED TO HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Bank and Swingline Lender,

COBANK, ACB,
as Syndication Agent

GENERAL ELECTRIC CAPITAL CORPORATION,
as Documentation Agent

THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agent

and

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Bookrunner

EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Assignment and Assumption
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Initial Term-1 Loan Note
EXHIBIT D-2	Form of Initial Term-2 Loan Note
EXHIBIT D-3	Form of Revolving-1 Loan Note
EXHIBIT D-4	Form of Revolving-2 Loan Note
EXHIBIT E	[Intentionally Omitted]
EXHIBIT F	[Intentionally Omitted]
EXHIBIT G	Form of Mortgage
EXHIBIT H	Form of Notice of Prepayment
EXHIBIT I	Form of Notice of Account Designation
EXHIBIT J	Form of Notice of Conversion/Continuation

SCHEDULE 1.01(a)	Mortgaged Properties
SCHEDULE 3.02(c)	Non-Contravention
SCHEDULE 3.03	Government Approval, Regulation
SCHEDULE 3.05(b)	Other Liabilities
SCHEDULE 3.07	Litigation
SCHEDULE 3.08	Compliance with Laws and Agreements
SCHEDULE 3.09	Subsidiaries
SCHEDULE 3.10(b)	Leased and Owned Real Property
SCHEDULE 3.12	ERISA Matters
SCHEDULE 3.13(a)	Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.13(b)	Environmental Claims
SCHEDULE 3.13(c)	Hazardous Materials
SCHEDULE 3.13(e)	Sites listed for Clean-up/Investigation
SCHEDULE 3.16	Insurance
SCHEDULE 3.19	Securities

AMENDED AND RESTATED CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 8, 2011, among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments hereunder from time to time (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to WACHOVIA BANK, NATIONAL ASSOCIATION), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, COBANK, ACB, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent, THE ROYAL BANK OF SCOTLAND PLC, as Documentation Agent.

WHEREAS, Holdings, the Borrower, certain financial institutions party thereto (the “Existing Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing Lenders extended certain senior credit facilities to the Borrower.

WHEREAS, the Borrower desires that certain of the Existing Lenders and the other parties hereto agree to amend and restate the Existing Credit Agreement in its entirety to: (a) establish Revolving-2 Commitments, Revolving-2 Loans and Initial Term-2 Loans hereunder, (b) make certain amendments affecting the Existing Revolving Loans and Existing Revolving Commitments and convert certain Existing Revolving Loans and Existing Revolving Commitments into the Revolving-2 Loans and Revolving-2 Commitments in the manner set forth herein and in the Amendment Agreement, (c) make certain amendments affecting the Existing Initial Term Loans and convert certain Existing Initial Term Loans into the Initial Term-2 Loans in the manner set forth herein and in the Amendment Agreement and (d) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the Restatement Date.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate the Existing Credit Agreement in its entirety.

WHEREAS, it is the intent of the Loan Parties that all Obligations of the Loan Parties under the Loan Documents, as amended hereby, shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

NOW THEREFORE, in consideration of the forgoing, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I
DEFINITIONS
Section 1.01                      Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

 “ABR Loan” means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Revolving Loans” means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Accepting Revolving Lenders” has the meaning assigned to such term in Section 2.22(a).

“Accepting Term Lenders” has the meaning assigned to such term in Section 2.22(c).

“Accrual Date” means October 1, 2005.

“Act” has the meaning assigned to such term in Section 9.19.

“Additional Collateral” has the meaning assigned to such term in Section 5.11.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.10(d).

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.01.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)           solely for purposes of determining compliance with Section 6.08, to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)           to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Revolving Exposure” means the aggregate amount of the Revolving Lenders’ Revolving Exposures.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means for any day, a rate per annum equal to the highest of (a) the Administrative Agent’s Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.12 shall remain in effect, the LIBO Rate for an Interest Period of one month in effect on such day (the “30-Day LIBO Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the 30-Day LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Rate or the 30-Day LIBO Rate, respectively

“Amendment Agreement” means that certain Amendment Agreement dated as of the date hereof, to which this Agreement is attached.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 3.21.

“Applicable Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Rate” means, for any day, (a) with respect to Initial Term-1 Loans, (i) in the case of ABR Loans, 1.50% per annum, and (ii) in the case of Eurodollar Loans, 2.50% per annum, (b) with respect to Initial Term-2 Loans, (i) in the case of ABR Loans, 2.75% per annum and (ii) in the case of Eurodollar Loans, 3.75%, (c) with respect to Revolving-1 Loans, (i) before the Trigger Date, (x) in the case of ABR Loans, 1.50% per annum, and (y) in the case of Eurodollar Loans, 2.50% per annum, and (ii) on or after the Trigger Date, the applicable rate per annum set forth in the table below (x) under the caption “ABR Loans Spread for Revolving-1 Loans,” in the case of ABR Loans, and (y) under the caption “Eurodollar Loans Spread for Revolving-1 Loans,” in the case of Eurodollar Loans, in each case based upon the Total Net Leverage Ratio as of the most recent determination date and (d) with respect to Revolving-2 Loans, (i) before the Trigger Date, (x) in the case of ABR Loans, 2.25% per annum, and (y) in the case of Eurodollar Loans, 3.25% per annum, and (ii) on or after the Trigger Date, the applicable rate per annum set forth in the table below (x) under the caption “ABR Loans Spread for Revolving-2 Loans,” in the case of ABR Loans, and (y) under the caption “Eurodollar Loans Spread for Revolving-2 Loans,” in the case of Eurodollar Loans, in each case based upon the Total Net Leverage Ratio as of the most recent determination date:

Total Net Leverage Ratio	ABR Loans Spread for Revolving-1 Loans	Eurodollar Loans Spread for Revolving-1 Loans	ABR Loans Spread for Revolving-2 Loans	Eurodollar Loans Spread for Revolving-2 Loans
>4.75 to 1.00	1.75%	2.75%	2.50%	3.50%
<4.75 to 1.00 >4.00 to 1.00	1.50%	2.50%	2.25%	3.25%
<4.00 to 1.00 >3.50 to 1.00	1.25%	2.25%	2.00%	3.00%
<3.50 to 1.00	1.00%	2.00%	1.75%	2.75%

For purposes of such calculation of the Applicable Rate with respect to Revolving Loans on and after the Trigger Date, (a) the Total Net Leverage Ratio shall be determined as of the end of each Fiscal Quarter of Holdings’ Fiscal Year based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective ten (10) Business Days after the date on which the

Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Total Net Leverage Ratio.  If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b).  Within one (1) Business Day of receipt of the applicable information as and when required under Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01(a) or (b) is shown to be inaccurate (regardless of whether (a) this Agreement is in effect, or (b) the Revolving Commitments are in effect, or (c) any Loans or Obligations hereunder are outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (y) the Applicable Rate for such Applicable Period shall be determined as if the Total Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 7.01.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wells Fargo Securities, LLC and its successors and assigns.

“Asset Sale” means any Disposition, except (a) sales, dispositions and leases permitted by Section 6.05 (other than clause (viii) thereof) and (b) any such transaction or series of transactions which, if not otherwise excluded pursuant to clause (a), would not generate Net Proceeds in excess of $1.0 million (or, when taken together with all other such transactions, in excess of $5.0 million in any twelve-month period).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.10), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to the Borrower, those of its officers and other authorized senior management level employees whose signature and incumbency has been certified to the Administrative Agent and the Lenders by the Secretary of the Borrower in a certificate dated the Restatement Date or any successor thereto.

“Available Cash” means, on any date of determination, for the period commencing on the Accrual Date and ending on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), an amount equal to the sum (as calculated for Holdings and its Subsidiaries on a consolidated basis) of:

(a)           Consolidated EBITDA for such period (without giving pro forma effect to Permitted Acquisitions and Dispositions pursuant to the last sentence thereof) minus

(b)           to the extent not deducted in the determination of Consolidated EBITDA, the sum of the following:

(i)           non-cash dividend income for such period;

(ii)          Consolidated Interest Expense for such period net of amortization of debt issuance costs incurred (A) in connection with or prior to the consummation of the Merger or (B) in connection with the Senior Note Redemption;

(iii)         Capital Expenditures from Internally Generated Funds for such period;

(iv)         cash income taxes for such period;

(v)          scheduled principal payments of Indebtedness, if any, during such period;

(vi)         voluntary prepayments of Indebtedness (other than in connection with the Merger, the Senior Note Redemption or any Permitted Refinancing) and net increases in outstanding Revolving Loans during such period;

(vii)        the cash cost of any extraordinary or unusual losses or charges during such period;

(viii)       all cash payments made during such period on account of losses or charges expensed during or prior to such period (to the extent not deducted in the determination of Consolidated EBITDA for such prior period); and

(ix)          all Transaction Fees added back in clause (a)(v) of the definition of Consolidated EBITDA for such period; plus

(c)           to the extent not included in the determination of Consolidated EBITDA, (i) cash interest income for such period, (ii) the cash amount realized in respect of extraordinary or unusual gains during such period and (iii) net decreases in Revolving Loans during such period.

“Available Proceeds” means, at any time, the amount of cash equity contributed to the Borrower following the Effective Date to the extent that such contribution was not previously applied to make an Investment pursuant to Section 6.04, a Restricted Payment pursuant to Section 6.07 or a repurchase or redemption of Indebtedness pursuant to Section 6.10.

“Available Revolving Commitment” means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender’s Revolving Commitment at such time minus such Revolving Lender’s Revolving Exposure at such time.

“Bank Equity Interests” shall mean investments in non-voting participation certificates of CoBank, ACB acquired by the Borrower in connection with Loans hereunder or loans under the Existing Credit Agreement or the Original Credit Agreement, in each case from CoBank, ACB.

“Base Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

 “Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means a Loan or group of Loans to the Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and, with respect to any Eurodollar Loan, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.02(a).

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, any and all expenditures made by Holdings or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise including, without limitation, as a result of incurring any Capital Lease Obligations.

“Capital Lease Obligations” means all monetary or financial obligations of Holdings or any of its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

 “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Change in Control” means the occurrence of any of the following:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that any such person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Equity Interests of Holdings and the Permitted Holders shall be the beneficial owners (as defined above) of a lesser percentage of the total voting power of the Equity Interests of Holdings; or

(b)           Holdings shall cease to own beneficially and of record all of the Equity Interests of the Borrower (other than as a result of a transaction permitted by Section 6.03(a)).

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term-1 Loans, Initial Term-2 Loans, Incremental Term Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Incremental Term Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, an Initial Term-1 Lender, an Initial Term-2 Lender or an Incremental Term Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Collateral Agreement, or, as the context requires, in any other applicable Security Document.

“Collateral Account” means the collateral account or sub-account established and maintained by the Administrative Agent in its name as Administrative Agent for the benefit of the Secured Parties, in accordance with the terms of this Agreement and the other applicable Loan Documents.

“Collateral Agreement” means the Collateral Agreement dated as of December 31, 2007 by and among Holdings, the Borrower and certain of the Subsidiaries of Holdings in favor of the Administrative Agent, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment or Incremental Term Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning assigned to such term in Section 2.10(a).

“Commitment Fee Average Daily Amount” has the meaning assigned to such term in Section 2.10(a).

“Commitment Fee Percentage” means, for any day (a) prior to the Trigger Date, 0.50% per annum, and (b) on and after the Trigger Date, (i) if the Total Net Leverage Ratio is greater than or equal to 3.50 to 1.00, 0.50% and (ii) if the Total Net Leverage Ratio is less than 3.50 to 1.00, 0.375%.

“Commitment Fee Termination Date” has the meaning assigned to such term in Section 2.10(a).

“Commitment Percentage” means the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(b) and shall be substantially in the form of Exhibit C.

“Conduit Financing Arrangement” has the meaning assigned to such term in Section 2.16(f).

“Consolidated EBITDA” means, for any period beginning with the fiscal quarter ending September 30, 2010, Consolidated Net Income for such period (a) plus all amounts deducted in arriving at Consolidated Net Income for such period in respect of, without duplication, (i) Consolidated Interest Expense, amortization or write-off of debt discount and non-cash expense incurred in connection with equity compensation plans, (ii) foreign, federal, state and local income Taxes, (iii) charges for depreciation of fixed assets and amortization of intangible assets, (iv) all non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (v) Transaction Fees as specified in reasonable detail; (b) minus (in the case of gains) or plus (in the case of losses) gain or loss on any Disposition during such period; (c) plus extraordinary loss (as defined by GAAP) during such period; and (d) minus the sum of (x) interest income, (y) extraordinary income or gains as defined by GAAP and (z) all non-cash items increasing Consolidated Net Income, in each case, for such period.  For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include without duplication, as of the first day of any applicable period, any Permitted Acquisitions and any Dispositions consummated during such period, including, without limitation, adjustments (a) reflecting any non-recurring costs, cost savings and any extraordinary expenses with respect to any Permitted Acquisitions and any Dispositions consummated during such period calculated in accordance with Regulation S-X of the Securities Exchange Act of 1934, as amended, and (b) other non-recurring costs, cost savings and any extraordinary expenses with respect to any Permitted Acquisitions and any Dispositions consummated during such period that have been realized or are reasonably expected to be realized within 12 months after such Permitted Acquisition or Disposition and in each case are identified to the Administrative Agent in writing in reasonable detail, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing of any facility, as applicable; provided, that (i) in any case such adjustments are set forth in a certificate signed by a Financial Officer of the Borrower and delivered to the Administrative Agent at or prior to the consummation of such Permitted Acquisition or Disposition that states (A) the amount of such adjustment or adjustments and (B) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Financial Officer executing such certificate at the time of such execution, (ii) if the Borrower shall have obtained any consultant's or advisor's report or analysis with respect to such adjustments, such report shall have been provided to the Administrative Agent promptly after the issuance thereof and (iii) in no event shall the aggregate amount of such adjustments pursuant to this clause (b) exceed, for the applicable period, 5% of Consolidated EBITDA of the Borrower and its Subsidiaries and the Person being acquired, all for such period.

“Consolidated Indebtedness” means, at a particular date, the aggregate stated balance sheet amount of all Indebtedness (other than any Net Hedging Obligations) of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

“Consolidated Interest Expense” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging

Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest, but excluding non-cash interest expense booked with respect to (i) tax reserves, (ii) Hedging Agreements and (iii) the refinancing of any Indebtedness (including any Permitted Refinancing).  For the purposes of this Agreement, in the event that the Underwriting Fee referred to in the Fee Letter, the fees (or any portion thereof) referred to in the Engagement Letter or any similar fee paid in connection with a Permitted Refinancing is required to be expensed in the Fiscal Quarter in which such fee is paid, rather than being capitalized and amortized over the term of the respective Indebtedness associated therewith, the entire amount of such fee shall not be included in Consolidated Interest Expense for the Fiscal Quarter in which such fee is paid, but instead shall be included in the calculation of Consolidated Interest Expense for such Fiscal Quarter and succeeding Fiscal Quarters as if such fee was capitalized and amortized over the term of such Indebtedness.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (a) the income or loss of any Person (other than consolidated Subsidiaries of Holdings) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the cumulative effect of a change in accounting principles during such period, (c) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, (d) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (e) the income of any consolidated Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Contested Collateral Lien Conditions” means (a) with respect to any proceeding instituted contesting any amount payable by any Loan Party or any of its Subsidiaries, such proceeding operates to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and (b) in the event the amount of any such Lien shall exceed $2.0 million, the Loan Party or its applicable Subsidiary shall either obtain a bond or maintain cash reserves, in either case, in an amount sufficient to pay and discharge such Lien and the Administrative Agent’s reasonable estimate of all interest and penalties related thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of Holdings permitted under Section 6.01(a)(xviii) that is issued on terms and conditions reasonably satisfactory to the Administrative Agent and is convertible into or exchangeable or exercisable for Class A Common Stock of Holdings.

“Credit Event” has the meaning assigned to such term in Section 4.03.

“Cumulative Available Cash” means (a) $23,697,000 plus (b) the sum of the following (as calculated for Holdings and its Subsidiaries, without duplication, on a consolidated basis) for the period commencing on the Accrual Date and ending on the last day of the Fiscal Quarter of Holdings then most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b): (i) Available Cash for such period, minus (ii) the aggregate amount of Subject Payments paid after July 27, 2005 minus (iii) mandatory prepayments of Term Loans pursuant to clauses (iv) and (v) of Section 2.05(c).

“Debt Incurrence” has the meaning assigned to such term in Section 2.05(c)(i).

“Default” means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in Letters of Credit or participations in Swingline Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, or (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Destruction” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Property of Holdings or any of its Subsidiaries.

“Disposition” means any direct or indirect sale, transfer, lease, conveyance or other disposition by Holdings or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary of the Borrower.

“Dividend Suspension Period” means any period (a) commencing on and including the date of delivery of a Compliance Certificate pursuant to Section 5.01(b) or (c) showing that, for the then most recently ended period of four consecutive Fiscal Quarters of Holdings, the Total Net Leverage Ratio is greater than 5.10 to 1 (or on the date upon which the Borrower shall fail to deliver such Compliance Certificate), and (b) ending on and excluding the date of delivery of a Compliance Certificate pursuant to Section 5.01(b) or (c) showing that, for the then most recently ended period of four consecutive Fiscal Quarters of the Borrower, the Total Net Leverage Ratio is equal to or less than 5.10 to 1.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.

“Effective Date” means December 31, 2007.

“Embargoed Person” has the meaning assigned to such term in Section 6.14.

“Engagement Letter” means the Amendment and Restatement Engagement Letter dated May 12, 2011 among the Administrative Agent, the Arranger, Holdings and the Borrower.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of the Holdings and its Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Rights” means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code,

and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Termination” has the meaning assigned to such term in Section 7.01.

“Excess Subject Payment Amount” means, for any Fiscal Quarter, the amount by which the amount of Subject Payments in such Fiscal Quarter exceeded the sum of (a) $10,410,000 for any Fiscal Quarter ending after June 30, 2006 plus (b) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings which were reserved on July 27, 2005 with respect to issuances after July 27, 2005 of Class A Common Stock of Holdings under Holdings’ restricted share plan plus (c) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings issued pursuant to the Merger Agreement plus (d) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings that were issued pursuant to a conversion, exchange or exercise of any Convertible Indebtedness.

“Excluded Debt Issuance” means any Indebtedness permitted to be incurred pursuant to Section 6.01(a).

“Executive Order” has the meaning assigned to such term in Section 3.21.

“Existing Credit Agreement” has the meaning assigned to such term in the preamble.

“Existing Initial Term Loans” means the Term Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Date.

“Existing Lenders” means the lenders party to the Existing Credit Agreement immediately prior to the Restatement Date.

“Existing Revolving Commitments” means the Revolving Commitments outstanding under the Existing Credit Agreement immediately prior to the Restatement Date.

“Existing Revolving Loans” means the Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Date, if any.

“Extended Revolving Commitment” means, as of any date of determination and with respect to each Accepting Revolving Lender, the commitment of such Accepting Revolving Lender to make Revolving Loans in accordance with the Revolving Extension Agreement and to acquire participations in Letters of Credit and Swingline Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement.

“Extended Revolving Loans” means the loans made pursuant to an Extended Revolving Commitment.

“Extended Revolving Maturity Date” means, with respect to an Extended Revolving Subfacility, the date specified as such in the applicable Revolving Extension Agreement.

“Extended Revolving Subfacility” means any tranche of Extended Revolving Loans.

 “Extended Term Loans” means the loans extended pursuant to a Term Loan Modification Agreement.

“Extended Term Maturity Date” means, with respect to an Extended Term Subfacility, the date specified as such in the applicable Term Loan Modification Agreement.

“Extended Term Subfacility” means any tranche of Extended Term Loans.

“Extending Revolving Lender” has the meaning assigned to such term in the Amendment Agreement.

“Extending Term Lender” has the meaning assigned to such term in the Amendment Agreement.

 “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the Amended and Restated Fee Letter dated December 10, 2007 among the Administrative Agent, the Arranger, Holdings, the Borrower and Consolidated Communications Acquisition Texas, Inc.

“Fees” means the Commitment Fee, the LC Fees and the Administrative Agent Fees.

“Financial Covenants” means those covenants and agreements of the Loan Parties set forth in Sections 6.11 through 6.12, inclusive.

“Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller (or person having an analogous title) of such corporation, partnership or other entity.

 “Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on December 31 occurring during such calendar year.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any of its Subsidiaries primarily for the benefit of employees of any Loan Party or any of its Subsidiaries employed outside the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Bank shall have been provided in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including, without limitation, the Federal Communications Commission, the PPUC, the TPUC and the ICC).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

“Guaranty Agreement” means the Guaranty Agreement dated as of December 31, 2007 by and among Holdings and certain Subsidiaries of Holdings in favor of the Administrative Agent, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

“Hazardous Materials” means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Secured Hedging Provider.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“ICC” means the Illinois Commerce Commission and any successor organization performing similar regulatory functions.

“ICTC” means Illinois Consolidated Telephone Company, an Illinois corporation.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any consolidated financial statements of Holdings, any qualification or exception to such opinion or certification:

(a)           which is of a “going concern” or similar nature;

(b)           which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)           which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default under any Financial Covenant.

“Increased Cost Lender” has the meaning assigned thereto in Section 2.20.

“Incremental Facility Amendment” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Term Commitments” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan, in its capacity as such.

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or other financial obligations of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds and performance bonds, whether or not matured and (k) all Net Hedging Obligations.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.11.

“Initial Term Lender” means a Lender with an outstanding Initial Term Loan, in its capacity as such (including any Initial Term-1 Lender and any Initial Term-2 Lender).

“Initial Term Loans” means the collective reference to the Initial Term-1 Loans and the Initial Term-2 Loans.

“Initial Term-1 Lender” means each Lender that holds Initial Term-1 Loans.

 “Initial Term-1 Loan” means the portion of the Existing Initial Term Loans that is not converted into “Initial Term-2 Loans” pursuant to the Amendment Agreement.  The aggregate principal amount of the Initial Term-1 Loan as of the Restatement Date is $470,947,906.71.

“Initial Term-1 Loan Maturity Date” means December 31, 2014.

“Initial Term-1 Loan Subfacility” means the Initial Term-1 Loans outstanding hereunder.

“Initial Term-2 Commitment” means with respect to any Initial Term-2 Lender the amount of Existing Initial Term Loans of such Initial Term-2 Lender that are to be converted on the Restatement Date to Initial Term-2 Loans as specified in the Amendment Agreement.

“Initial Term-2 Lender” means each Lender that holds Initial Term-2 Loans.

“Initial Term-2 Loan” means the portion of the Existing Initial Term Loans that is converted into “Initial Term-2 Loans” pursuant to the Amendment Agreement.  The aggregate principal amount of the Initial Term-2 Loan as of the Restatement Date is $409,052,093.29.

“Initial Term-2 Loan Maturity Date” means December 31, 2017.

“Initial Term-2 Loan Subfacility” means the Initial Term-2 Loans outstanding hereunder.

“Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

“Interest Period” means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (except as provided in Section 2.02(a)) ending on (i) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if agreed to by all relevant Lenders, 9 or 12 months) thereafter or (ii) the last day of a calendar quarter, so long as such last day is not more than 6 months (or if agreed to by all relevant Lenders, 9 or 12 months) thereafter, as the Borrower may elect, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) in the case of the Initial Term-1 Loans, the Initial Term-1 Loan Maturity Date, (iii) in the case of the Initial Term-2 Loans, the Initial Term-2 Loan Maturity Date, (iv) in

the case of the Revolving Loans, the next then applicable maturity date with respect to Revolving Loans and Revolving Commitments and (vi) the date such Borrowing is paid or prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving-1 Maturity Date, (iii) the Revolving-2 Maturity Date and (iv) the date such Loan is prepaid in accordance with Section 2.05; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Internally Generated Funds” shall mean funds not constituting the proceeds of any Debt Incurrence, Excluded Debt Issuance, sale of Equity Interests, Disposition or insurance recovery.

“Investment” has the meaning assigned to such term in Section 6.04.

“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity, and any other Revolving Lender approved by the Administrative Agent and the Borrower.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

“LC Fees” has the meaning assigned to such term in Section 2.10(b).

“Lenders” has the meaning assigned to such term in the preamble hereto.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page, or any successor to or substitute for such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period (rounded upwards, if necessary, to the nearest 1/100th of 1%).  In the event that such rate is not available at such time for any reason, then the

“LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which Dollars in minimum amounts of at least $5.0 million would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. London time, two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, (d) in the case of any investment property or deposit account, any contract or other agreement, express or implied, under which any Person has the right to control such investment property or deposit account and (e) any other agreement intended to create any of the foregoing.

“Loan Documents” means this Agreement, the Amendment Agreement, each Revolving Extension Agreement, each Term Loan Modification Agreement, the Guaranty Agreement, the Security Documents, if requested by a Lender pursuant to Section 2.07(e), each Note and, solely for purposes of Section 7.01(a), the Fee Letter and the Engagement Letter.

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the Revolving Loans, the Swingline Loans, the Initial Term Loans and the Incremental Term Loans, as the context requires.

“Material Adverse Effect” means a materially adverse effect on (a) the business, financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the value of the Collateral or the validity, enforceability, perfection or priority of the Liens granted to the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of Holdings or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $5.0 million.

“Merger” means the merger of North Pittsburgh Systems, Inc. with Fort Pitt Acquisition Sub Inc. pursuant to the Merger Agreement.

 “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 1, 2007, by and among Holdings, Fort Pitt Acquisition Sub Inc. and North Pittsburgh Systems, Inc., as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the

Obligations, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.  Each Mortgage shall be substantially in the form of Exhibit G or otherwise satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party which has a fair market value in excess of $500,000, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.  Each Mortgaged Property as of the Restatement Date is identified on Schedule 1.01(a).

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

“Net Hedging Obligations” means, with respect to any Hedging Agreement, as of any date, the Termination Value of such Hedging Agreement on such date.

“Net Proceeds” means, with respect to any Debt Incurrence, Asset Sale, Destruction or Taking, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $1.0 million, and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $1.0 million, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties and their Subsidiaries to third parties in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties and their Subsidiaries, and (iii) in the case of an Asset Sale, the amount of all payments required to be made by the Loan Parties and their Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Permitted Lien ranking prior to the Liens securing the Obligations on such asset and the amount of any reserves established by the Loan Parties and their Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are directly attributable to such event (as reasonably determined by the Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Proceeds” upon such reduction.

“90% Owned Subsidiary” means any Domestic Subsidiary at least 90% of the Equity Interests of which are owned by the Borrower and/or one or more wholly owned Subsidiaries of the Borrower.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20.

“Non-U.S. Jurisdiction” means each jurisdiction of organization of a Subsidiary of Holdings other than the United States (or any State thereof) or the District of Columbia.

“Non-U.S. Subsidiary” means any Subsidiary of the Borrower that is or becomes organized under the laws of a Non-U.S. Jurisdiction.

“Note” means a note substantially in the form of Exhibit D-1, D-2, D-3 or D-4.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.02(e).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 2.03(a).

“Notice of Prepayment” has the meaning assigned thereto in Section 2.05(a).

“Obligations” means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the Borrower and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, and (b) all Hedging Obligations.

“OFAC” has the meaning assigned to such term in Section 6.14.

“Organic Document” means (a) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (b) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other Equity Interests in the Person, (c) relative to each Person that is a limited liability company, its limited liability company agreement and any other similar arrangements applicable to such limited liability company or other Equity Interests in such Person, and (d) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

“Original Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of February 23, 2005 by and among Holdings, the Borrower, Consolidated Communications Acquisition Texas, Inc., Citicorp North America, Inc., as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified.

“Other List” has the meaning assigned to such term in Section 6.14.

“Participant” has the meaning assigned to such term in Section 9.10(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means any acquisition by the Borrower or a Subsidiary Loan Party of a Person, business or division relating to a business (or in the case of the acquisition of a Person, substantially all of such Person’s activities constitute a business permitted to be conducted by the Borrower and its Subsidiaries in accordance with Section 6.03) permitted to be conducted by the Borrower and its Subsidiaries in accordance with Section 6.03, provided that the following conditions are met: (a) immediately prior to, and after giving effect to, such acquisition (and any indebtedness incurred in connection therewith) on a pro forma basis as if such acquisition had been consummated on the first day of the immediately preceding Test Period, no Default shall have occurred and be continuing and the Borrower shall have demonstrated compliance with the Financial Covenants, (b) at all times when the Total Net Leverage Ratio equals or exceeds 4.0 to 1.0, the total cash consideration (including any assumed Indebtedness) in respect of all Permitted Acquisitions shall not exceed $250.0 million in the aggregate (the “Acquisition Limit”) following the Effective Date (it being understood that, (1) to the extent that Available Proceeds are available, the Borrower may also elect to expend such Available Proceeds pursuant to Section 6.04(xi) and (2) to the extent that Cumulative Available Cash is available, the Borrower may also elect to expend such Cumulative Available Cash pursuant to Section 6.04(xiv)); provided, however, that the Acquisition Limit shall not apply to any acquisition or series of acquisitions (A) which causes the Total Net Leverage Ratio calculated on a pro forma basis (and after giving effect to any indebtedness incurred in connection with such acquisition) to be lower than the Total Net Leverage Ratio calculated immediately prior to giving effect to such acquisition (and such indebtedness) or (B) which is consummated at any time when the Total Net Leverage Ratio is less than 4.0 to 1.0; (c) any Person acquired in such acquisition becomes a Subsidiary Loan Party and grants a security interest in its assets to the extent required by Section 5.11 or if such acquisition consists of Property other than Equity Interests of a Person that becomes a Subsidiary, the Borrower or the Subsidiary Loan Parties acquiring such Property comply with Section 5.11; (d) such acquisition was not commenced or at any time conducted as a “hostile” transaction; and (e) the Borrower or such Subsidiary Loan Party shall give fifteen (15) days prior written notice to the Administrative Agent of such acquisition.

“Permitted Amendments” means (a) with respect to a Class or Subfacility of Revolving Loans or Revolving Commitments (i) an extension of the final maturity date of the Revolving Loans and/or Revolving Commitments of the Accepting Revolving Lenders to coincide with the Revolving -2 Maturity Date, (ii) an increase in the Applicable Rate with respect to the applicable Revolving Loans and/or Revolving Commitments of the Accepting Revolving Lenders and the payment of increased commitment fees, LC Fees and/or other additional fees to the Accepting Revolving Lenders and all the existing Revolving-2 Lenders such that an equal Applicable Rate and/or fees is payable on all of them at such increased Applicable Rate and/or increased fees, (iii) the requirement that all Letters of Credit or Swingline Loans be drawn only under an Extended Revolving Subfacility, and (iv) other technical requirements and modifications  regarding borrowings, prepayments, conversion or cancellation of existing Revolving Loans or Swingline Loans or Letters of Credit and other similar matters and (b) with respect to a Class or Subfacility of Term Loans, (i) an extension of the final maturity date of the applicable Term Loans to coincide with the Initial Term-2 Loan Maturity Date and (ii) an increase in the Applicable Rate with respect to the Term Loans of the Accepting Term Lenders and all the existing Initial Term-2 Loans such that an equal Applicable Rate is payable on all of them at such increased Applicable Rate.

“Permitted Asset Swap” means a transfer of assets consisting primarily of local exchange carrier access lines and related assets by a Loan Party in which the consideration received therefrom consists of assets consisting primarily of local exchange carrier access lines and related assets (other than cash) that will be used in its business; provided that (a) the fair market value (as determined in good faith by the board of directors of such Loan Party) of the assets so transferred shall not exceed the fair market value (determined as provided in the preceding parenthetical) of the assets so received and (b) the fair market value (as determined in good faith by the board of directors of such Loan Party) of the assets transferred pursuant to all such transactions following the Effective Date shall not exceed (determined solely as of the date of any transfer) 15% of consolidated tangible assets (as shown on the consolidated balance sheet of Holdings most recently delivered to the Lenders and the Administrative Agent pursuant to Section 5.01).

“Permitted Holders” means (a) any of Richard A. Lumpkin, his spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of his siblings; (b) in the event of the incompetence or death of any of the Persons described in clause (a), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Holdings; (c) any trust created for the benefit of the Persons described in clause (a) or (b) or any trust for the benefit of any such trust; or (d) any investment entity a majority of the voting Equity Interests of which are owned by any of the Persons described in clause (a), (b) or (c).

“Permitted Investments” means:

(a)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(c)           commercial paper maturing no more than nine months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(d)           time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(e)           repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

(f)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above;

(g)           demand deposits with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois;

(h)           repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above (which repurchase obligations are secured by the underlying security) entered into with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois; and

(i)           investments in so-called “auction rate securities” rated AAA by S&P or Aaa by Moody’s and which have an interest rate reset date not more than 90 days from the date of acquisition thereof.

“Permitted Lien” has the meaning assigned to such term in Section 6.02.

“Permitted Refinancing” shall mean, with respect to any Indebtedness, any refinancing thereof; provided, however, that (a) no Default shall have occurred and be continuing or would arise therefrom, (b) any such refinancing Indebtedness shall (i) either (x) not have covenants, defaults, rights or remedies more burdensome in the aggregate to the obligor than the Indebtedness being refinanced or (y) not have covenants, defaults, rights or remedies more burdensome than the corresponding provisions of this Agreement, (ii) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced, (iii) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), (iv) not require the payment of cash interest earlier than was required by the terms of the Indebtedness being refinanced, and (v) be in an initial principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus any reasonable premium and other payments required to be paid in connection with such refinancing (as determined by the Borrower), plus in either case, the amount of reasonable expenses of the Loan Parties or any of their Subsidiaries incurred in connection with such refinancing, and (c) the sole obligors and/or guarantors on such refinancing Indebtedness shall be the obligors and/or guarantors on such Indebtedness being refinanced.

“Person” means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

“Plan” means any Pension Plan or Welfare Plan.

“PPUC” means the Pennsylvania Public Utilities Commission and any successor organization performing similar regulatory functions.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Effective Date.

“Prepayment Date” has the meaning assigned to such term in Section 2.05(e).

“Prior Liens” shall mean, with respect to each Mortgaged Property, the exceptions to title described in the Title Policy insuring the Lien of the Mortgage thereon.

“Projected Financial Statements” has the meaning assigned to such term in Section 3.15(b).

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

“Real Property” means all right, title and interest of Holdings or any of its respective Domestic Subsidiaries in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Domestic Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Register” has the meaning assigned to such term in Section 9.10(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Requisite Lenders” means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Commitments or, after the Revolving-2 Maturity Date, the Revolving Exposure, and (b) the aggregate outstanding amount of all Term Loans; provided that if any single Lender, together with its Affiliates (collectively for the purpose of this definition, an “Affiliated Lender Group”), holds more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Commitments or, after the Revolving-2 Maturity Date, the Revolving Exposure, and (b) the aggregate outstanding amount of all Term Loans, then Requisite Lenders shall be comprised of no less than (i) the Affiliated Lender Group plus (ii) the lesser of (A) five (5) other Lenders and (B) all other Lenders (it being agreed that if there are no other Lenders, then the Affiliated Lender Group shall comprise Requisite Lenders) and providedfurther that the Revolving Commitment of, and the portion of the extensions of credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Requisite Revolving Lenders” means, collectively, Revolving Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Commitments or, after the Revolving-2 Maturity Date, the Revolving Exposure; provided that if any single Revolving Lender, together with its Affiliates (collectively for the purpose of this definition, an “Affiliated Lender Group”), holds more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Commitments or, after the Revolving-2 Maturity Date, the Revolving Exposure, then Requisite Revolving Lenders shall be comprised of no less than (i) the Affiliated Lender Group plus (ii) the lesser of (A) two (2) other Revolving Lenders and (B) all other Revolving Lenders (it being agreed that if there are no other Revolving Lenders, then the Affiliated Lender Group shall comprise Requisite Revolving Lenders) and providedfurther that the Revolving Commitment of, and the portion of the extensions of credit under the revolving credit facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Revolving Lenders.

“Restatement Date” means June 8, 2011, the date upon which all of the conditions precedent in the Amendment Agreement have been satisfied or waived, as determined by the Administrative Agent.

“Restricted Payment” means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in Holdings or

any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in Holdings or any of its Subsidiaries.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Borrowing Request” means a Borrowing Request in connection with a Revolving Borrowing.

“Revolving Commitment” means, with respect to each Revolving Lender, as of any date of determination, the sum of the aggregate principal amount of (a) such Revolving Lender’s Revolving-1 Commitment plus (b) such Revolving Lender’s Revolving-2 Commitment.

“Revolving Commitment Period” means the period from and including the Restatement Date to but not including the Revolving-1 Maturity Date or the Revolving-2 Maturity Date, as applicable, or any earlier date on which the Revolving Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

“Revolving Exposure” means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus (b) such Revolving Lender’s LC Exposure at such time, plus (c) such Revolving Lender’s Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.

“Revolving Extension Agreement” means an agreement entered into by and among, and in form and substance satisfactory to, the Administrative Agent, the Borrower and the Accepting Revolving Lenders party thereto.

“Revolving Extension Offer” has the meaning assigned to such term in Section 2.22(a).

“Revolving Lender” means a Lender with a commitment to make Revolving Loans (including any Revolving-1 Lender and any Revolving-2 Lender) or with any Revolving Exposure, in its capacity as such.

“Revolving Loans” means collectively, the Revolving-1 Loans and the Revolving-2 Loans.

“Revolving-1 Commitment” means, as to each Lender, as of any date of determination, the commitment of such Lender to make Revolving-1 Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement.  The aggregate amount of the Revolving-1 Commitments as of the Restatement Date is $11,253,087.00.

“Revolving-1 Lender” means each Lender with a Revolving-1 Commitment.

“Revolving-1 Loans” means the revolving loans made by each Revolving-1 Lender pursuant to Section 2.01(a).

“Revolving-1 Maturity Date” means December 31, 2013.

“Revolving-2 Commitment” means, as to each Lender, as of any date of determination, the commitment of such Lender to make Revolving-2 Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement.  The aggregate amount of the Revolving-2 Commitments as of the Restatement Date is $38,746,913.00.

“Revolving-2 Lender” means each Lender with a Revolving-2 Commitment.

“Revolving-2 Loans” means the revolving loans made by each Revolving-2 Lender pursuant to Section 2.01(a).

“Revolving-2 Maturity Date” means June 8, 2016; provided that if the Initial Term-1 Loans have not, prior to September 30, 2014, been (a) prepaid or otherwise refinanced in full with Indebtedness incurred under Section 2.21 or permitted by Section 6.01(a)(ii) or Section 9.02 or (b) modified in accordance with Section 2.22(c), in each case with the effect of extending the maturity date of such tranche to a date that is after September 7, 2016, the Revolving-2 Maturity Date shall be September 30, 2014.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

“SDN List” has the meaning assigned to such term in Section 6.14.

“SEC” means the Securities and Exchange Commission.

“Secured Hedging Provider” means (a) any Person that (i) is a party to a Hedging Agreement in existence on the Effective Date with a Loan Party or any Subsidiary or (ii) entered into a Hedging Agreement with a Loan Party or any Subsidiary while such Person was or before such Person becomes a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) any assignee of any such Person described in clause (a) above, which shall be a Lender, an Affiliate of a Lender, or any other Person otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld); provided that any Person that is a Secured Hedging Provider solely by virtue of clause (a)(i) above shall only be secured with respect to, and to the extent of, the obligations owed to it under the existing Hedging Agreement to which it is a party.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Collateral” means all Collateral constituting “Certificated Securities” as defined in the Collateral Agreement.

“Security Documents” means the Collateral Agreement and the Mortgages executed by the Loan Parties and each other security agreement, collateral agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations.

“Senior Note Redemption” means the redemption in full by Holdings of the 9-3/4% Senior Notes Due 2012 that occurred on April 1, 2008.

 “Solvent” means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Statutory Reserve Rate” means a fraction (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans.  Such reserve percentages shall include those imposed pursuant to such Regulation D.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subfacility” means the Initial Term-1 Subfacility, the Initial Term-2 Subfacility, the Revolving-1 Subfacility, the Revolving-2 Subfacility, any Extended Revolving Subfacility or any Extended Term Subfacility.

“Subject Payments” means, for any period, the aggregate amount of any (a) Restricted Payment made pursuant to Section 6.07(iii), (b) redemptions or repurchases of Indebtedness pursuant to Section 6.10(b)(iii) or (c) Investments pursuant to Section 6.04(xiv) during such period.

“Subsidiary” means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (b) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (c) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.  Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Subsidiary Loan Party” means each of the Borrower’s Domestic Subsidiaries that guarantee the Obligations pursuant to the Guaranty Agreement.

“Swingline Commitment” means the commitment of the Swingline Lender to make Loans pursuant to Section 2.04.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans.

“Swingline Loan” has the meaning assigned to such term in Section 2.04(a).

“Swingline Sublimit” has the meaning assigned to such term as Section 2.04(a).

“Taking” means any taking of any Property of Holdings or any of its Subsidiaries or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of Holdings or any Subsidiary or any portion thereof, by any Governmental Authority.

“Taxes” has the meaning assigned to such term in Section 2.16(a).

“Term Lenders” means the collective reference to the Initial Term Lenders and, without duplication, the Incremental Term Lenders.

“Term Loan Commitments Increase Effective Date” has the meaning assigned to such term in Section 2.21(b).

“Term Loan Modification Agreement” means an agreement entered into, and in form and substance satisfactory to, the Administrative Agent, the Borrower and the Accepting Term Lenders.

“Term Loan Modification Offer” has the meaning assigned to such term in Section 2.22.

“Term Loans” means the collective reference to the Initial Term Loans and the Incremental Term Loans.

“Terminated Lender” has the meaning assigned thereto in Section 2.20.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Test Period” means the four consecutive complete Fiscal Quarters of Holdings and its Subsidiaries then last ended as of each Fiscal Quarter end referred to in Sections 6.11 and 6.12 or otherwise indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

“30 Day LIBO Rate” has the meaning assigned thereto in the definition of “Alternate Base Rate”.

“Title Company” means Chicago Title or such other title insurance or abstract company as shall be approved by the Administrative Agent.

“Title Policy” means a title policy with respect to each Mortgaged Property that insures the first priority Liens of the Secured Parties and shows no Liens prior to the Liens of the Secured Parties other than for ad valorem taxes not yet due and payable, issued by a title insurance company acceptable to the Administrative Agent.

“Total Net Debt” means, at any date, Consolidated Indebtedness as of such date, net of the lesser of (a) the amount of cash and cash equivalents in excess of $5.0 million reflected on a consolidated balance sheet of Holdings as of such date other than any such amount that would be classified, in accordance with GAAP, as “restricted cash” (and excluding the cash and cash equivalents of any Subsidiary that is not a Loan Party to the extent such Subsidiary would be prohibited on such date from distributing such cash to a Loan Party) and (b) $25.0 million.

“Total Net Leverage Ratio” means, at any date, the ratio of (a) Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.

“Total Revolving Commitment” means, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time.

“TPUC” means the Texas Public Utilities Commission and any successor organization performing similar regulatory functions.

“Trade Date” has the meaning assigned thereto in the Assignment and Assumption.

“Transaction Fees” means, without duplication, all non-recurring transaction fees, charges and other amounts related to this Agreement (including any amendment or other modification thereof) or any Permitted Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiums with respect to directors' and officers' insurance, but excluding all amounts otherwise included in accordance with GAAP in determining Consolidated EBITDA).

“Transferee” has the meaning assigned thereto in Section 2.16(a).

“Trigger Date” means the date on which a Compliance Certificate for the first full Fiscal Quarter ending after the Restatement Date shall have been received by the Administrative Agent pursuant to Section 5.01(b) or (c).

“Type,” when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

“Unrefunded Swingline Loans” has the meaning assigned thereto in Section 2.04(c).

 “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the original aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

 “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

Section 1.02                      Classification of Loans and Borrowings   For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03                      Terms Generally.    (a)The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.

(b)           If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

Section 1.04                      UCC Terms.  Terms defined in the UCC in effect on the Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.05                      Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06                      References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.07                      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.08                      Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

ARTICLE II
THE CREDITS
Section 2.01                      Credit Commitments.  (a) Subject to the terms and conditions hereof and of the Amendment Agreement:

(i)           The parties hereto acknowledge and agree that the Existing Initial Term Loans (A) have been made prior to the Restatement Date and (B) shall either remain outstanding as set forth in this Section 2.01(a)(i) or shall be converted into new Initial Term-2 Loans as set forth in Section 2.01(a)(ii).  The Existing Initial Term Loans that are not converted into new Initial Term-2 Loans as set forth in Section 2.01(a)(ii) shall, on and after the Restatement Date, have all of the rights and benefits of an Initial Term-1 Loan as set forth in this Agreement and the other Loan Documents.

(ii)           Each Extending Term Lender severally agrees, pursuant to the Amendment Agreement, to make (or be deemed to have made) an Initial Term-2 Loan on the Restatement Date to the Borrower in the amount of the Initial Term-2 Commitment of such Initial Term-2 Lender.  Subject to the terms and conditions hereof and of the Amendment Agreement, each Extending Term Lender agrees that the principal amount of Existing Initial Term Loans made by such Lender under the Existing Credit Agreement equal to such Extending Term Lender’s Initial Term-2 Commitment shall remain outstanding on and after the Restatement Date as Initial Term-2 Loans made pursuant to this Agreement, and shall be converted into Initial Term-2 Loans deemed to be made pursuant to this Agreement on the Restatement Date.  The conversion of an Existing Initial Term Loan of an Extending Term Lender shall be deemed to satisfy, dollar for dollar, such Extending Term Lender’s obligation to make Initial Term-2 Loans on the Restatement Date.  Such Existing Initial Term Loans of the Extending Term Lenders shall on and after the Restatement Date have all of the rights and benefits of Initial Term-2 Loans as set forth in this Agreement and the other Loan Documents.  Each Extending Term Lender’s Initial Term-2 Commitment shall terminate immediately and without further action on the Restatement Date after giving effect to the conversion of such Lender’s Existing Initial Term Loans to Initial Term-2 Loans on such date.  Notwithstanding anything herein to the contrary, all Initial Term-2 Loans of Extending Term Lenders deemed to be made hereunder on the Restatement Date pursuant to this Section 2.01(a)(ii) that are Eurodollar Loans will have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Initial Term Loans of such Extending Term Lenders.

(iii)           Each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Commitment Period. From and after the Restatement Date, any new Revolving Loans shall be made as follows:

(A)           in the case of a Revolving-1 Lender, such Revolving Loans shall be Revolving-1 Loans; and

(B)           in the case of a Revolving-2 Lender, such Revolving Loans shall be Revolving-2 Loans.

(iv)           The parties hereto acknowledge and agree that the Existing Revolving Loans (A) have been made prior to the Restatement Date and (B) shall either remain outstanding as set forth in this Section 2.01(a)(iv) or shall be converted into new Revolving-2 Loans as set forth in Section 2.01(a)(v).  The Existing Revolving Loans that are not converted into new Revolving-2 Loans as set forth in Section 2.01(a)(v) shall, on and after the Restatement Date, have all of the rights and benefits of a Revolving-1 Loan as set forth in this Agreement and the other Loan Documents.

(v)           Subject to the terms and conditions hereof and of the Amendment Agreement, each Extending Revolving Lender severally agrees, pursuant to the Amendment Agreement, to make (or be deemed to have made) Revolving-2 Loans on and after the Restatement Date to the Borrower in an amount not to exceed the Revolving-2 Commitment of such Revolving-2 Lender.  Subject to the terms and conditions hereof and of the Amendment Agreement, each Extending Revolving Lender agrees that the principal amount of Existing Revolving Loans made by such Lender under the Existing Credit Agreement, not to exceed such Extending Revolving Lender’s Revolving-2 Commitment, shall remain outstanding on and after the Restatement Date as Revolving-2 Loans made pursuant to this Agreement, and shall be converted into Revolving-2 Loans deemed to be made pursuant to this Agreement on the Restatement Date.  The conversion of a Revolving-2 Loan of an Extending Revolving Lender shall be deemed to satisfy, dollar for dollar, such Extending Revolving Lender’s obligation to make Revolving-2 Loans on the Restatement Date.  Such Existing Revolving Loans of the Extending Revolving Lenders shall on and after the Restatement Date have all of the rights and benefits of Revolving-2 Loans as set forth in this Agreement and the other Loan Documents.  Notwithstanding any thing herein to the contrary, all Revolving-2 Loans of Extending Revolving Lenders deemed to be made hereunder on the Restatement Date pursuant to this Section 2.01(a)(v) that are Eurodollar Loans will have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Revolving Loans of such Extending Revolving Lenders.

(b)           Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Revolving Exposure would exceed the Total Revolving Commitment then in effect or (ii) the Revolving Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment.

(c)           The Revolving Loans and the Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03.

(d)           Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

Section 2.02                      Procedure for Borrowing.  iii) The Borrower may borrow under the Revolving Commitments (subject, in each case, to the limitations in Section 2.01(b)) by giving the Administrative Agent notice substantially in the form of Exhibit A (a “Borrowing Request”), which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, or (b) 11:00 a.m., on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing.  The Borrowing Request for each Borrowing shall specify (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Loans or ABR Loans, (iv) if the Borrowing is to be of Eurodollar Loans, the length of the initial Interest Period therefor, and (v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)           Each Revolving Borrowing shall be in a minimum aggregate principal amount $3.0 million or an integral multiple of $1.0 million in excess thereof (or, if less, the aggregate amount of the then Available Revolving Commitments).

(c)           [Intentionally Omitted]

(d)           [Intentionally Omitted]

(e)           Upon receipt of a Revolving Borrowing Request, the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Borrowing such Revolving Lender’s Commitment Percentage thereof, which shall be based on the respective Available Revolving Commitments of all the Revolving Lenders.  Each Revolving Lender will make such Revolving Lender’s Commitment Percentage of each such Revolving Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office prior to 1:00 p.m. on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower identified in the most recent notice substantially in the form of Exhibit I (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower or LC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the Borrower as provided above; and provided further that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

Section 2.03                      Conversion and Continuation Options for Loans.  (a) The Borrower may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, by giving the Administrative Agent irrevocable prior written notice of such election in the form attached as Exhibit J (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurodollar Loans by giving the Administrative Agent a Notice of Conversion/Continuation not later than 11:00 a.m. three Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion.  Any such Notice of Conversion/Continuation with respect to the conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any Notice of Conversion/Continuation the Administrative Agent shall promptly notify each relevant Lender thereof.  All or any part of the outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default has occurred and is continuing, (ii) no Revolving Loan may be converted into a Eurodollar Loan during the period that is one month prior the Revolving-1 Maturity Date through the Business Day after the Revolving-1 Maturity Date and after the date that is one month prior to the Revolving-2 Maturity Date, (iii) no Initial Term-1 Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Initial Term-1 Loan Maturity Date and (iv) no Initial Term-2 Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Initial Term-2 Loan Maturity Date.

(b)           Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agent pursuant to a Notice of Conversion/Continuation, not later than 11:00 a.m. three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default has occurred and is continuing, and (ii) with respect to Revolving Loans, (A) during the period that is one month prior the Revolving-1 Maturity Date through the Business Day after the Revolving-1 Maturity Date and (B) after the date that is one month prior to the Revolving-2 Maturity Date, (iii) with respect to Initial Term-1 Loans, after the date that is one month prior to the Initial Term-1 Loan Maturity Date and (iv) with respect to Initial Term-2 Loans, after the date that is one month prior to the Initial Term-2 Loan Maturity Date, as applicable; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrower of such conversion).

(c)           There shall be no more than ten (10) Interest Periods outstanding at any time with respect to the Eurodollar Loans made to the Borrower.

(d)           This Section shall not apply to Swingline Loans.

Section 2.04                      Swingline Loans.  (a) Subject to the terms and conditions hereof, the Swingline Lender may (in its sole discretion) make swingline loans (individually, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower from time to time during the Revolving Commitment Period in accordance with the procedures set forth in this Section 2.04, provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $5.0 million (the “Swingline Sublimit”) at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Available Revolving Commitments of all Revolving Lenders immediately prior to such borrowing or result in the Aggregate Revolving Exposure then outstanding exceeding the Total Revolving Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if a Default shall have occurred and be continuing which shall not have been subsequently cured or waived. Amounts borrowed under this Section 2.04 may be repaid and, up to but excluding the Revolving-2 Maturity Date, reborrowed.  All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m. on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 2:00 p.m. on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office in funds immediately available to the Administrative Agent.  Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower identified in the most recent Notice of Account Designation with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent.  Each Borrowing pursuant to this Section 2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

(b)           Notwithstanding the occurrence of any Default or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m. on the seventh Business Day following the Borrowing Date thereof and if by such time on such seventh Business Day the Administrative Agent shall have received neither (i) a Borrowing Request delivered by the Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating the Borrower’s intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from the Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

(c)           If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swingline Loan (“Unrefunded Swingline Loan”) in an amount equal to the amount of the ABR Revolving Loan which would otherwise have been made pursuant to paragraph (b) of this Section 2.04.  Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.

(d)           Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default shall have occurred and be continuing at the time such Swingline Loan was made and such Revolving Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default has occurred and that such Revolving Lender will not acquire participations in Swingline Loans made while such Default is continuing.

(e)           Upon the occurrence of the Revolving-1 Maturity Date, all outstanding Swingline Loans shall automatically be deemed to have been made (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof) under (and ratably participated in by Revolving-2 Lenders pursuant to) the Revolving-2 Commitments up to an aggregate amount not to exceed the aggregate principal amount of the Revolving-2 Commitments at such time.  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Revolving-1 Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Swingline Loans outstanding on the Revolving-1 Maturity Date.

(f)           Notwithstanding anything to the contrary contained in this Section 2.04, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.23(c)) with respect to any such Defaulting Lender.

Section 2.05                      Optional and Mandatory Prepayments of Loans.  (a) The Borrower may at any time and from time to time prepay the Loans (subject to compliance with the terms of Section 2.17), in whole or in part, upon irrevocable prior written notice to the Administrative Agent substantially in the form of Exhibit H (a “Notice of Prepayment”) not later than 12:00 noon two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof (including, in the case of Eurodollar Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each).  A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day.  Upon receipt of any Notice of Prepayment the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Notice of Prepayment is given, the amount specified in such Notice of Prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of Loans (other than Swingline Loans) shall be in a minimum principal amount of $3.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remaining outstanding principal amount thereof).  Partial prepayments of Swingline Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).  Each prepayment of the Initial Term Loans under this Section 2.05(a) shall be applied first, to the Initial Term-1 Loans, second, to the Initial Term-2 Loans, and in each case shall be applied as directed by the Borrower to the remaining scheduled installments of the Initial Term-1 Loans or Initial Term-2 Loans, as the case may be.

(b)           In the event and on such occasion that the Aggregate Revolving Exposure exceeds the Total Revolving Commitment, the Borrower shall be obligated to immediately prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.06(i)) to the extent of such excess.

(c)           (i)           If Holdings or any Subsidiary shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a “Debt Incurrence”), 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below.

(ii)           If Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, an amount equal to 100% of such Net Proceeds shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below; provided that (x) the Net Proceeds from Asset Sales permitted by Section 6.05 shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default exists on the date of such Asset Sale or would arise as a result of such Asset Sale and (2) the Borrower delivers an officers’ certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds shall be reinvested in capital assets of the Borrower or any of its Subsidiaries in each case within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of this Agreement and the other applicable Loan Documents, and (z) if all or any portion of such Net Proceeds not so applied as provided herein is not allocated to reinvestment in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period, such remaining portion shall be applied on the last day of such period (or if any Net Proceeds allocated to such an investment on such 270th day shall cease to be so allocated or any such contractual commitment shall cease to be in effect and contractually committed, such remaining portion shall be applied on the date it ceases to be so allocated and contractually committed) to prepay the Loans pursuant to Section 2.05(d); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

(iii)           If Holdings or any of its Subsidiaries shall receive proceeds from insurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, an amount equal to 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below; provided that, if such Net Proceeds are from a Taking or Destruction of Property of ICTC, such prepayments may be deferred until such time as ICTC would be permitted at such time to make a distribution of such amount; provided, further, that (x) so long as no Default then exists or would arise therefrom, such Net Proceeds shall not be required to be so applied to the extent that the Borrower delivers an officers’ certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the Borrower or its Subsidiaries, in each case within 270 days following the date of the receipt of such Net Proceeds, and (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of this Agreement and the other applicable Loan Documents, and (z) if all or any portion of such Net Proceeds has not been allocated to reinvestment in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period, such remaining portion shall be applied on the last day of such period (or if any Net Proceeds allocated and contractually committed to such an investment on such 270th day shall cease to be so allocated and contractually committed, such remaining portion shall be applied on the date it ceases to be so allocated and contractually committed) to prepay Loans pursuant to Section 2.05(d); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

(iv)           Within 10 days of the delivery of financial statements and the related Compliance Certificate referred to in Sections 5.01(a), (b) and (c) that evidence a positive Excess Subject Payment Amount, the Borrower shall apply an amount equal to 50% of such Excess Subject Payment Amount towards prepayment of Loans pursuant to Section 2.05(d); provided that no such prepayment shall be required if as of the date of delivery of the most recent financial statements pursuant to Section 5.01(a) or (b) the Total Net Leverage Ratio was less than 3.0:1.0.

(v)           Within 60 days after the end of each Fiscal Quarter of Holdings ending during any Dividend Suspension Period, the Borrower shall prepay Loans pursuant to Section 2.05(d) in an aggregate amount equal to 50% of any increase in Available Cash during such Fiscal Quarter.

The Borrower shall give the Administrative Agent at least five (5) Business Days’ notice of any prepayment pursuant to this Section 2.05(c).

(d)           Any prepayment of Loans pursuant to this Section 2.05 shall be applied as follows:

(i)           In the case of any prepayment under clause (i) of subsection (c) above first, to reduce the remaining scheduled principal installments of the Initial Term-1 Loans as directed by the Borrower, second, to reduce the remaining scheduled principal installments of the other Term Loans as directed by the Borrower (pro rata on the basis of the original aggregate funded amount thereof among the Initial Term-2 Loans and, if applicable, any Incremental Term Loans) and third, to the extent of any excess, to reduce the Revolving Commitments pursuant to Section 2.11(c).

(ii)           In the case of any prepayments under subsection (c) above (other than prepayments of the type specified in clause (i) above) first, to reduce the remaining scheduled principal installments of the Term Loans as directed by the Borrower (pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loans and, if applicable, any Incremental Term Loans) and second, to the extent of any excess, to reduce the Revolving Commitments pursuant to Section 2.11(c).

(iii)           Each such prepayment shall be applied first, to any ABR Loans then outstanding within the applicable Class and second, to the extent of any excess, to the Eurodollar Loans then outstanding within the applicable Class.

(e)           If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.05, but for the operation of this Section 2.05(e) (each, a “Prepayment Date”), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans required to be prepaid, and no Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Type required to be prepaid, the Administrative Agent is irrevocably authorized and directed by the Borrower to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.

(f)           Notwithstanding the forgoing, if any Indebtedness is issued pursuant to Section 6.01(a)(ii) and is secured on a pari passu basis with the Obligations, then the Borrower may, to the extent required pursuant to the governing documents for such Indebtedness, prepay Term Loans and reduce Revolving Commitments and purchase such Indebtedness (at a purchase price no greater than par plus accrued and unpaid interest) on a pro rata basis in accordance with the respective principal amounts thereof.

(g)           If, on or prior to the first (1st) anniversary of the Restatement Date, (i) the Borrower enters into any amendment to this Agreement the effect of which is to reduce the interest rate applicable to, all or a portion of the Initial Term-2 Loans or (ii) incurs any Indebtedness (A) the proceeds of which are used to prepay the Initial Term-2 Loans, in whole or in part, and (B) which has a lower interest rate than the interest rate applicable to all or a portion of the Initial Term-2 Loans so prepaid, then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Initial Term-2 Lenders, a premium in an amount equal to 1.00% of the principal amount of the Initial Term-2 Loans so prepaid or refinancing made on or prior to the first (1st) anniversary of the Restatement Date.  For the purpose hereof, any amendment described in clause (i) of the preceding sentence shall be deemed a refinancing of the Initial Term-2 Loans whose interest rate is reduced.

Section 2.06                      Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of Holdings or any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the name of the Person (which must be Holdings or a Subsidiary of Holdings) for whose account such Letter of Credit is to be issued, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $10.0 million and (ii) the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment.  With respect to any Letter of Credit which contains any “evergreen” automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default exists.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving-2 Maturity Date.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on such date; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Revolving Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due in respect thereof and such Revolving Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligations to reimburse such LC Disbursement.

(f)           Obligations Absolute.  The Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Holdings or any of its Subsidiaries to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by such Person that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or acting with gross negligence or willful misconduct. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)           Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that the Borrower’s obligations to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (a) of Section 7.01 or any Event of Default described in clause (i) of Section 7.01.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement and the Borrower hereby grants the Administrative Agent a security interest in respect of each such deposit and the Collateral Account in which such deposits are held.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account.  Moneys deposited in the Collateral Account pursuant to this Section 2.06(i) shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived.

(j)           Impact of Extension of Maturity Date.  Upon the occurrence of the Revolving-1 Maturity Date, the Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof) under (and ratably participated in by Revolving-2 Lenders pursuant to) the Revolving-2 Commitments up to an aggregate amount not to exceed the aggregate principal amount of the Revolving-2 Commitments at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Revolving-1 Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before the Revolving-1 Maturity Date.

(k)           Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.06, the Issuing Bank shall not be obligated to issue any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Bank has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Bank to eliminate the Issuing Bank’s Fronting Exposure (after giving effect to Section 2.23(c)) with respect to any such Defaulting Lender.

Section 2.07                      Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving-1 Loans, on the Revolving-1 Maturity Date (or such earlier date as, and to the extent that, such Revolving-1 Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving-1 Loan, (ii) in respect of Revolving-2 Loans, on the Revolving-2 Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving-2 Loan and each Swingline Loan made by each such Lender; (iii) in respect of Initial Term-1 Loans, unless such Initial Term-1 Loans become due and payable earlier pursuant to Section 2.05 or Article VII, the unpaid principal amount of each Initial Term-1 Loan shall be due and payable in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2012 in an aggregate amount for each quarter end of 0.25% of the aggregate principal amount of the Initial Term-1 Loan as of the Restatement Date with the remainder due and payable in full on the Initial Term-1 Loan Maturity Date (as the amounts of individual installments may be adjusted pursuant to Section 2.05 hereof)  and (iv) in respect of Initial Term-2 Loans, unless such Initial Term-2 Loans become due and payable earlier pursuant to Section 2.05 or Article VII, the unpaid principal amount of each Initial Term-2 Loan shall be due and payable in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2012 in an aggregate amount for each quarter end of 0.25% of the aggregate principal amount of the Initial Term-2 Loan as of the Restatement Date with the remainder due and payable in full on the Initial Term-2 Loan Maturity Date (as the amounts of individual installments may be adjusted pursuant to Section 2.05 hereof).   The Borrower hereby further agrees to pay interest in immediately available funds at the applicable office of the Administrative Agent (as specified in Section 2.13 (a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Term Loans made from time to time until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.  All payments required hereunder shall be made in Dollars.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender on behalf of the Borrower from time to time under this Agreement.

(c)           The Administrative Agent shall maintain the Register pursuant to Section 9.10, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof and (iv) the amount of Loans of each Class owed to each Lender.

(d)           The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender in accordance with the terms of this Agreement.

(e)           The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached as Exhibit D-1, D-2, D-3 or D-4, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

Section 2.08                      Interest Rates and Payment Dates.  (a) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the LIBO Rate determined for such Interest Period, plus (ii) the Applicable Rate.

(b)           Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (b) of the definition of “Alternate Base Rate”) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(c)           If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, (iii) any Commitment Fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee, or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(d)           Interest on the Loans shall be payable in arrears on each Interest Payment Date and on the Revolving-1 Maturity Date, the Revolving-2 Maturity Date, the Initial Term-1 Loan Maturity Date and Initial Term-2 Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

Section 2.09                      Computation of Interest.  Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

Section 2.10                      Fees.  (a) The Borrower agrees to pay a commitment fee (a “Commitment Fee”) to each Revolving Lender (other than Defaulting Lenders, if any), which Commitment Fee shall be payable in arrears through the Administrative Agent on the last day of March, June, September and December beginning after the Effective Date, and on the Commitment Fee Termination Date (as defined below).  The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Effective Date and shall cease to accrue on the date (the “Commitment Fee Termination Date”) that is the earlier of (i) the date on which the Revolving Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Commitment Period.  The Commitment Fee accrued to each Revolving Lender shall equal the Commitment Fee Percentage multiplied by such Lender’s Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement and ending with such Lender’s Commitment Fee Termination Date).  A Revolving Lender’s “Commitment Fee Average Daily Amount” with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender’s Revolving Commitment less such Revolving Lender’s Revolving Exposure (excluding clause (c) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during such Revolving Lender’s Revolving Commitment Period.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)           The Borrower  agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure represented by Letters of Credit issued hereunder (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure represented by Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees (collectively, “LC Fees”) accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Commitment Period shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on (i) the date on which the Revolving-1 Commitments terminate and any such fees accruing after the date on which the Revolving-1 Commitments terminate shall be payable on demand and (ii) the date on which the Revolving-2 Commitments terminate and any such fees accruing after the date on which the Revolving-2 Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           [Intentionally Omitted]

(d)           The Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the Engagement Letter (the “Administrative Agent Fees”).

(e)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

Section 2.11                      Termination, Reduction or Adjustment of Commitments.  (a) Unless previously terminated, (i) the Revolving-1 Commitments shall terminate on the Revolving-1 Maturity Date and (ii) the Revolving-2 Commitments shall terminate on the Revolving-2 Maturity Date.

(b)           The Borrower shall have the right, upon one Business Day’s notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Commitments (provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any repayments of the Revolving Loans made on the effective date thereof, the Aggregate Revolving Exposure then outstanding would exceed the Total Revolving Commitment then in effect).

(c)           If any prepayment of Term Loans would otherwise be required pursuant to Section 2.05 but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, the amount not required to prepay the Term Loans shall be applied to the permanent reduction of the Revolving Commitments.

Section 2.12                      Inability to Determine Interest Rate; Inadequacy of Interest Rate.  If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurodollar Borrowing:

(i)           the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Borrowing, or

(ii)           the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for such Eurodollar Borrowing will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders by 12:00 noon on the same day.  The Administrative Agent shall give telecopy or telephonic notice to the Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurodollar Loans shall not be (x) converted or continued pursuant to Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as an ABR Loan, as the case may be.

Section 2.13                      Pro Rata Treatment and Payments.  (a) Each reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the amounts of such Revolving Lenders’ Commitment Percentages (provided, that, notwithstanding anything to the contrary contained herein or any Loan Document, the Revolving-1 Commitments shall terminate on the Revolving-1 Maturity Date without a corresponding reduction or termination of the Revolving-2 Commitments).  Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class (provided, that, notwithstanding anything to the contrary contained herein or any Loan Document, any outstanding Revolving-1 Loans shall be paid in full on the Revolving-1 Maturity Date without a corresponding payment of the Revolving-2 Loans and any outstanding Initial Term-1 Loans shall be paid in full on the Initial Term-1 Maturity Date without a corresponding payment of the Initial Term-2 Loans).  Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are Eurodollar Loans designated by the Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class (provided, that, notwithstanding anything to the contrary contained herein or any Loan Document, any outstanding Revolving-1 Loans shall be paid in full on the Revolving-1 Maturity Date without a corresponding payment of the Revolving-2 Loans and any outstanding Initial Term-1 Loans shall be paid in full on the Initial Term-1 Maturity Date without a corresponding payment of the Initial Term-2 Loans).  Each payment (including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative

Agent’s Office specified in Section 9.01 in Dollars and in immediately available funds.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 7.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)           Subject to Section 2.12, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.

(c)           Subject to Section 7.05, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d)           Notwithstanding the foregoing clauses, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.23(b).

Section 2.14                      Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Applicable Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

Section 2.15                      Requirements of Law.  (a) If at any time any Lender or the Issuing Bank determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order, in each case, after the date of this Agreement (other than (i) any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate or (ii) the rate of tax imposed on the overall net income of such Lender or the Issuing Bank) or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), to the extent such guideline, request or directive is changed or issued after the Effective Date, shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurodollar Loans for the Borrower or participating in, issuing or maintaining any Letter of Credit for the Borrower, then the Borrower shall from time to time, within five days of demand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost; provided that any such payment shall be without duplication of amounts to which such Lender or Issuing Bank is entitled under Section 2.16.  A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.  Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of the Borrower’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.  No Lender shall be entitled to claim any amounts under this clause (a) in respect of any increased costs that were incurred more than 180 days prior to the date of delivery of such certificate to the Borrower.

(b)           If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the Effective Date affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines in good faith (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Commitment or the Loans made by it or its participations in Swingline Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, on demand additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuing Bank may use any good faith method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.  No Lender shall be entitled to claim any amounts under this clause (b) in respect of any reduction in the rate of return occurring more than 180 days prior to the date of delivery of such certificate to the Borrower.

(c)           In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this Section 2.15 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower; provided that, except as provided above, any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.15, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

(d)           Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law, regardless of the date enacted, adopted or issued.

Section 2.16                      Taxes.  xii) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a “Transferee”)), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income (such non-excluded items being called “Taxes”) unless required by Applicable Law, rule or regulation.  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, rule or regulation, then the Borrower will:

(i)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)           pay to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank, as the case may be, will equal the full amount such Lender or the Issuing Bank, as the case may be, would have received had no such withholding or deduction been required.

(b)           If any Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Taxes and, within 30 days of a written request by the Administrative Agent, the Issuing Bank or such Lender or Transferee, the Borrower will pay such additional amounts (including any penalties, interest or expenses, except to the extent attributable to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender or Transferee) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

(c)           If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys’ fees and expenses) paid by the Issuing Bank, any Lender or Transferee as a result of any such failure, except in the case of gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender or Transferee. For purposes of this Section 2.16, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by the Borrower.  Such indemnification shall be paid within 30 days from the date on which the Issuing Bank or such Lender or Transferee makes written demand therefor specifying in reasonable detail the basis and calculation of such amount.

(d)           Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or prior to the date that any Person that was not previously a Lender becomes an Incremental Term Lender in accordance with Section 2.21 or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the Borrower or the Administrative Agent, execute and deliver, if legally able to do so, to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes. In addition, the Administrative Agent, the Issuing Bank and any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower, if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole good faith judgment of the Administrative Agent, the Issuing Bank or such Lender (or Transferee), be otherwise disadvantageous to such Person.

(e)           With respect to obligations under this Agreement other than those specified in Section 2.16(f), the Borrower shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this Section 2.16 to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Tax existed on the date the Issuing Bank, such Lender or Transferee became a party to this Agreement or otherwise becomes a Transferee and, in the case of a Transferee, exceeded the obligation to the Person making the assignment, selling the participation or effecting such transfer to such Transferee that existed before the action by which such Transferee becomes a Transferee (and, in such case, the Borrower may deduct and withhold such Tax from payments to the Issuing Bank, such Lender or Transferee), or (ii) any Lender or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, the Borrower may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Issuing Bank, such Lender or Transferee).

(f)           Notwithstanding anything to the contrary in this Section 2.16, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the Borrower was not a participant to such arrangement (other than as the Borrower under this Agreement) (a “Conduit Financing Arrangement”), then (i) the Borrower shall not have any obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender or Transferee shall indemnify the Borrower in full for any and all taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that the Borrower (i) shall promptly forward to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor’s cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.

(g)           In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this Section 2.16 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Issuing Bank or any Lender to demand and receive compensation under this Section 2.16, but without prejudice to any claims of the Borrower for failure to observe this undertaking.

(h)           Notwithstanding anything herein to the contrary, no Transferee shall be entitled to receive any greater amount pursuant to this Section 2.16 than the Person making the assignment, selling the participation or effecting the transfer to such Transferee, or any Lender (or Transferee) which changes its applicable lending office by designating a different lending office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

Section 2.17                      Indemnity

.  In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of any conversion of a Eurodollar Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.14, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurodollar Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

Section 2.18                      Change of Lending Office.  Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or 2.16 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole good faith judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14, 2.15 and 2.16.

Section 2.19                      Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to the Borrower in the amount of such participation.

Section 2.20                      Assignment of Commitments Under Certain Circumstances.  In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, or the Borrower shall be required to make additional payments to any Lender under Section 2.16 (each, an “Increased Cost Lender”) or in the event any Lender (a “Non-Consenting Lender”) does not consent to any proposed amendment to this Agreement pursuant to Section 9.02 for which the consent of each Lender or each Lender of any Class is required and to which the Requisite Lenders or Requisite Lenders of such Class, as applicable, have consented, then, the Borrower shall have the right, but not the obligation, at the expense of the Borrower, upon notice to such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender”) and the Administrative Agent, to replace such Terminated Lender with an assignee (in accordance with and subject to the restrictions contained in Section 9.10) approved by the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.10) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (a) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (b) such assignee or the Borrower shall pay to the affected Terminated Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements and Swingline Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender’s account or owed to it hereunder (including, without limitation, any Commitment Fees) and (c) in the case of any Non-Consenting Lender, each Non-Consenting Lender whose consent is required in connection with the proposed amendment is removed pursuant to this Section 2.20.

Section 2.21                      Increase in Term Commitments.

(a)           Provided (x) there exists no Default and (y) after giving effect to the making of Incremental Term Loans referred to below and the use of proceeds therefrom, the Borrower would be in pro forma compliance with each of the Financial Covenants as of the most recent date for which financial statements have been delivered pursuant to Section 5.01, upon notice to the Administrative Agent by the

Borrower (which shall promptly notify each Term Lender), the Borrower may on up to three (3) occasions, request additional term loans (the “Incremental Term Loans” and the related commitments, the “Incremental Term Commitments”) in an aggregate amount of not less than $25.0 million for any such request and not exceeding, in the aggregate for all such requests, $300.0 million less the aggregate principal amount of all Indebtedness issued pursuant to this Section or  Section 6.01(a)(ii), in either case, the proceeds of which are not applied to the refinancing or repayment of all or any portion of the Term Loans; provided that (i) other than pricing, the Incremental Term Loans shall have the same terms as the Initial Term-2 Loans existing immediately prior to the effectiveness of the amendment creating such Incremental Term Loans and (ii) in the event that the applicable margin for any tranche of the Incremental Term Loans (inclusive of upfront fees and original issue discount (based on an assumed four-year life to maturity) payable to the applicable Incremental Term Lenders) is more than 25 basis points greater than the applicable margin for the Initial Term-2 Loans (inclusive of any upfront fees and original issue discount (based on an assumed four-year life to maturity) paid to the  Initial Term-2 Lenders), then the Applicable Rate for the Initial Term-2 Loans shall be increased to the extent necessary such that the Applicable Rate (inclusive of such fees and discounts) for the Initial Term-2 Loans is not more than 25 basis points less than the applicable margin (inclusive of such fees and discounts) for such tranche of Incremental Term Loans.  At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five (5) Business Days and no more than thirty (30) Business Days from the date of delivery of such notice to the Lenders).  Each Term Lender shall notify the Administrative Agent within such time period whether or not it agrees to such Incremental Term Commitment and, if so, whether in an amount equal to, greater than, or less than its pro rata share of the total Incremental Term Loans so requested.  Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental Term Commitment and, to the extent any Term Lender declines to commit to its applicable pro rata share of such Incremental Term Commitments, the Borrower may also invite additional Persons to become Lenders.  The Administrative Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder.  Each Incremental Term Lender shall become a Lender or make its Incremental Term Commitment available, as the case may be, under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section 2.21 and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Term Lender (to the extent applicable) and the Administrative Agent (provided that, with the consent of each Incremental Term Lender, the Administrative Agent may execute such Incremental Facility Amendment on behalf of the applicable Incremental Facility Lenders).  An Incremental Facility Amendment may, without the consent of any other Lender and notwithstanding anything in Section 9.02 to the contrary, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21 (including appropriate amendments to the definitions of “Requisite Lenders” and to Section 2.05 in order to provide the same treatment for such Incremental Term Loans as is applicable to the Initial Term-2 Loans).

(b)           If any Incremental Term Commitments are made in accordance with this Section 2.21, the Administrative Agent and the Borrower shall determine the effective date (the “Term Loan Commitments Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and each applicable Lender of such Lender’s final allocation of such increase and the Term Loan Commitments Increase Effective Date.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent such documents and opinions as the Administrative Agent may reasonably request (which shall, unless otherwise agreed by the Administrative Agent and the Borrower, be consistent with the documents delivered pursuant to Section 4.01 of the Existing Credit Agreement with such changes as may be necessitated by changes in law since the Effective Date) together with a certificate of the Borrower dated as of the Term Loan Commitments Increase Effective Date signed by a Financial Officer of the Borrower (i) certifying and attaching (A) the resolutions adopted by the board of directors (or equivalent governing body) of the Borrower approving or consenting to such increase and (B) a certificate demonstrating that, upon after giving pro forma effect to such increase, the Borrower would be in pro forma compliance with the Financial Covenants as of the end of the most recently ended Fiscal Quarter for which appropriate financial information is available, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects on and as of the Term Loan Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default exists.

Section 2.22                      Extension Offers.

(a)           The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Revolving Extension Offer”) to all the Revolving-1 Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 Business Days after the date of such notice).  Any extension of a maturity date or change in the pricing pursuant to a Permitted Amendment shall become effective only with respect to the Revolving Loans and Revolving Commitments of the Revolving-1 Lenders that accept the applicable Revolving Extension Offer (the “Accepting Revolving Lenders”), and to the extent applicable, the then existing Revolving-2 Lenders in the case of any increase in pricing effected pursuant to the applicable Permitted Amendment.

(b)           The Borrower and each Accepting  Revolving Lender shall execute and deliver to the Administrative Agent a Revolving Extension Agreement (which may take the form of an amendment and restatement of this Agreement so long as no modifications are made that would otherwise be prohibited by Section 9.02 without obtaining the vote of any other Class, Subfacility or other group of Lenders) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.   The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Revolving Extension Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the transactions contemplated by the Permitted Amendments (including amendments to Section 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the Revolving Loans and Revolving Commitments of the Accepting Revolving Lenders as Extended Revolving Loans and/or Extended Revolving Commitments, including, without limitation, to include appropriately the Accepting Revolving Lenders in any determination of Requisite Lenders and Requisite Revolving Lenders, and to incorporate appropriately any Extended Revolving Loans into the definition of Subfacility, the provisions of Article II or other similar provisions).   Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.22 unless the Administrative Agent shall have received legal opinions, a certificate of an Authorized Officer, board resolutions and such other corporate documents as the Administrative Agent may request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c)           The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Term Loan Modification Offer”) to all the Initial Term-1 Lenders and/or one or more Subfacilities or Classes of Incremental Term Loans to make one or more Permitted Amendments pursuant to procedures specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective

(which shall not be less than 10 Business Days after the date of such notice).  Permitted Amendments shall become effective only with respect to the Term Loans of the Lenders that accept the applicable Term Loan Modification Offer (such Lenders, the “Accepting Term Lenders”), and to the extent applicable, the then existing Initial Term-2 Lenders in the case of any increase in pricing effected pursuant to the applicable Permitted Amendment.

(d)           The Borrower and each Accepting Term Lender shall execute and deliver to the Administrative Agent a Term Loan Modification Agreement (which may take the form of an amendment and restatement of this agreement so long as no modifications are made that would otherwise be prohibited by Section 9.02 without obtaining the vote of any other class, Subfacility or other group of Lenders) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Term Loan Modification Agreement.   The Lenders hereby irrevocably authorize the Administrative Agent to enter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the transactions contemplated by the Permitted Amendments (including amendments to Section 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the Term Loans and  of the Accepting Term Lenders as Extended Term Loans, including, without limitation, to include appropriately the Accepting Term Lenders in any determination of Requisite Lenders, and to incorporate appropriately any Extended Term Loans into the definition of Subfacility, the provisions of Article II or other similar provisions).   Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.22 unless the Administrative Agent shall have received legal opinions, a certificate of an Authorized Officer, board resolutions and such other corporate documents as the Administrative Agent may request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e)           Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders, with respect to any matter contemplated by this Section 2.22 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders.  Without limiting the foregoing, in connection with any extension of a maturity date pursuant to this Section, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) each Security Document that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date after giving effect to any Permitted Amendment (or such later date as may be advised by counsel to the Administrative Agent).

Section 2.23                      Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(b)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 9.04), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and/or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank and/or the Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Loans or funded participations in Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.23(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Section 2.04 and Letters of Credit pursuant to Section 2.06, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Loans of that Lender.

(d)           Cash Collateral for Letters of Credit.  Promptly on demand by the Issuing Bank or the Administrative Agent from time to time, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Bank (after giving effect to Section 2.23(c)) on terms reasonably satisfactory to the Administrative Agent and the Issuing Bank (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Bank) for the payment and performance of each Defaulting Lender’s L/C Exposure.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank immediately for each Defaulting Lender’s Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(e)           Prepayment of Swingline Loans.  Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to Section 2.23(c)).

(f)           Certain Fees.  For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 2.10 (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any letter of credit commissions pursuant to Section 2.10 otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Bank, but instead, the Borrower shall pay to the non-Defaulting Lenders the amount of such letter of credit commissions in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.23(c), with the balance of such fee, if any, payable to the Issuing Bank for its own account on the amount of any Fronting Exposure (unless such Fronting Exposure has been cash collateralized pursuant to Section 2.23(d)) or if no Fronting Exposure exists, retained by the Borrower.

(g)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.23(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, each Loan Party makes the representations and warranties set forth in this Article III and upon the occurrence of each Credit Event thereafter:

Section 3.01                      Organization, etc.

  Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its Property and to conduct its business substantially as currently conducted by it.

Section 3.02                      Due Authorization, Non-Contravention, etc.

  The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not:

(a)           contravene the Organic Documents of any Loan Party or any of its respective Subsidiaries;

(b)           contravene any material law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries;

(c)           except as set forth on Schedule 3.02(c), violate or result in a default or event of default or an acceleration of any rights or benefits under any material indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or

(d)           result in, or require the creation or imposition of, any Lien on any material asset of any Loan Party or any of its respective Subsidiaries, except Liens created under the Loan Documents.

Section 3.03                      Government Approval, Regulation, etc.

  Except as set forth on Schedule 3.03, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document which has been entered into, the borrowing of the Loans, or the use of the proceeds thereof and the issuance of Letters of Credit hereunder, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Security Documents.  No Loan Party or any of its respective Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.04                      Validity, etc.

  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Section 3.05                      Financial Information.  xiii) The consolidated balance sheets of (i) Holdings and its Subsidiaries as of December 31, 2004, 2005 and 2006, reported on by Ernst & Young, LLP, independent public accountants, and (ii) North Pittsburgh Systems, Inc. and its Subsidiaries as of

December 31, 2004, 2005 and 2006, reported on by KPMG LLP, and, in each case, the related consolidated statements of earnings and cash flows of such Person and its Subsidiaries for the three years ended December 31, 2006, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of (x) Holdings and its Subsidiaries (in the case of the financial statements referred to in clause (i) above) and (y) North Pittsburgh Systems, Inc. and its Subsidiaries (in the case of the financial statements referred to in clause (ii) above) as of the dates thereof and the results of their operations and cash flows for the periods then ended.

(b)           On the Effective Date, except for the Obligations, as disclosed in the financial statements referred to above or the notes thereto or on Schedule 3.05(b) hereto, neither the Loan Parties nor any of their Subsidiaries has any Indebtedness, material contingent liabilities, long-term commitments or unrealized losses.

Section 3.06                      No Material Adverse Effect.  Since December 31, 2006, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07                      Litigation.  Except as set forth on Schedule 3.07, there is no pending or, to the knowledge of any Loan Party, threatened litigation, action or proceeding affecting any Loan Party or any of their respective Subsidiaries’ operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactions contemplated hereby, which would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the other transactions contemplated hereby.

Section 3.08                      Compliance with Laws and Agreements.  Except as set forth on Schedule 3.08, none of the Loan Parties has violated, is in violation of or has been given written notice of any violation of any Applicable Law (other than Environmental Laws, which are the subject of Section 3.13), regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, except for any violations which do not have a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.09                      Subsidiaries.  Schedule 3.09 sets forth the name of, type of entity, and the direct or indirect ownership interest of Holdings and its Subsidiaries (including the legal structure) or other investment of Holdings and identifies each Subsidiary of Holdings that is a Loan Party, in each case as of the date of this Agreement.

Section 3.10                      Ownership of Properties.  xiv) Each Loan Party and its Subsidiaries has good and marketable title to (or other similar title in jurisdictions outside the United States of America), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets (including all Mortgaged Properties), except where the failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect.  All Mortgaged Properties are free and clear of Liens, except for Prior Liens and all of such other properties are free and clear of Liens, other than Permitted Liens.

(b)           As of the date of this Agreement, Schedule 3.10(b) contains and will contain a true and complete list of each parcel of Real Property (i) owned by any Loan Party as of the date of this Agreement and describes the type of interest therein held by such Loan Party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, as of the date of this Agreement and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the transactions contemplated hereby.

(c)           Each of Holdings and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.  Each of Holdings and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)           Each of Holdings and each of its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           As of the date of this Agreement, neither Holdings nor any of its Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Restatement Date.

(f)           Neither Holdings nor any of its Subsidiaries is obligated on the Restatement Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(g)           As of the date of this Agreement, no Loan Party or any of its Subsidiaries has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Taking or Destruction affecting all or any portion of its property.  No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

Section 3.11                      Taxes.  As of the date of this Agreement, each Loan Party and each Subsidiary has filed all federal, foreign and all other material income tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes and governmental charges due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that, in the case of any taxes that are being contested, any such contest of taxes or charges with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.
Section 3.12                      Pension and Welfare Plans.  No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien (other than a Permitted Lien) on the assets of Holdings or any of its Subsidiaries.  Each Loan Party and each of their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.12, no condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.  No Loan Party or Subsidiary has any contingent liability with respect to post-retirement benefits provided under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) no Loan Party or Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 3.13                      Environmental Warranties

.  xv) Except as set forth on Schedule 3.13(a), all facilities and property owned, leased or operated by Holdings or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Except as set forth on Schedule 3.13(b), there are no pending or threatened (in writing):

(i)           Environmental Claims received by Holdings or any of its Subsidiaries, or

(ii)            written claims, complaints, notices or inquiries received by Holdings or any of its Subsidiaries regarding Environmental Liability,

in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)           Except as set forth on Schedule 3.13(c), there have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party’s knowledge, previously owned, leased or operated by Holdings or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(d)           Holdings and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which Holdings and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)           Except as set forth on Schedule 3.13(e), as of the date of this Agreement, no property now or, to any Loan Party’s knowledge, previously owned, leased or operated by Holdings or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.

(f)           There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party’s knowledge, previously owned or leased by Holdings or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)           As of the date of this Agreement, neither Holdings nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against Holdings or any of its Subsidiaries.

(h)           As of the date of this Agreement, no Liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by Holdings or any of its Subsidiaries.

(i)           Neither Holdings nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has Holdings or any of its Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)           There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by Holdings or any of its Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14                      Regulations U and X.  The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or Regulation X.

Section 3.15                      Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements.  xvi) The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they and their Subsidiaries are subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement was based upon or constitutes a forecast, estimate or projection, the Loan Parties represent only that such forecast, estimate or projection was made in good faith by the Loan Parties and was prepared using reasonable assumptions and estimates.

(b)           The pro forma consolidated income statement projections for Holdings and its Subsidiaries on a combined basis, pro forma consolidated balance sheet projections for Holdings and its Subsidiaries on a combined basis and pro forma consolidated cash flow projections for Holdings and its Subsidiaries on a combined basis for the Fiscal Years ending 2011 through 2017, inclusive, which have been prepared on an annual basis (the “Projected Financial Statements”), give appropriate effect to the all Indebtedness and Liens incurred or created in connection with the transactions contemplated hereby.  The assumptions made in preparing the Projected Financial Statements are believed by each Loan Party to be reasonable as of the date of such projections and as of the Restatement Date and all material assumptions with respect to the Projected Financial Statements are set forth therein.  The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof based upon estimates or assumptions believed by each Loan Party to be reasonable, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material.

Section 3.16                      Insurance.  As of the date of this Agreement, set forth on Schedule 3.16 is a summary of all insurance policies maintained by Holdings and its Subsidiaries (a) with respect to properties material to the businesses of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as are customary in the case of similar businesses operating in the same or similar locations, and (b) required to be maintained pursuant to the Security Documents.  All such insurance policies are maintained with financially sound and responsible insurance companies.

Section 3.17                      Labor Matters.  Except as could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Holdings or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of Holdings or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or such Subsidiary.

Section 3.18                      Solvency.  Immediately following the Merger and immediately after giving effect to each Credit Event, each Loan Party and each of their respective Subsidiaries will be Solvent.

Section 3.19                      Securities.  The Equity Interests of Holdings and each of its Subsidiaries have been duly authorized, issued and delivered and are fully paid, nonassessable and were not issued in violation of any preemptive rights. Except as set forth in Schedule 3.19, the Equity Interests of each Subsidiary held, directly or indirectly, by any Loan Party are owned, directly or indirectly, by such Loan Party free and clear of all Liens (other than Permitted Liens).  Except as set forth in Schedule 3.19, there are not, as of the date of this Agreement, any options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any Equity Interests of Holdings and each of its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such Equity Interests.

Section 3.20                      Security Documents.  xvii) The Collateral Agreement is effective to create in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, legal, valid and enforceable security interests in the Securities Collateral and, when such Securities Collateral is delivered to the Administrative Agent together with stock powers or endorsements in blank, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral.

(b)           (i) The Collateral Agreement is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable security interests in the Collateral described therein to the extent such Collateral is not excluded from the coverage of Article 9 of the UCC and (ii) when (x) financing statements in appropriate form are filed in the applicable filing offices to perfect such security interests (to the extent such security interests can be perfected by filing) and (y) upon the taking of possession or control by the Administrative Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Collateral Agreement), the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Collateral Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Administrative Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(c)           The Administrative Agent has a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

(d)           Each Mortgage executed and delivered on or prior to the Restatement Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by Holdings or any of its Subsidiaries, will be, effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and the Mortgages filed in the offices specified on Schedule 3.20(d) on or prior to the Restatement Date constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Prior Liens.

Section 3.21                      Anti -Terrorism Laws.  (a) No Loan Party nor any of their respective Subsidiaries or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any Applicable Laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)          No Loan Party or Subsidiary of any Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)           a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)          a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)         a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)         a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)          a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

(c)           No Loan Party or Subsidiary of any Loan Party or, to the knowledge of any Loan Party, any of their Affiliates or their respective brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE IV

CONDITIONS
Section 4.01                      [Intentionally Omitted]

Section 4.02                      [Intentionally Omitted]

Section 4.03                      Conditions to Each Credit Event.  The agreement of each Lender (including any Person with an Incremental Term Commitment) to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a “Credit Event”) (excluding, except for purposes of subsection (b) below only) continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

(a)           The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02, 2.04 or 2.06, as applicable.

(b)           The representations and warranties made by each Loan Party set forth in Article III hereof and in the other Loan Documents shall be true and correct with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)           At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

(d)           The Administrative Agent shall have received a Borrowing Request or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.02 or Section 2.03, as applicable.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.03.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party hereby covenants and agrees with the Lenders that on or after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

Section 5.01                      Financial Information, Reports, Notices, etc.

  The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a)           as soon as available and in any event within 45 days (or such shorter period for the filing of Holdings’ Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, commencing with the Fiscal Quarter ending March 31, 2008, a consolidated balance sheet of Holdings as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of Holdings for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of the Borrower;

(b)           as soon as available and in any event within 90 days (or such shorter period as may be required for the filing of Holdings’ Form 10-K by the SEC) after the end of each Fiscal Year of Holdings, commencing with the Fiscal Year ending December 31, 2007, a copy of the annual audit report for such Fiscal Year for Holdings on a consolidated basis, including therein a consolidated balance sheet of Holdings as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Holdings for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Ernst & Young LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a certificate from a Financial Officer of the Borrower (a “Compliance Certificate”) containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and a computation of Available Cash, Cumulative Available Cash and the amount of Subject Payments made and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default, describing such Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); and additionally consolidating financial information corresponding to the audited financial statements required above shall concurrently be provided;

(c)           as soon as available and in any event within 45 days (or such shorter period as may be required for the filing of Holdings’ Form 10-Q by the SEC) after the end of each Fiscal Quarter, a Compliance Certificate containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and a computation of Available Cash, Cumulative Available Cash and the amount of Subject Payments made and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

(d)           no later than 10 days prior to the commencement of each Fiscal Year of Holdings beginning with the 2012 Fiscal Year, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year and a narrative description from a Financial Officer describing such consolidated budget, in form satisfactory to the Administrative Agent) and the succeeding Fiscal Years through the Fiscal Year ending on or immediately after the Initial Term-2 Loan Maturity Date (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

(e)           promptly upon receipt thereof, copies of all reports submitted to Holdings or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit, in each case, to the extent such accountants have consented thereto;

(f)           as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(g)           as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

(h)           promptly after the sending or filing thereof, copies of all reports which Holdings sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which Holdings or any of its Subsidiaries or any of its officers files with the SEC or any national securities exchange;

(i)           promptly upon becoming aware of the taking of any specific actions by the Loan Parties, their Subsidiaries or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Loan Parties, their Subsidiaries or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any Loan Party or any of their respective Subsidiaries or in the incurrence by any Loan Party or any of their respective Subsidiaries of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of any Loan Party or any of their respective Subsidiaries with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(j)           upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event;

and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

(k)           as soon as possible, notice of any other development that could reasonably be expected to have a Material Adverse Effect;

(l)           simultaneously with the delivery of financial statements pursuant to Sections 5.01(a) and (b), certifications by the chief executive officer and the chief financial officer or others under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC, without any exceptions or qualifications; and

(m)           such other information respecting the condition or operations, financial or otherwise, of any Loan Party or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

Section 5.02                      Compliance with Laws, etc.

  The Loan Parties will, and will cause each of their Subsidiaries to, comply in all respects with all Applicable Laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

(a)           the maintenance and preservation of their existence and their qualification as a foreign corporation, limited liability company or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

(b)           the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon them or upon their property except as provided in Section 5.14.

Section 5.03                      Maintenance of Properties.  Holdings and each of its Subsidiaries will maintain, preserve, protect and keep its material properties and material assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03 shall prevent Holdings or any such Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable commercial judgment of such Person, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

Section 5.04                      Insurance.  Holdings and each of its Subsidiaries will maintain or cause to be maintained with financially sound and responsible insurance companies (a) insurance with respect to their properties material to the business of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance as may be required by any Applicable Law, (vi) with respect to each Mortgaged Property, flood insurance in such amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time and (vii) such other insurance against risks as the Administrative Agent may from time to time require) and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section.  Each such insurance policy shall provide that (i) it may not be cancelled or otherwise terminated without at least thirty (30) days’ (or, in the case of non-payment of premium, ten (10) days’) prior written notice to the Administrative Agent (and to the extent any such policy is cancelled, modified or renewed, the Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of the payment of the premium therefor); (ii) the Administrative Agent is permitted to pay any premium therefor within ten (10) days after receipt of any notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payable notwithstanding any act or negligence of Holdings or any of its Subsidiaries or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent such insurance policy constitutes property insurance, all losses payable thereunder in an amount in excess of $1.0 million shall be payable to the Administrative Agent, as an additional insured and as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; provided that the Administrative Agent, as loss payee pursuant to the foregoing, shall not agree to the adjustment of any claim without the consent of the Borrower (such consent not to be unreasonably withheld or delayed); and (v) with respect to liability insurance, the Administrative Agent shall be named as an additional insured. Notwithstanding the inclusion in each insurance policy of the provision described in clause (ii) of the immediately preceding sentence, in the event Holdings or any of its Subsidiaries gives the Administrative Agent written notice that it does not intend to pay any premium relating to any insurance policy when due, the Administrative Agent shall not exercise its right to pay such premium so long as such Person delivers to the Administrative Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section 5.04 as the policy being replaced by such Person with no lapse in such coverage.

Section 5.05                      Books and Records; Visitation Rights.  Holdings and each of its Subsidiaries will keep books and records which accurately reflect its business affairs in all material respects and material transactions and permit the Administrative Agent or its representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

Section 5.06                      Environmental Covenant.  Each of the Loan Parties will and will cause each of its Subsidiaries to:

(a)           use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect;

(b)           promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

(c)           in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law or which could reasonably be expected to have Environmental Liability which violation or Environmental Liability could reasonably be expected to have a Material Adverse Effect, the applicable Loan Parties, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

(d)           at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, the Loan Parties will provide, at such Loan Parties’ sole cost and expense, an environmental site assessment report concerning any Mortgaged Property now or hereafter owned or, to the extent such assessment can be obtained without violating the applicable lease, leased by such Person, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) the Administrative Agent or the Requisite Lenders reasonably believe that a Loan Party or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against such Person or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If any Loan Party fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and each Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property (to the extent, in the case of any leased property, such access can be granted without violating the applicable lease) and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Person’s sole cost and expense; and

(e)           provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

Section 5.07                      Information Regarding Collateral.  (a) Each Loan Party will furnish to the Administrative Agent prompt written notice of any change (i) in such Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) unless such Loan Party is a “registered organization” within the meaning of the UCC, in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or its organizational identification number or (v) in any Loan Party’s jurisdiction of organization. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent thirty (30) days’ prior written notice (or such shorter notice as may be agreed to by the Administrative Agent) and (ii) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)           Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer (or individual having the analogous title) of the Borrower (i) setting forth the information required pursuant to the Schedules to the Collateral Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent Schedule updates delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

Section 5.08                      Existence; Conduct of Business.  Each Loan Party will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and its Subsidiaries’ legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.09                      Performance of Obligations.  Each Loan Party will and will cause its Subsidiaries to perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as in the aggregate would not have a Material Adverse Effect.

Section 5.10                      Casualty and Condemnation.  Each Loan Party (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any Collateral in an amount in excess of $2.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

Section 5.11                      Pledge of Additional Collateral.  Within 30 days (as such date may be extended by the Administrative Agent in its sole discretion) after the acquisition of assets of the type that would have constituted Collateral on the Effective Date pursuant to the Security Documents (the “Additional Collateral”), each appropriate Loan Party will take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or amending or confirming the Guaranty Agreement and the Security Documents, or in the case of the Equity Interests of a “first tier” Non-U.S. Subsidiary, entering into a pledge agreement under the laws of the jurisdiction of such Non-U.S. Subsidiary providing for the relevant Loan Party to have an enforceable and perfected security interest in 65% of the Equity Interests in such Subsidiary, to grant to the Administrative Agent for its benefit and the benefit of the Secured Parties a perfected Lien, subject to Permitted Liens in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement.  In the event that any Loan Party acquires an interest in additional Real Property having a fair market value in excess of $1.0 million as determined in good faith by the Borrower, or renews any lease with respect to a Mortgaged Property the appropriate Loan Party, using its commercially reasonable efforts in the case of any such leases (but without any requirement to provide any lessor any compensation), will take such actions and execute such documents as the Administrative Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage encumbering any such Real Property for the benefit of the Secured Parties.  All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, the reasonable and documented costs of the Administrative Agent and counsel for the Administrative Agent, shall be for the account of the Borrower, which shall pay all sums due on demand.

Section 5.12                      Further Assurances.  The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any Applicable Law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.13                      Use of Proceeds.  The Borrower covenants and agrees that (i) the proceeds of the Revolving Commitment will be used for working capital and general corporate purposes of Holdings and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with transactions contemplated hereby, and (ii) the proceeds of any Incremental Term Loans made hereunder will be used to consummate any Permitted Acquisition and to pay any fees or expenses related thereto.

Section 5.14                      Payment of Taxes.  Each Loan Party and its respective Subsidiaries will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP; provided, further, that, with respect to any taxes that are being contested, any such contest of any tax, assessment, charge, levy or claim with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

Section 5.15                      Equal Security for Loans and Notes
.  If any Loan Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or Property thereby secured as long as any such assets or Property shall be secured; provided that this covenant shall not be construed as consent by the Administrative Agent and the Requisite Lenders to any violation by any Loan Party of the provisions of Section 6.02.

Section 5.16                      Guarantees.  In the event that any Person becomes a 90% Owned Subsidiary after the Effective Date, the Borrower will promptly notify the Administrative Agent of that fact and within thirty (30) days (as such time may be extended by the Administrative Agent in its sole discretion) cause such 90% Owned Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Guaranty Agreement and deliver to the Administrative Agent a counterpart of the Collateral Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit itself and of the Secured Parties, a valid and perfected Lien on all of the Property and assets of such 90% Owned Subsidiary described in the applicable forms of the Security Documents subject to Permitted Liens.

Section 5.17                      Subordination of Intercompany Loans.  Each Loan Party covenants and agrees that any existing and future debt obligation of any Loan Party to any Subsidiary that is not a Loan Party shall, pursuant to a subordination agreement reasonably satisfactory to the Administrative Agent, be expressly subordinated to the Loans following a Default.

Section 5.18                      Interest Rate Contracts.  The Borrower will cause to be in effect, at all times during the term of this Agreement, Interest Rate Contracts with respect to interest rate exposure under this Agreement in an aggregate notional principal amount thereunder equal to at least fifty percent (50%) of the aggregate outstanding Term Loans and with a Lender, a Secured Hedging Provider or other counterparty reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties agrees with the Lenders that:

Section 6.01                      Indebtedness; Certain Equity Securities.  (a) The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:

(i)           Indebtedness incurred and outstanding under the Loan Documents;

(ii)           debt securities of the Borrower or any Subsidiary Loan Party in an aggregate principal amount of up to $300.0 million less the aggregate original principal amount of all Incremental Term Commitments and Incremental Term Loans made pursuant to Section 2.21(a) the proceeds of which are not applied to the refinancing or repayment of all or any portion of the Term Loans plus the amount of any proceeds thereof that are applied to the refinancing or repayment of all or any portion of the Term Loans, and any Permitted Refinancing thereof; provided that such Indebtedness shall (A) have a greater Weighted Average Life to Maturity than the Initial Term-2 Loans at the time of issuance thereof, (B) not mature or require any payment of principal thereof prior to the Initial Term-2 Loan Maturity Date, (C) have covenants that are not more restrictive (taken as a whole) than those set forth herein, (D) if such Indebtedness is secured, be subject to an intercreditor agreement to be entered into by the Administrative Agent and the trustee or other applicable representative for the holders of such debt securities, reasonably satisfactory in form and substance to the Administrative Agent, (E) not be secured by any assets that are not included in the Collateral and (F) not be recourse to or guaranteed by any Person that is not a Loan Party;

(iii)           Indebtedness set forth on Schedule 6.01(a)(iii) and any Permitted Refinancing thereof;

(iv)           Indebtedness of the Borrower or any Subsidiary Loan Party owed to the Borrower or any Subsidiary Loan Party; provided that such Indebtedness is represented by a note and is pledged to the Administrative Agent pursuant to the Security Documents;

(v)           Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of the Borrower or any Subsidiary Loan Party, in each case, to the extent such Indebtedness would have been permitted to be incurred hereunder directly by such Loan Party, and if such Indebtedness is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations on the same terms;

(vi)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of such Loan Party or such Subsidiary receiving notice thereof;

(vii)           Indebtedness of any Loan Party in an aggregate principal amount outstanding at any time not in excess of $50.0 million; provided that, in each case, (x) no Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness on a pro forma basis, the Loan Parties would be in compliance with the Financial Covenants as of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 and any Permitted Refinancing in respect thereof;

(viii)           Indebtedness of ICTC to the Borrower or any Subsidiary Loan Party in an aggregate principal amount outstanding at any time not in excess of $15.0 million; provided that if any such Indebtedness described in this Section 6.01(a)(viii) shall be evidenced by a promissory note, such note shall be pledged pursuant to the Collateral Agreement;

(ix)           Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $25.0 million at any time outstanding;

(x)           Indebtedness under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(xi)           Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

(xii)           Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations and trade-

related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xiii)           Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(xiv)           obligations arising from or representing deferred compensation to employees of the Borrower or any Subsidiary that constitute or are deemed to be Indebtedness under GAAP and that are incurred in the ordinary course of business;

(xv)           Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower in compliance with this Agreement, but only if such Indebtedness could otherwise be incurred pursuant to clauses (i) to (xiv) of this Section 6.01(a); provided that no Default shall have occurred and be continuing or would result therefrom;

(xvi)           [Intentionally Omitted];

(xvii)           Indebtedness of the Loan Parties assumed in one or more Permitted Acquisitions and any Permitted Refinancing thereof in an aggregate principal amount not to exceed $25.0 million outstanding at any time to the extent such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition; and

(xviii)           Indebtedness of Holdings, the Net Cash Proceeds of which are used to permanently repay Loans or to finance Capital Expenditures or Investments by the Borrower or any Subsidiary or to refinance any Indebtedness pursuant to a Permitted Refinancing thereof; provided that:

(A)           after giving effect to any such incurrence of Indebtedness and the use of proceeds therefrom (and any other Indebtedness incurred or assumed since the last day of the immediately preceding Test Period), the Total Net Leverage Ratio would be less than or equal to 4.75:1.00;

(B)           [Intentionally Omitted]; and

(C)           such Indebtedness shall be non-recourse to the Borrower or any Subsidiary;

provided further that notwithstanding clause (A) above Holdings may incur unsecured Indebtedness, on terms and conditions satisfactory to the Administrative Agent, incurred to finance a Permitted Acquisition so long as:

(x)           no Default or Event of Default has occurred and is continuing;

(y)           the Borrower shall certify in writing to the Administrative Agent that after giving pro forma effect to the incurrence (if any) of Indebtedness in connection with such Permitted Acquisition, the assumption (if any) of Indebtedness permitted in Section 6.01(a)(xvii) and the consummation of such Permitted Acquisition, the Total Net Leverage Ratio shall be lower than the Total Net Leverage Ratio calculated immediately prior to giving pro forma effect to the incurrence and assumption (if any) of such Indebtedness and the consummation of such Permitted Acquisition; and

(z)           such Indebtedness matures at least one year after the Initial Term-2 Loan Maturity Date and does not have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Initial Term-2 Loans.

(b)           The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue any Preferred Stock or other Equity Interest of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part including upon the occurrence of any contingency (unless the terms of such Equity Interests provide that, upon the happening of such contingency, no such redemption, repurchase or similar payment with respect to such Equity Interests shall be required until either all Obligations have been paid in full and there are no outstanding Commitments or such redemption, repurchase or similar requirement would be permitted by the terms of this Agreement), or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests not permitted by this Section 6.01(b), in each case, on or prior to the 91st day after the Initial Term-2 Loan Maturity Date.

Section 6.02                      Liens.  The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as “Permitted Liens”):

(i)           (a) Liens in favor of the Administrative Agent for the benefit of itself and the other Secured Parties under the Security Documents and (b) Liens on cash or deposits granted in favor of the Swingline Lender or the Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(ii)           Liens on assets acquired after the Effective Date existing at the time of acquisition thereof by the Borrower or any Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Borrower or any Subsidiary other than the specific assets so acquired;

(iii)           Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, attorney’s or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not overdue by more than 10 days or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (B) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover cash and cash equivalents not in the Collateral Account;

(iv)           Liens existing on the Effective Date and identified on Schedule 6.02(iv);

(v)           Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that (1) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (2) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied;

(vi)           Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(ix) covering only the assets acquired, financed, refinanced or improved with such Indebtedness;

(vii)           Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clause (ii) of this Section 6.02; provided that any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced;

(viii)           (A) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Borrower or any Subsidiary at such real property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(ix)           Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than cash and cash equivalents not in the Collateral Account;

(x)           Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement; provided that if any such Liens are on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied;

(xi)           Liens in the form of licenses, leases or subleases granted or created by the Borrower or any of its Subsidiaries, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Borrower or such Subsidiary or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the property subject thereto; provided that any such Lien shall not extend to or cover any assets of any Person that is not the subject of any such license, lease or sublease;

(xii)           Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that with respect to any leases entered into after the Effective Date, the Borrower or the applicable Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the Administrative Agent;

(xiii)           Liens securing Indebtedness permitted by Section 6.01(a)(xv); provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific assets of such Person that are being acquired;

(xiv)           CoBank, ACB’s statutory Lien on the Borrower’s Bank Equity Interests; and

(xv)           Liens securing Indebtedness issued pursuant to Section 6.01(a)(ii) that are pari passu or junior to the Liens securing the Obligations so long as such Liens are subject to the terms of an intercreditor agreement and such other documentation setting forth the relative priorities to the Collateral, which in each case shall be in form and substance reasonably satisfactory to the Administrative Agent;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral other than Liens pursuant to clauses (i)(a) and (xv) above.

Section 6.03                      Fundamental Changes; Line of Business.

(a)             The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge with or into any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary (and if any party to such merger is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party), and (iii) any Subsidiary may merge with or into an entity in a Permitted Acquisition in a transaction in which the surviving entity is a Loan Party; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to expressly assume the obligations of each non-surviving entity under each of the Loan Documents and to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable.

(b)           Notwithstanding the foregoing, any Subsidiary of Holdings may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or Subsidiary Loan Party (provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable and provided further that such dispositions shall not be for more than the fair market value of the assets being disposed of), and any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party.

(c)           The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by the Borrower and its

Subsidiaries on the date of this Agreement and businesses reasonably related thereto and other businesses specified on Schedule 6.03(c).

(d)           Holdings will not engage in any business other than holding Equity Interests of the Borrower, issuing its Equity Interests or other Indebtedness which it is permitted to incur pursuant to Section 6.01, maintaining its existence, performing its obligations under the federal securities laws and performing activities reasonably related thereto.

Section 6.04                      Investments, Loans, Advances, Guarantees and Acquisitions

.  The Loan Parties will not and will permit any of their Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make upfront payments or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” and collectively, “Investments”), except:

(i)           Permitted Investments;

(ii)           Investments existing on the Effective Date (or in respect of which a binding commitment to make such investment existed on the Effective Date of this Agreement) and set forth on Schedule 6.04;

(iii)           Investments by Loan Parties and their Subsidiaries in Subsidiary Loan Parties or the Borrower; provided that any such Investment held by a Loan Party shall be pledged pursuant to the terms of the Collateral Agreement;

(iv)           Investments constituting Indebtedness permitted by Sections 6.01(a)(iv), (viii) and (x);

(v)           Guarantees constituting Indebtedness permitted by Section 6.01(a)(v);

(vi)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(vii)           loans and advances to employees of Holdings and its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $2.0 million in the aggregate at any time outstanding;

(viii)           other loans, advances and investments of the Borrower or any Subsidiary Loan Party not in excess of $10.0 million outstanding at any time;

(ix)           Investments received in connection with Dispositions permitted under Section 6.03(b) and Section 6.05;

(x)           accounts receivable of a Loan Party established in the ordinary course of business;

(xi)           Investments out of Available Proceeds;

(xii)           Permitted Acquisitions;

(xiii)           Investments in Bank Equity Interests;

(xiv)           Investments in an amount not to exceed Cumulative Available Cash at the time any such Investment is made; and

(xv)           Investments resulting from Restricted Payments permitted by Section 6.07 or repurchases or redemptions of Indebtedness permitted by Section 6.10(b).

Section 6.05                      Asset Sales.  The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

(i)           sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;

(ii)           sales, transfers and dispositions to the Borrower or any Subsidiary Loan Party; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable;

(iii)           the lease or sublease of Real Property in the ordinary course of business and not constituting a sale and leaseback transaction;

(iv)           sales of Permitted Investments on ordinary business terms;

(v)           Liens permitted by Section 6.02 and Investments permitted under Section 6.04;

(vi)           sales of accounts receivable of a Loan Party that are past due in the ordinary course of business;

(vii)           licensing and cross-licensing arrangements involving any technology or other intellectual property of a Loan Party or a Subsidiary which does not materially restrict the ability of such Loan Party or Subsidiary to use the technology or other intellectual property so licensed;

(viii)           sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (viii) shall not, in the aggregate, exceed $10.0 million during any Fiscal Year and $40.0 million in the aggregate and the Net Proceeds thereof are applied as required by Section 2.05(c)(ii);

(ix)           Permitted Asset Swaps; and

(x)           sales, transfers or dispositions by any Subsidiary (other than ICTC) that is not a Loan Party to any other Subsidiary that is not a Loan Party.

provided that all sales, transfers, leases and other dispositions permitted by clauses (viii) and (ix) shall be made for fair value and (x) for at least 80% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (i) and (viii) and (y) for 100% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (iv) and (vi).

Section 6.06                      Sale and Leaseback Transactions.  The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property sold or transferred unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Lien arising in connection with the use of such Property by any Loan Party or a Subsidiary is permitted by Section 6.02.

Section 6.07                      Restricted Payments.  The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)           Subsidiaries of the Borrower may declare and pay dividends to the Borrower or another Subsidiary ratably with respect to their Equity Interests or additional shares of the same class of shares as the dividend being paid to the extent such payment complies with Section 6.01(b);

(ii)           the Borrower may pay dividends consisting solely of shares of its common stock or additional shares of the same class of shares as the dividend being paid;

(iii)           the Borrower may make Restricted Payments to Holdings and, without duplication, Holdings may make Restricted Payments or repurchase or redeem Indebtedness in accordance with Section 6.10(b)(iii) in an amount not to exceed Cumulative Available Cash at the time of the making of such Restricted Payment, in each case so long as (x) no Dividend Suspension Period shall be in effect and (y) no Event of Default shall have occurred and be continuing;

(iv)           so long as no Default shall have occurred and is continuing or would result therefrom, any Loan Party may purchase or redeem Equity Interests of Holdings (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees; provided that the aggregate amount of such purchases or redemptions under this clause (iv) shall not exceed in any Fiscal Year $3.0 million;

(v)           noncash repurchases of Equity Interests (A) deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (B) for payment of withholding taxes upon vesting of any such Equity Interests consisting of restricted shares or performance shares;

(vi)           [Intentionally Omitted];

(vii)           unless a Default shall have occurred and is continuing or would result therefrom, the Borrower may declare and pay a dividend to Holdings, provided that an equal amount of cash equity is concurrently contributed by Holdings to the capital of the Borrower;

(viii)           the Borrower may declare and pay dividends or make other distributions in amounts sufficient to permit Holdings to pay the taxes of Holdings and its Subsidiaries;

(ix)           the Borrower and Holdings may make Restricted Payments from Available Proceeds so long as no Event of Default shall have occurred and be continuing; and

(x)           the Borrower may make distributions to Holdings to pay fees and expenses required to maintain its existence, and bonus and other benefits payable to their officers and employees, expenses of members of the Board of Directors and other general corporate administrative and overhead expenses actually incurred in the ordinary course of business.

Section 6.08                      Transactions with Affiliates.  The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, unless such transactions are in the ordinary course of such Loan Party’s business and are at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except:

(i)           transactions between or among the Borrower and/or one or more of the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Loan Party;

(ii)           any Restricted Payment permitted by Section 6.07 and any transaction permitted by Section 6.03;

(iii)           fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Holdings or any of its Subsidiaries as determined in good faith by the board of directors of Holdings;

(iv)           loans and advances to employees of Holdings or any of its Subsidiaries permitted by Section 6.04(vii);

(v)           transactions pursuant to the agreements set forth on Schedule 6.08(v) as such agreements are in effect on the Effective Date and as amended in accordance with Section 6.10; and

(vi)           in the case of any joint venture in which the Borrower or any Subsidiary has an interest, so long as the other party or parties to the joint venture which are not Affiliates of the Borrower or any Subsidiary own at least 50% of the equity of such joint venture, transactions between such joint venture and the Borrower or any Subsidiary that are at prices and on terms and conditions not less favorable to the Borrower or any Subsidiary than could be obtained on an arm’s length basis from unrelated third parties.

Section 6.09                      Restrictive Agreements.  The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer property to the Borrower or any of the Subsidiaries; provided that the foregoing shall not apply to:

(i)           conditions imposed by law (including orders of the ICC, PPUC or TPUC) or by any Loan Document;

(ii)           clause (a) shall not apply to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

(iii)           restrictions and conditions existing on the Effective Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

(iv)           limitations in any indenture or similar agreement governing any Indebtedness issued pursuant to Section 6.01(a)(ii) (provided that such limitations shall not be more restrictive than the limitations set forth in the Loan Documents);

(v)           any agreement in effect at the time any Person becomes a Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(vi)           customary restrictions and conditions contained in agreements relating to the sale of assets pending such sale; provided such restrictions and conditions apply only to the assets to be sold and such sale is permitted hereunder; and

(vii)           clause (a) shall not apply to customary provisions in leases and contracts in the ordinary course of business between the Borrower and its Subsidiaries and their customers and other contracts restricting the assignment thereof.

Section 6.10                      Amendments or Waivers of Certain Documents; Prepayments of Certain Indebtedness.  (a) The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) the terms of any Organic Document, any document governing any Indebtedness outstanding as of the Effective Date or any agreement set forth on Schedule 6.08(v), in each case, in a manner materially adverse to the Lenders.

(b)           The Loan Parties will not, and will not permit any Subsidiary to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any Indebtedness of the type referred to in Section 6.01(a)(xviii), other than (i) pursuant to any customary registered exchange offer therefor after a private placement thereof, (ii) any Permitted Refinancing, (iii) the repurchase or redemption from time to time of Indebtedness of the type referred to in Section 6.01(a)(xviii) with amounts received by Holdings from a Restricted Payment by the Borrower permitted by Section 6.07(iii), so long as at the time of such redemption or repurchase (x) no Dividend Suspension Period shall be in effect and (y) no Event of Default, shall have occurred and be continuing, and (iv) the redemption of Indebtedness of the type referred to in Section 6.01(a)(xviii) from Available Proceeds so long as no Event of Default shall have occurred and be continuing.

Section 6.11                      Total Net Leverage Ratio.  The Borrower will not permit the Total Net Leverage Ratio at the end of any Fiscal Quarter of Holdings to exceed 5.25:1.0.

Section 6.12                      Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 2.25:1.0.

Section 6.13                      Anti-Terrorism Law.  The Loan Parties shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.21 above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.13).

Section 6.14                      Embargoed Person.  At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Loan Party, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”) (available at or through http://www.ustreas.gov/offices/enforcement/ofac/), U.S. Department of the Treasury, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, “Executive Orders”), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of any Loan Party, as of the Effective Date, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

Section 6.15                      Anti-Money Laundering.  At all times throughout the term of the Loans, to the knowledge of any Loan Party, as of the Effective Date, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01                      Listing of Events of Defaul.  Each of the following events or occurrences described in this Section 7.01 shall constitute (i) an “Event of Default”, if any Loans, LC Disbursements or Letters of Credit are outstanding , and (ii) an “Event of Termination”, if no Loans, LC Disbursements or Letters of Credit are outstanding:

(a)           The Borrower shall default (i) in the payment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of five Business Days), or (iii) in the payment when due of any Fee described in Section 2.10 or of any other previously invoiced amount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five Business Days).

(b)           Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

(c)           The Borrower shall default in the due performance and observance of any of its obligations under clause (g), (i) or (k) of Section 5.01 or any Loan Party or any of their Subsidiaries shall fail to comply with clause (a) of Section 5.02 or Article VI.

(d)           Any Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date written notice of such default is delivered by the Administrative Agent to the Borrower or by any Loan Party to the Administrative Agent pursuant to Section 5.01(f).

(e)           A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

(f)           Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $7.5 million individually or in the aggregate shall be rendered against Holdings or any of its Subsidiaries (or any combination thereof) and

(i)           enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

(ii)           such judgment has not been stayed, vacated or discharged within 60 days of entry; or

(iii)           there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of the Borrower.

(g)           Any of the following events shall occur:

(i)           the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could expect to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or

(ii)           an ERISA Event, or termination, withdrawal or noncompliance with Applicable Law or plan terms with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and terminations, withdrawals and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

(h)           Any Change in Control shall occur.

(i)           Any Loan Party or any of their Subsidiaries shall

(i)           cease to be Solvent or generally fail to pay debts as they become due;

(ii)           apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii)           in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that each Loan Party and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iv)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Loan Party or any such Subsidiary and, if any such case or proceeding is not commenced by the such Loan Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the such Loan Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed; provided that each Loan Party and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v)           take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

(j)           The obligations of Holdings or any Subsidiary Loan Party under the Guaranty Agreement, as applicable, shall cease to be in full force and effect or any such Loan Party shall repudiate its obligations thereunder.

(k)           Any Lien on Collateral having a fair market value in excess of $1.0 million purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document.

Section 7.02                      Action if Bankruptcy.  If any Event of Default described in clauses (i) through (v) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (other than Hedging Obligations) shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.

Section 7.03                      Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (i) through (v) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations (other than Hedging Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations (other than Hedging Obligations) which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

Section 7.04                      Action if Event of Termination.  Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

Section 7.05                      Crediting of Payments and Proceeds.  Subject to Section 5.4 of the Collateral Agreement and Article IV of the Mortgage, in the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations (other than Hedging Obligations) have been accelerated pursuant to this Article VII, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Bank in its capacity as such (ratably among the Administrative Agent and the Issuing Bank in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Disbursements (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize any L/C Exposure then outstanding; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 7.06                      Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01                      Appointment and Authority.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

Section 8.02                      Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03                      Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Sections 7.02, 7.03 and 7.04) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04                      Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05                      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06                      Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 8.07                      Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08                      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, Arranger, or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

Section 8.09                      Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion (without notice to, or vote or consent of, any Secured Hedging Provider):

(a)           to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the other Secured Parties (whether or not on the date of such release there may be outstanding Hedging Obligations), under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding fees and expenses hereunder, the termination of the Revolving Commitment and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Requisite Lenders;

(b)           to subordinate or release any Lien on any Collateral (whether or not on the date of such subordination or release there may be outstanding Hedging Obligations) granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(c)           to release any guarantor (whether or not on the date of such release there may be outstanding Hedging Obligations) from its obligations under the Guaranty Agreement, the Security Documents and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

ARTICLE IX

MISCELLANEOUS
Section 9.01                      Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:	121 South 17th Street
Mattoon, Illinois 61938
Attention: Steve Childers
Telecopy No.: (217) 234-9934
E-mail: steve.childers@consolidated.com

Attention: Robert J. Currey
Telecopy No.: (217) 234-9934
E-mail: bob.currey@consolidated.com

With copies to:	Schiff Hardin LLP
6600 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606-6473
Attention of: James E. Brown
Telecopy No.: (312) 258-5600
E-mail: jbrown@schiffhardin.com

If to Wells Fargo as
Administrative Agent
or Issuing Bank:	Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Telecopy No.: (704) 590-3481

With copies to:	Wells Fargo Bank, National Association
MAC E2616-290
230 W. Monroe St
29th Floor, Suite 1250
Chicago, IL 60606
Attention of: Siamak Saidi
Telephone No.: (312) 845-4523
Telecopy No.: (312) 553-4783

Winston & Strawn LLP
214 North Tryon Street, 22nd Floor
Charlotte, North Carolina 28202
Attention of: Eric L. Burk
Telephone No.: (704) 350-7722
Telecopy No.: (704) 350-7800
E-mail: eburk@winston.com

If to any Lender:	To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the office to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02                      Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)           [Intentionally Omitted]

(b)           [Intentionally Omitted]

(c)           amend, modify or waive Section 4.03 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Revolving Lenders would not otherwise be required to do so without the prior written consent of the Requisite Revolving Lenders;

(d)           extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Sections 7.02, 7.03 or 7.04) or the amount of Loans of any Lender without the written consent of such Lender;

(e)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Commitment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(f)           reduce the principal of, or the rate of interest specified herein on, any Loan or reimbursement obligation (pursuant to Section 2.06(e)), or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(g)           change Section 2.13 or 7.05  in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(h)           change Sections 2.05(d) or 2.13(c) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly affected thereby;

(i)           change any provision of this Section or the definition of “Requisite Lenders” (except as otherwise provided in Section 2.21) or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(j)           release all of the guarantors or release guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 8.09), without the written consent of each Lender; or

(k)           release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 8.09 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each of the Engagement Letter and the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the then outstanding aggregate principal amount of the Refinanced Term Loans, (b) the weighted average interest margin for such Replacement Term Loans  shall not be higher than the weighted average interest rate margin for such Refinanced Term Loans (in each case as reasonably determined by the Administrative Agent in accordance with customary financial practice), (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans in effect immediately prior to such refinancing.  Any refinancing of any Class of Term Loans as described above shall be subject to the prepayment provisions of Section 2.05.

Section 9.03                      Expenses; Indemnity.

(a)           Costs and Expenses.  The Borrower and each other Loan Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any subagent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the

Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute that is solely between Lenders in their capacities as Lenders (and not in any Lender’s capacity as Administrative Agent, Swingline Lender or Issuing Bank) or (z) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any subagent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such subagent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such subagent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such subagent) or Issuing Bank in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(b).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

Section 9.04                      Right of Set Off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Bank or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Bank or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Bank or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Bank, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank, the Swingline Lender or their respective Affiliates may have.  Each Lender, the Issuing Bank and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.05                      Governing Law; Jurisdiction, Etc.

(a)           Governing Law.  This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Submission to Jurisdiction.  The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.06                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.07                      Reversal of Payments.  To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 9.08                      Injunctive Relief.  The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.09                      Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 9.10                      Successors and Assigns; Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1.0 million, in the case of any assignment in respect of any Revolving Loans, or $1.0 million, in the case of any assignment in respect of any Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.

(iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) Revolving Loans if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)           the consents of the Issuing Bank and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of Revolving Loans.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.

(vi)           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, Issuing Bank, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 9.02 that directly affects such Participant and could not be effected by a vote of the Requisite Lenders.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.14, 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.15 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Lender organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(d) as though it were a Lender.

(f)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.11                      Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the same terms as provided herein), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and their respective obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.12                      Performance of Duties.  Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.

Section 9.13                      All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Commitment remains in effect.

Section 9.14                      Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 9.15                      Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 9.16                      Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.17                      Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

(b)           Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.18                      Term of Agreement.  This Agreement shall remain in effect from the Effective Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 9.19                      USA Patriot Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and Subsidiaries, which information includes the name and address of the Borrower and each Subsidiary and other information that will allow such Lender to identify the Borrower or such Subsidiary in accordance with the Act.

Section 9.20                      Independent Effect of Covenants.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

 [Remainder of Page Intentionally Blank]

EXHIBIT A
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF BORROWING REQUEST

BORROWING REQUEST

Dated as of: _____________

Wachovia Bank, National Association,
  as Administrative Agent
NC0680
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Borrowing Request is delivered to you pursuant to Section [2.02] [2.04] of the Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among Consolidated Communications Holdings, Inc., as Parent, Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower” and Fort Pitt Acquisition Sub Inc. (the “Merger Sub”, and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wachovia Bank, National Association, as Administrative Agent.

1.           The Borrowers hereby request that the Lenders make a [Revolving Loan] [Swingline Loan] [Initial Term Loan] [Delayed Draw Term Loan] to the Borrowers in the aggregate principal amount of $___________.  (Complete with an amount in accordance with Section 2.02 or Section 2.04 of the Credit Agreement.)

2.           The Borrowers hereby request that such Loan be made on the following Business Day: _____________________.  (Complete with a Business Day in accordance with Section 2.02 of the Credit Agreement for Revolving Loans or Section 2.04 of the Credit Agreement for Swingline Loans or the Effective Date for Initial Term Loans or the Delayed Draw Funding Date for Delayed Draw Term Loans.)

3.           The Borrowers hereby request that such Loan bear interest at the following interest rate, plus the Applicable Rate, as set forth below:
Component of Loan	Interest Rate	Interest Period (LIBO Rate only)	Termination Date for Interest Period (if applicable)
[Alternate Base Rate or LIBO Rate]1

4.           All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

5.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1     Complete with (i) the Alternate Base Rate or the LIBO Rate for Revolving Loans, or Term Loans (provided that the LIBO Rate shall not be available until three (3) Business Days after the Effective Date) or (ii) the Alternate Base Rate for Swingline Loans.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC. as the Borrower Representative

By:
Name:
Title:

EXHIBIT B
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto as “Assignees” (collectively, the “Assignees” and each  an “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignees, and the Assignees hereby irrevocably purchase and assume from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor:                                    [INSERT NAME OF ASSIGNOR]

2.           Assignees:                                    See Schedules attached hereto

3.	Borrowers:
Consolidated Communications, Inc., an Illinois corporation, Consolidated Communications Acquisition Texas, Inc., a Delaware corporation, and North Pittsburgh Systems, Inc. (as successor by merger to Fort Pitt Acquisition Sub Inc.), a Pennsylvania corporation.

4.	Administrative Agent:	Wachovia Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of December 31, 2007 among Consolidated Communications Holdings, Inc., as Parent, Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc., and Fort Pitt Acquisition Sub Inc., as Borrowers, the Lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.           Trade Date:                                ______________]2

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

2   To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]3 Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
 as Administrative Agent

By_________________________________
  Title:

[Consented to:]4

CONSOLIDATED COMMUNICATIONS, INC.,
 as Borrower

By________________________________
  Title:

CONSOLIDATED COMMUNICATIONS
 ACQUISITION TEXAS, INC., as Borrower

By________________________________
  Title:

NORTH PITTSBURGH SYSTEMS, NC.,
 as Borrower

By________________________________
  Title:

3	To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Bank is required by the terms of the Credit Agreement. May also use a Master Consent.
4	To be added only if the consent of the Borrowers are required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned5	Aggregate Amount of Commitment/ Loans for all Lenders6	Amount of Commitment/ Loans Assigned7	Percentage Assigned of Commitment/ Loans8		CUSIP Number
	$		$	%
	$		$	%
	$		$	%

[NAME OF ASSIGNEE]9
[and is an Affiliate/Approved Fund of [identify Lender]10]

By:______________________________
   Title:

   5    Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
 6     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
 7     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
 8     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
 9     Add additional signature blocks, as needed.
 10    Select as applicable.

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.                                                                                     1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignees.  Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to receipt of such consents, if any, as may be required under Section 9.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 4.01(f)(i)] [Section 5.01] thereof, as applicable, and such other documents and information as it deems appropriate to make its own individual credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Lender organized under the laws of a jurisdiction other than the United States of America, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other

1

amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignees for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT C
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Dated as of: _____________

The undersigned, on behalf of Consolidated Communications, Inc., an Illinois corporation, Consolidated Communications Acquisition Texas, Inc., a Delaware corporation, and North Pittsburgh Systems, Inc. (as successor by merger to Fort Pitt Acquisition Sub Inc.), a Pennsylvania corporation (collectively, the “Borrowers”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.           This certificate is delivered to you pursuant to Section 5.01(b) of the Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among Consolidated Communications Holdings, Inc., as Parent (“Holdings”), the Borrowers, the Lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.           I have reviewed the financial statements Holdings dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of Holdings as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.           I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Holdings during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto].

4.           The Available Cash, the Cumulative Available Cash, the amount of Subject Payments made and calculations determining such figures are set forth on the attached Schedule 1, Holdings and its Subsidiaries are in compliance with each of the financial ratios and restrictions contained in the Financial Covenants as shown on such Schedule 1.

[Signature Page Follows]

WITNESS the following signatures as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

CONSOLIDATED COMMUNICATIONS
ACQUISITION TEXAS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

NORTH PITTSBURGH SYSTEMS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

Schedule 1
to
Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

EXHIBIT D-1
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF INITIAL TERM-1 LOAN NOTE

INITIAL TERM-1 LOAN NOTE

$__________	_________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the principal amount of all Initial Term-1 Loans made by the Lender pursuant to that certain Credit Agreement, dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Consolidated Communications Holdings, Inc., as Parent Guarantor, the Borrower, the Lenders who are or may become party thereto, Wells Fargo Bank, National Association, as Administrative Agent, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent and The Royal Bank of Scotland plc, as Co-Documentation Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Initial Term-1 Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement.  All payments of principal and interest on this Initial Term-1 Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Initial Term-1 Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Initial Term-1 Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Initial Term-1 Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS INITIAL TERM-1 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Initial Term-1 Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Initial Term-1 Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

[Initial Term-1 Loan Note – Consolidated Communications]

EXHIBIT D-2
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF INITIAL TERM-2 LOAN NOTE

INITIAL TERM-2 LOAN NOTE

$__________	_________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the principal amount of all Initial Term-2 Loans made by the Lender pursuant to that certain Credit Agreement, dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Consolidated Communications Holdings, Inc., as Parent Guarantor, the Borrower, the Lenders who are or may become party thereto, Wells Fargo Bank, National Association, as Administrative Agent, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent and The Royal Bank of Scotland plc, as Co-Documentation Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Initial Term-2 Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement.  All payments of principal and interest on this Initial Term-2 Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Initial Term-2 Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Initial Term-2 Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Initial Term-2 Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS INITIAL TERM-2 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Initial Term-2 Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Initial Term-2 Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

[Initial Term-2 Loan Note – Consolidated Communications]

EXHIBIT D-3
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF REVOLVING-1 LOAN NOTE

REVOLVING-1 LOAN NOTE

$__________	_________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Revolving-1 Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Consolidated Communications Holdings, Inc., as Parent Guarantor, the Borrower, the Lenders who are or may become party thereto, Wells Fargo Bank, National Association, as Administrative Agent, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, and The Royal Bank of Scotland plc, as Co-Documentation Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving-1 Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement.  All payments of principal and interest on this Revolving-1 Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving-1 Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving-1 Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving-1 Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING-1 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving-1 Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Revolving-1 Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

[Revolving-1 Loan Note – Consolidated Communications]

EXHIBIT D-4
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF REVOLVING-2 LOAN NOTE

REVOLVING-2 LOAN NOTE

$__________	_________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Revolving-2 Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Consolidated Communications Holdings, Inc., as Parent Guarantor, the Borrower, the Lenders who are or may become party thereto, Wells Fargo Bank, National Association, as Administrative Agent, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, and The Royal Bank of Scotland plc, as Co-Documentation Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving-2 Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement.  All payments of principal and interest on this Revolving-2 Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving-2 Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving-2 Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving-2 Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING-2 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving-2 Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Revolving-2 Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

[Revolving-2 Loan Note – Consolidated Communications]

EXHIBIT E
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

[INTENTIONALLY OMITTED]

EXHIBIT F
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

[INTENTIONALLY OMITTED]

EXHIBIT G
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF MORTGAGE

Prepared by and when
recorded return to:

Winston & Strawn LLP
100 North Tryon Street, Suite 3300
Charlotte, North Carolina  28202
Attention:  C. Corley Holt, Esquire

COMMONWEALTH OF PENNSYLVANIA
COLLATERAL IS OR INCLUDES FIXTURES
COUNTY OF ___________________

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (as amended, restated, supplemented or otherwise modified from time to time, this “Mortgage”) is made and entered into as of the ____ day of ____________, 2007, by:

_____________________________, a _____________ _______________, whose address is _______________________________________________ (the “Mortgagor”); to

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent under the Credit Agreement referred to below, for the benefit of the Secured Parties (as hereinafter defined), whose address is NC0680, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, Attn: Syndication Agency Services (the “Mortgagee”).

STATEMENT OF PURPOSE

Reference is hereby made to (a) that Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower”) and Fort Pitt Acquisition Sub Inc., a Pennsylvania corporation (the “Merger Sub” and, together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the Mortgagee as administrative agent (in such capacity, the “Administrative Agent”), and the banks and other financial institutions who are or may become party thereto, as lenders (the “Lenders”) and (b) the Guaranty Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”) made by Holdings and certain of its Subsidiaries (collectively, the “Guarantors”) in favor of the Mortgagee as Administrative Agent.

Reference is hereby made to the Indenture, dated as of April 14, 2004 (as amended, restated, supplemented or otherwise modified, the “Indenture”), between Holdings (as successor to all of the rights and obligations of Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc. and Homebase Acquisition LLC), as issuer, and Wells Fargo Bank, N.A., as trustee (the “Indenture Trustee”).

This Mortgage secures:

(i)           (A) [all “Obligations” of the Mortgagor under and as defined in the Credit Agreement, and (B) all obligations of the Mortgagor under all of the documents, instruments and agreements executed by the Mortgagor with respect to the Credit Agreement (collectively, together with the Credit Agreement, the “Loan Documents”) (all such obligations of the Mortgagor being hereinafter referred to as the “Loan Obligations”);] OR [all “Guaranteed Obligations” of the Mortgagor under and as defined in the Guaranty Agreement, and (B) all obligations of the Mortgagor under all of the documents, instruments and agreements executed by the Mortgagor with respect to the Guaranty Agreement or the Credit Agreement (collectively, together with the Guaranty and the Credit Agreement, the “Loan Documents”) (all such obligations of the Mortgagor being hereinafter referred to as the “Loan Obligations”)];

(ii)           all obligations of Holdings to pay the principal of, premium (if any) and interest on, the Senior Notes issued pursuant to the Indenture (all such obligations of Holdings being hereinafter referred to as the “Indenture Obligations”); and

(iii)           the payment by the Mortgagor of all other sums, with interest thereon, advanced by the Mortgagee to protect the security of this Mortgage (together with the Loan Obligations and the Indenture Obligations, the “Secured Obligations”).

Defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Credit Agreement or other applicable Loan Document, unless otherwise provided herein.  For clarification purposes, “Secured Parties” shall have the meaning ascribed to such term in the Collateral Agreement.

Pursuant to the Indenture, Holdings and its Restricted Subsidiaries (as defined in the Indenture) may not secure the Loan Obligations unless Holdings shall have made effective provision to secure the Indenture Obligations on an equal and ratable basis with the Loan Obligations for so long as the Loan Obligations shall be secured.

The Administrative Agent and the Lenders are unwilling to enter into the Credit Agreement, or to extend those certain credit facilities to the Borrowers pursuant thereto, unless the Mortgagor agrees to execute and deliver this Mortgage, and to grant the lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of other Secured Parties, to secure the Secured Obligations.  [The Mortgagor is a wholly-owned Subsidiary of Holdings and will receive a direct benefit from the credit facilities extended under the Credit Agreement, and therefore the Mortgagor has agreed to execute and deliver this Mortgage, and to grant the lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, to secure the Secured Obligations.]

NOW, THEREFORE, in order to secure (i) the Secured Obligations and the repayment of the Secured Obligations, with interest thereon, and all renewals, extensions and modifications thereof; (ii) the repayment of any future advances, with interest thereon, made by Lenders to Borrowers pursuant to Section 1.3; (iii) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this instrument; and (iv) the performance of the covenants and agreements of the Mortgagor contained herein, in the Loan Documents and in the Indenture, and in consideration of Lenders’ agreements under the Credit Agreement to extend the credit facilities to the Borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor by these presents does hereby (a) give, grant, bargain, sell, alienate, remise, warrant, convey, mortgage, release, confirm, assign, transfer and set over unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, all of the Mortgagor’s right, title and interest in and to the

“Land” and the “Improvements” (collectively, the “Premises”), as described below and any real or mixed property referred to below, and (b) convey and grant a security interest unto the Mortgagee, for the ratable benefit of the Secured Parties, in all of the Mortgagor’s right, title and interest in and to the “Equipment”, the “Proceeds” and any other personal property referred to below. This Mortgage shall secure a maximum principal amount under the Loan Documents of One Billion Two Hundred Million and No/100 Dollars ($1,200,000,000) at any one time and a maximum principal amount under the Indenture of One Hundred Thirty Million and No/100 Dollars ($130,000,000) at any one time. The property and rights (collectively, the “Property”) subject to this Mortgage are all of the Mortgagor’s right, title and interest in and to the following:

A.           All of the right, title and interest of the Mortgagor in and to the real estate, as more specifically described in Exhibit A attached hereto, together with all of the Mortgagor’s rights, title and interest under all easements, rights of way, restrictive covenants, parking agreements, encroachment agreements, licenses, streets, alleys, passages, walkways, strips of land, sewer rights, waters, water courses, water privileges, tenements, hereditaments and other appurtenances and rights, including, but not limited to, air rights, surface rights and subsurface rights relating or appertaining to such real estate (collectively, the “Land”);

B.           All of the right, title and interest of the Mortgagor in and to all facilities, buildings, structures, fixtures, improvements and parking areas now or hereafter located on the Land and all replacements thereof and additions thereto (collectively, the “Improvements”); without limiting the foregoing, the term “Improvements” shall include: all buildings, components of buildings, roads, streets, curbs, gutters, sidewalks and pedestrian ways; all storm drainage, water systems, sewer systems, electrical systems, gas systems and other utilities equipment; and all improvements relating to easements appurtenant to the Land and landscaping, whether or not located on the Land, which are necessary or appropriate to fully benefit and serve the Improvements located on the Land;

C.           All chattels, machinery, fixtures, equipment, furnishings, goods, construction materials and articles of personal property now or hereafter attached to, incorporated in, or located on the Premises or on appurtenant easements and used or usable in connection with any present or future construction, operation or letting of the Property or the activities at any time conducted therein or thereon which are owned by the Mortgagor (collectively, the “Equipment”), including, but not limited to, any and all types of apparatus, machinery and equipment, heating, venting and air-conditioning, lighting, laundry, incinerating and power equipment and machinery, plumbing, refrigerating, trash compacting, cleaning, cooking, smoke detection, fire prevention and fire extinguishing systems, security and access control apparatus, communications apparatus (including antennas, satellite dishes and systems, telecommunications systems, equipment, facilities and devices, televisions and television systems, audio and video systems, equipment, facilities and devices, and computer systems and fixtures and appurtenances thereto), sprinkler systems, gas and electric fixtures, awnings, shades, screens, window shades and blinds, storm doors and windows, appliances, cabinets, ducts and compressors, water heaters, water closets, sinks, dishwashers, disposals, washers, dryers, radiators, ranges, paneling, office equipment and other furnishings, fitness and exercise equipment, rugs, carpets, curtain rods, draperies and linens, mirrors, elevators, escalators, pumps, motors, boilers, engines, conduits, dynamos, refrigerators, freezers, incinerators, trash receptacles, trees, plants, flowers shrubbery, and all other machinery, equipment, appliances, fittings, furniture, furnishings, chattels and articles of personalty of every kind and nature used in the operation of the Improvements and structures now or hereafter situated on and constituting part of the Property or on appurtenant easements, together with any and all replacements thereof and additions thereto;

D.           All of the right, title and interest of the Mortgagor in and to any unearned insurance premiums and any insurance proceeds realized from or as a result of the Mortgagor’s ownership or operation of the Property and any and all awards, including interest thereon, heretofore and hereafter made to the Mortgagor for any taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including any awards for changes of grade of streets, which awards are hereby assigned to the Mortgagee, for the ratable benefit of the Secured Parties, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor and to apply the same to the obligations, to the extent hereinafter provided (all of the foregoing being referred to herein as the “Proceeds”);

E.           All of the right, title and interest of the Mortgagor in and to all existing and future leases, subleases, tenancies, licenses, occupancy agreements and other agreements for the use and occupancy of all or any portion of the Property, and any and all extensions, renewals and modifications thereof, whether written or oral and whether for a definite term or month to month, including without limitation (i) any and all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, (ii) the right to receive and collect all rents thereunder, (iii) any options or rights of first refusal thereunder, and (iv) any and all guarantees of the lessee’s obligations thereunder (collectively, the “Leases”);

F.           All of the right, title and interest of the Mortgagor in and to all earnings, revenues, rents, issues, profits, receipts, reserves, avails, general intangibles, choses in action, proceeds and other income of and from the Property or any portion thereof including, without limitation, all rents and receipts (including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents) from, or proceeds payable under or related to, the Leases (together with the items described in Clauses H, I and J below, collectively, the “Rents”);

G.           All of the right, title and interest of the Mortgagor in and to all awards and payments of any kind derived from or relating to any Lease, including, without limitation: (i) claims for the recovery of damages to the Property by proceeds of any policy of insurance or otherwise, or for the abatement of any nuisance existing thereon; (ii) claims for damages resulting from acts of insolvency or bankruptcy or otherwise; (iii) lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal or option to purchase; and (iv) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded;

H.           All of the right, title and interest of the Mortgagor in and to the proceeds of any rental or loss of rents insurance carried by the Mortgagor on the Property;

I.           All of the right, title and interest of the Mortgagor in and to all security deposits and escrow accounts made by any tenant or subtenant under any Lease;

J.           All architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits, surveys and similar documents relating to the Property; all sewer taps, permits and allocations; and all agreements for utilities, bonds, sureties and the like, relating to the Property or appurtenant facilities erected or to be erected upon or about the Property;

K.           All warranties and guarantees of contractors or subcontractors or of suppliers or manufacturers of equipment or other property incorporated into the Improvements or used with or otherwise constituting part of the fixtures therein; and

L.           All the property of every kind and description, whether real, personal or mixed, which at any time hereafter, by indenture or indentures supplemental hereto, and by other instruments of transfer, may be expressly conveyed, mortgaged or pledged, delivered, assigned or transferred to the Mortgagee, for the ratable benefit of the Secured Parties, by or on behalf of the Mortgagor, as and for additional or substitute security for the Secured Obligations.

TO HAVE AND TO HOLD the Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

PROVIDED, ALWAYS, if the Loan Obligations shall be indefeasibly paid and performed in full when due and the Commitments terminated and if the Mortgagor shall keep, perform and observe each of the covenants, agreements and provisions in this Mortgage to be kept, performed and observed by the Mortgagor, then, at such time, this Mortgage and the estate and rights hereby granted shall terminate and be of no further force and effect and the lien created by this Mortgage shall be released, any and all costs associated with such release to be borne by the Mortgagor.

THIS IS AN OPEN-END MORTGAGE AND SECURITY AGREEMENT and secures, inter alia, present and future advances made by Secured Parties pursuant to the Indenture and the Loan Documents.  The priority of such future advances shall relate back to the date of this Mortgage, or to such later date as required by Applicable Law.  This Mortgage also secures advances made by Mortgagee with respect to the Property for the payment of taxes, assessments, maintenance charges, and insurance premiums, costs incurred by Mortgagee for the protection of the Property or the Lien of this Mortgage, and expenses incurred by Mortgagee by reason of the occurrence of an Event of Default and the priority of such advances, costs and expenses shall also relate back to the date of this Mortgage, or to such later date as required by Applicable Law.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR
The Mortgagor represents, warrants, and covenants with the Mortgagee and other Secured Parties as follows:

Payment and Performance of Secured Obligations

.  The Mortgagor will pay and perform, or cause to be paid and performed, when due the Secured Obligations.

Priority of Lien

.  This Mortgage is and, prior to the performance and indefeasible payment in full of the Loan Obligations and termination of the Commitments, shall remain a first Lien on all of the Property, subject only to those matters set forth on Exhibit B attached hereto (the “Permitted Exceptions”) or otherwise approved by the Mortgagee in advance.  The Mortgagor shall pay or cause to be discharged within ten (10) days after they shall be payable, or shall make adequate provisions for the satisfaction or discharge of, all lawful claims and demands of mechanics, laborers and materialmen (including the posting of a bond sufficient to satisfy or discharge such claims) which, if unpaid, might be a lien or charge on the Property (or any part thereof) or the income therefrom; provided, that the Mortgagor may contest any such claims or demands in good faith so long as (i) adequate reserves are maintained with respect thereto in accordance with GAAP and (ii) the Contested Collateral Lien Conditions shall at all times be satisfied.  Nothing herein contained shall require the Mortgagor to pay any claims for labor, materials or services provided solely for the benefit of landlord or any other tenant.

Future Advances.  It is understood and agreed that this Mortgage covers, inter alia, present and future advances made by Mortgagee or other Secured Parties to or for the benefit of Mortgagor pursuant to the Credit Agreement or the Indenture, and that the Lien of such future advances shall relate back to the date of this Mortgage.  At no time shall the principal amount of the indebtedness under the Loan Documents secured by this instrument, not including loans advanced hereunder to protect the security of this instrument, exceed One Billion Two Hundred Million and No/100 Dollars ($1,200,000,000), and at no time shall the principal amount of the indebtedness under the Indenture secured by this instrument, not including loans advances hereunder to protect the security of this instrument, exceed One Hundred Thirty Million and No/100 Dollars ($130,000,000).  In addition, as contemplated by 42 Pa. C.S.A. §8144, this Mortgage secures, and the Secured Obligations include, the unpaid balances of any advances made with respect to the Property for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Property or the Lien of this Mortgage and expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage, the Indenture or any other Loan Document.

Expenses

.  If any action or proceeding is commenced to which the Mortgagee or the other Secured Parties (or any of them) become or are made a party arising out of or in connection with any of the Loan Documents, the Loans or the Indenture or the Senior Notes, or in which it becomes necessary to enforce, defend or uphold the lien of this Mortgage, all court costs and litigation costs (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Mortgagee and the other Secured Parties shall be paid by the Mortgagor, and any such sum shall be a lien on the Property, prior to any right, or title to, interest in, or claim upon the Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage (“Expenses”).  In any action or proceeding to foreclose the lien of this Mortgage or to recover, collect or compel the performance of the Secured Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

Insurance.

The Mortgagor will maintain, or cause to be maintained, in full force and effect all insurance coverage and policies required to be maintained under the terms of the Credit Agreement or any other Loan Document and as set forth herein.  Insurance coverage shall include:

insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss or damage by such other, further and additional risks as may be now or hereafter embraced by an “all risk” form insurance policy with Extended Coverage Endorsement and replacement cost broad form fire and collapse insurance on the Property with a company or companies approved by the Mortgagee and with coverages and in form, content and amount reasonably acceptable to the Mortgagee.  Such policy shall also extend coverage for acts of vandalism and malicious mischief, without co-insurance, in an amount equal to 100% of the replacement cost of the Improvements.  For buildings equipped with automatic sprinkler systems designed to discharge an extinguishing agent, including, but not limited to, water, chemicals or gas, such policy shall include sprinkler leakage as a covered cause of loss;

for buildings equipped with boilers, heating and ventilating systems, refrigeration equipment, air conditioning units, pumps, compressors, motors, blowers, generators, transformers and other types of heavy equipment, the Mortgagee shall require Boiler and Machinery Insurance to cover the sudden and accidental breakdown of such equipment;

if any Improvements (now or hereafter existing) on the Land are or will be located in an area identified by the U.S. Department of Housing and Urban Development or Federal Emergency Management Agency as an area having “special flood hazards”, the Mortgagor shall also furnish flood insurance in the amount which is the lesser of (A) the total amount of all unused commitments under the Credit Agreement plus the outstanding balance of the indebtedness under the Credit Agreement and the Indenture or (B) the maximum limited of coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, and the Housing and Community Development Acts of 1974 and 1977, all as amended;

such worker’s compensation insurance as is required by any Requirement of Law;

rental loss insurance or loss of business income insurance in an amount sufficient to compensate for all rents or income at the Property and real estate taxes and insurance premiums for a period of at least (6) six months;

single limit comprehensive general public liability insurance against claims for bodily injury, death or property affording protection in respect of injury or death to any person or damage to property of any one owner, and in respect of injury or death to more than one person or damage to property of more than one owner arising from any one accident or occurrence, each to the limit required by the Mortgagee; and

such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by the Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, Sinkhole, Mine Subsidence and Earthquake insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

During the term of the Credit Agreement, the premium on each insurance policy described above shall be paid on or prior to the date when due and the policy term renewed annually in the same form and with at least the same coverage as the preceding year, with the Mortgagee to receive notice of renewal at least thirty (30) days prior to expiration. Further, no such policy shall be subject to cancellation, nonrenewal or reduction of coverage unless the insurer has given the Mortgagee at least thirty (30) days’ (or in the case of non-payment of premium, ten (10) days) prior written notice of such action.  All policies described herein must be issued by insurance companies and agencies licensed by the Insurance Commission (or comparable agency) of the state in which the Property is located (the “State”) to conduct business in the State and approved by the Mortgagee.  The Mortgagee shall have the right to approve each and every insurance carrier and policy, such approval not to be unreasonably withheld.

All policies shall include a standard, non-contributory mortgagee clause naming the Mortgagee and/or the Secured Parties (as may be required) as additional insured under all liability insurance policies, as first mortgagee on all property insurance policies and as the loss payee on all loss of rents insurance policies.  All policies shall be in form and content as approved by the Mortgagee.

Removal of Improvements.  No Improvements shall be removed, demolished or materially altered without the Mortgagee’s prior written consent, which shall not be unreasonably withheld.

Security Interest.  The Mortgagor shall promptly execute and cause to be filed (as directed by the Mortgagee) any and all documents, including UCC Financing Statements (the “Financing Statements”) pursuant to the Uniform Commercial Code of the State as now enacted and subsequently amended from time to time (the “Code”), as may be necessary, or as the Mortgagee may reasonably request, to preserve and maintain the first lien priority of the interest created hereby on all fixtures and personal property constituting part of the Property.  Such Financing Statements shall be filed in such places as the Mortgagee reasonably determines.  The Mortgagor hereby authorizes and empowers the Mortgagee to execute and file, on the Mortgagor’s behalf, all Financing Statements and refilings and continuations thereof as the Mortgagee deems reasonably necessary or advisable to perfect, preserve and protect the Mortgagee’s and Secured Parties’ interest in such fixtures and personal property, and the Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  This Mortgage is deemed a “Security Agreement” (as defined in the Code) and, with respect to the personal property encumbered by this Mortgage, the remedies for any violation of the covenants, terms and conditions and agreements contained in the Loan Documents and the Indenture shall be as prescribed (i) herein (the Mortgagor agreeing that all such personal property may be sold by the Mortgagee as part of any sale under any foreclosure sale provided for in Section 4.1(d) hereof), (ii) by Applicable Law or (iii) by the Code, all at the Mortgagee’s sole election.

Sale; Liens; Subdivision.

(a)           Except as may be permitted under the Indenture, the Credit Agreement, any other Loan Document or in this Section 1.8, the Mortgagor shall not, directly or indirectly, sell, transfer, convey, lease or further encumber or mortgage, whether voluntary, involuntary or by operation of law, or suffer or permit the same, all or any part of the Property or any interest therein or in the Mortgagor.

(b)           Except as may otherwise be provided in the Indenture, the Credit Agreement or any other Loan Document and in the ordinary course of business, the Mortgagor may not sell, transfer, convey or otherwise dispose of any Equipment.

Eminent Domain.  The Mortgagee is hereby authorized and empowered to settle, adjust or compromise any and all claims and rights arising from any eminent domain or condemnation action relating to part or all of the Property (or any interest therein) and to collect and receive the proceeds relating to or arising therefrom (collectively, the “Condemnation Proceeds”).  Each entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property is hereby authorized and directed to pay Condemnation Proceeds directly to the Mortgagee, for the ratable benefit of the Secured Parties, instead of to the Mortgagor and the Mortgagee jointly.  In the event any entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property fails to disburse Condemnation Proceeds directly and solely to the Mortgagee but disburses such Condemnation Proceeds instead either solely to the Mortgagor or to the Mortgagor and the Mortgagee jointly, the Mortgagor agrees to immediately endorse and transfer such Condemnation Proceeds to the Mortgagee.  Upon the failure of the Mortgagor to immediately endorse and transfer such Condemnation Proceeds as aforesaid, the Mortgagee may execute such endorsements or transfers for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  The Condemnation Proceeds shall be applied to the Loan Obligations to the extent required by, and in the manner set forth in, Section 2.05(c)(iii) of the Credit Agreement.

Insurance Proceeds.  The Mortgagee is hereby authorized and empowered to settle, adjust or compromise any claims or rights under any insurance policies maintained pursuant to this Mortgage and to collect and receive the proceeds from any such policy or policies (collectively, the “Insurance Proceeds”).  Each insurance company is hereby authorized and directed to pay all Insurance Proceeds directly to the Mortgagee, for the ratable benefit of the Secured Parties, instead of to the Mortgagor and the Mortgagee jointly.  In the event any insurance company fails to disburse Insurance Proceeds directly and solely to the Mortgagee but disburses such Insurance Proceeds instead either solely to the Mortgagor or to the Mortgagor and the Mortgagee jointly, the Mortgagor agrees to immediately endorse and transfer such Insurance Proceeds to the Mortgagee.  Upon the failure of the Mortgagor to endorse and transfer such Insurance Proceeds as aforesaid, the Mortgagee may execute such endorsements or transfers for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  The Insurance Proceeds shall be applied to the Loan Obligations to the extent required by, and in the manner set forth in, Section 2.05(c)(iii) of the Credit Agreement.

Repair and Restoration.  Notwithstanding the provisions of Sections 1.9 and 1.10 above, so long as the Mortgagee determines in the exercise of its reasonable discretion that the Mortgagor is financially able to bear any costs of such rebuilding which are not covered by the insurance proceeds or condemnation awards, then if:

no Default or Event of Default has occurred and is continuing beyond any applicable grace period under the Loan Documents; and

the Property can, in the Mortgagee’s reasonable judgment, with diligent restoration and repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or taking causing the loss or damage from the earlier to occur of (A) two hundred and seventy (270) days after receipt of insurance proceeds or condemnation awards by either the Mortgagor or the Mortgagee, and (B) the Term Loan Maturity Date; and

all necessary consents or approvals of any Governmental Authority can be obtained to allow the rebuilding and the re-occupancy of the Property as described in subsection (b) above; and

there are sufficient sums available, through insurance proceeds or condemnation awards and contributions by the Mortgagor, for such restoration and repair (including, without limitation, for any costs and expenses incurred by the Mortgagee in approving said restoration or repair); and

the Mortgagor so elects by written notice delivered to the Mortgagee within ten (10) days after notice from the Mortgagee to the Mortgagor of such settlement of the aforesaid insurance or condemnation claim;

then, the Mortgagee shall, solely for the purposes of such restoration and repair, make available to the Mortgagor the Condemnation Proceeds or Insurance Proceeds, as applicable, for use by the Mortgagor in such restoration and repair; provided, that the Mortgagor shall submit for the prior approval by the Mortgagee plans and specifications, contractors and form of construction contracts for such restoration and repair and shall furnish to the Mortgagee permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to the Mortgagee in its discretion.  In addition, to the extent that the Mortgagee receives any rental loss or loss of business income insurance proceeds in excess of amounts required to ensure no Default or Event of Default occurs with respect to any payment becoming due and payable under the Loan Documents or the Indenture for any period of time in which the Mortgagor is not required to pay rent due to the casualty or condemnation, and provided further that all operating expenses of the Property have been paid in full, then any such excess shall be distributed by the Mortgagee to the Mortgagor.

ARTICLE XI

POSSESSION AND ADMINISTRATION OF THE PROPERTY
Impositions.

The Mortgagor will pay or cause to be paid in a timely manner all taxes, assessments and other charges now or hereafter levied against the Property, or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, areas, air space, parking areas and other space or facilities beyond the lot line and on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing; and in the case of default in the payment thereof, the Mortgagee may (but shall not be obligated to) pay the same and the Mortgagor will repay or cause to be repaid such sum, and such sum shall be added to the indebtedness secured by this Mortgage.

The Mortgagor will not claim any credit on or make any deduction from the interest or principal of the Secured Obligations by reason of the payment of any taxes levied or to be levied on the Property, or any part thereof, during the continuance of the lien of this Mortgage.

Warranty of Title.  The Mortgagor warrants that the Mortgagor is indefeasibly seized of the Property in fee simple absolute, free and clear from all encumbrances (subject only to the Permitted Exceptions), and that the Mortgagor has full power and lawful authority to convey and encumber the same; that the Mortgagor shall and will make, execute, acknowledge and deliver all such further or other deeds, instruments or assurances as may at any time hereafter be reasonably desired or required by the Mortgagee to more fully and effectually convey the Property for the purposes aforesaid; and that the Mortgagor will warrant and defend the Property against all persons whomsoever, except for claims arising pursuant to the Permitted Exceptions.

Waste.  The Mortgagor will cause the Improvements now or hereafter constructed on, and constituting part of, the Property to be protected and to be kept in good order and repair and will not commit or suffer any waste, deterioration or impairment of the Property whereby the value of the Property might be materially impaired.  In the event that such waste, deterioration or impairment of the Property shall occur, which such waste, deterioration or impairment is not promptly cured by the Mortgagor, the Mortgagee may (but shall not be obligated to) take such action as may be necessary to remedy such condition and the Mortgagor shall repay or cause to be repaid all costs and expenses associated with such remedy and such sum shall be added to the obligations secured by this Mortgage.

Inspection.  The Mortgagee and any persons authorized by the Mortgagee shall have the right to enter and inspect the Property at all reasonable times and upon prior written notice to the Mortgagor.

Compliance with Governmental Authorities.  The Mortgagor will comply with or cause to be complied with in all material respects, all statutes, ordinances and requirements of any Governmental Authority relating to the Property.  The Mortgagor will not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions, limiting or defining the uses which may be made of the Premises, or any part thereof, without the prior written consent of the Mortgagee, which shall not be unreasonably withheld.

ARTICLE XII

ASSIGNMENT OF LEASES AND RENTS
Assignment.  The Mortgagor hereby assigns to the Mortgagee all Rents and all of the Mortgagor’s rights in and under all Leases.  So long as no Event of Default has occurred, the Mortgagor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for the Mortgagee and to otherwise deal with all Leases as permitted by this Mortgage.  Each month, provided no Event of Default has occurred, the Mortgagor may retain such Rents as were collected that month and held in trust for the Mortgagee.  Upon the revocation of such license, all Rents shall be paid directly to the Mortgagee and not through the Mortgagor, all without the necessity of any further action by the Mortgagee, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver.  The Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to the Mortgagee upon written demand by the Mortgagee, without further consent of the Mortgagor, without any obligation of such tenants to determine whether an Event of Default has in fact occurred and regardless of whether the Mortgagee has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by the Mortgagee to the tenants.  Any such payments to the Mortgagee shall constitute payments to the Mortgagor under the Leases.  The curing of an Event of Default, unless other Events of Default also then exist, shall entitle the Mortgagor to recover its aforesaid license to do any such things which the Mortgagor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents.  The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of an Event of Default and may be exercised independently of or concurrently with any of said remedies.  Nothing in the foregoing shall be construed to impose any obligation upon the Mortgagee to exercise any power or right granted in this Section 3.1 or to assume any liability under any Lease of any part of the Property and no liability shall attach to the Mortgagee for failure or inability to collect any Rents under any such Lease.  The assignment contained in this Section 3.1 shall become null and void upon the release of this Mortgage.

Covenants, Representations and Warranties Concerning Leases and Rents.  The Mortgagor covenants, represents and warrants that: (a) the Mortgagor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and authority to assign them; (b) all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) neither the Mortgagor nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) unless otherwise stated in a Permitted Exception, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other Person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, the Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) the Mortgagor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) the Mortgagor will not without the prior written consent of the Mortgagee, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rents, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) the Mortgagor will not, without the prior written consent of the Mortgagee, which shall not be unreasonably withheld, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more; (j) the Mortgagor will not execute any Lease except in accordance with this Mortgage and the other Loan Documents and for actual occupancy by the tenant thereunder; (k) the Mortgagor shall give prompt notice to the Mortgagee, as soon as the Mortgagor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rents, cancellation of the Lease, or constructive eviction, and the Mortgagor shall defend, at the Mortgagor’s expense, any proceeding pertaining to any Lease, including, if the Mortgagee so requests, any such proceeding to which the Mortgagee is a party; (l) the Mortgagor shall as often as requested by the Mortgagee, within ten (10) days of each request, deliver to the Mortgagee a complete rent roll of the Property in such detail as the Mortgagee may require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to the Mortgagor, and deliver to such of the tenants and others obligated under the Leases specified by the Mortgagee written notice of the assignment in Section 3.1 hereof in form and content satisfactory to the Mortgagee; (m) promptly upon request by the

Mortgagee, the Mortgagor shall deliver to the Mortgagee executed originals of all Leases and copies of all records relating thereto; and (n) there shall be no merger of the leasehold estates created by the Leases with the fee estate of the Land without the prior written consent of the Mortgagee.

Estoppel Certificates.  All future Leases and extensions or renewals of existing Leases shall require the tenant to execute and deliver to the Mortgagee an estoppel certificate in form and substance acceptable to the Mortgagee within ten (10) days after notice from the Mortgagee.

No Liability of the Mortgagee.  The Mortgagee’s acceptance of this assignment shall not be deemed to constitute the Mortgagee a “mortgagee in possession,” nor obligate the Mortgagee to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to the Mortgagor by any tenant and not as such delivered to and accepted by the Mortgagee.  The Mortgagee shall not be liable for any injury or damage to person or property in or about the Property, or for the Mortgagee’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive.  Neither the assignment of Leases and Rents nor enforcement of the Mortgagee’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by the Mortgagee nor the Mortgagee’s consent to or approval of any Lease (nor all of the same), shall render the Mortgagee liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

If the Mortgagee seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose.  The Mortgagee neither has nor assumes any obligations as lessor or landlord with respect to any Lease.  The rights of the Mortgagee under this Article III shall be cumulative of all other rights of the Mortgagee under the Loan Documents or otherwise.

ARTICLE XIII

REMEDIES

Remedies.  In addition to, and without limitation of, remedies set forth in the Indenture, the Credit Agreement, the other Loan Documents and Applicable Law, upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, to the extent permitted by Applicable Law, the Mortgagee may, and upon the request of the Requisite Lenders shall, exercise any or all of the following remedies:

the Mortgagee may enter into and upon all or any part of the Property and may exclude the Mortgagor and its agents and servants wholly therefrom, and having and holding the same may use, operate, develop, manage and control the Property, or any part thereof, and conduct the business of the Mortgagor (including, without limitation, exercising any and all rights of the Mortgagor under the Leases and any other applicable lease with respect to the Property), either personally, or by the Mortgagee’s agents, attorneys, receivers or trustees, in such manner as the Mortgagee may deem to be to the Mortgagee’s best advantage.  To the extent permitted by Applicable Law, the Mortgagee shall be entitled to collect and receive all Rents, for the ratable benefit of the Secured Parties, or to otherwise exercise all of the Mortgagor’s rights with respect to the Rents after deducting all associated expenses, and all necessary repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and other charges creating liens on the

Property, or any part thereof, as well as reasonable compensation for their own services and for the services of their counsel, agents, clerks, servants and other employees by them properly engaged and employed, provided no compensation shall be paid to any employee, agent or clerk of the Mortgagee above the level of property manager employed in connection with the exercise of the Mortgagee’s rights under this Section 4.1(a).

the Mortgagee shall apply the balance of the money derived from the operation and management of the Property and business in the manner set forth in Section 4.04 below.

the Mortgagee may bring an appropriate action to recover any sums required to be paid by the Mortgagor under the terms of the Loan Documents and the Indenture, as they become due, without regard to whether or not the principal indebtedness or any other sums evidenced by the Loan Documents and the Indenture and secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for any Event of Default by the Borrowers or the Mortgagor existing at the time the earlier action was commenced.

the Mortgagee may declare the Loan Obligations to be immediately due and payable, and unless same are paid or performed on demand, the Mortgagee may resort to any and all remedies provided in any Loan Document or by law and in equity.

the Mortgagee may foreclose the lien of this Mortgage.

(a)                                (f)           FOR THE PURPOSE OF PROCURING POSSESSION OF THE PROPERTY UPON AN EVENT OF DEFAULT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR MORTGAGOR AND CONFESS JUDGMENT PURSUANT TO APPLICABLE LAW AGAINST MORTGAGOR, AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS MORTGAGE, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. MORTGAGOR HEREBY RELEASES MORTGAGEE FROM ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH JUDGMENT AND IN CAUSING SUCH WRIT OR WRITS TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR, APPEAL, PETITION TO OPEN OR STRIKE OFF JUDGMENT, OR OTHER OBJECTION SHALL BE FILED OR MADE WITH RESPECT THERETO. IF FOR ANY REASON AFTER SUCH JUDGMENT HAS BEEN CONFESSED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER JUDGMENTS BY CONFESSION AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY ENTER SUCH JUDGMENT BEFORE OR AFTER THE INSTITUTION OF FORECLOSURE PROCEEDINGS UPON THIS MORTGAGE, OR AFTER JUDGMENT THEREON OR ON THE INDENTURE, THE CREDIT AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY OF THE NOTES, OR AFTER A SALE OF THE PROPERTY BY THE SHERIFF.

In the event the Property, or any portion thereof, is sold pursuant to any writ of execution on a judgment obtained by virtue of any Loan Document or pursuant to any other judicial proceedings under any Loan Document, the Property may be sold as a whole or as separate parcels and in such manner or order as the Mortgagee in its reasonable discretion may elect.

To the extent permitted by Applicable Law, any judicial sale or sales made under or by virtue of this Mortgage, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Mortgagor in and with respect to the Property sold and shall be a perpetual bar, both at law and in equity, against the Mortgagor, its successors and assigns, and against any and all persons claiming the Property, or any part thereof, through or under the Mortgagor.

(b)           (g)           the Mortgagee may exercise any or all of the remedies available to a secured party under the Code, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as the Mortgagee may determine.  The Mortgagee and the Secured Parties, or any of them, may be a purchaser at any such public sale of such fixtures or personal property.

(c)           (h)           the Mortgagee may proceed to protect and enforce the Mortgagee’s and Secured Parties’ rights under this Mortgage and any other Loan Document by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement, assistance in connection with the execution of any power granted herein or other appropriate legal or equitable remedy.

(d)           (i)           the Mortgagee may apply to an appropriate court for the appointment of a receiver of the Rents of the Property, and the Mortgagee shall be entitled to the appointment of such a receiver as a matter of right without consideration of the value of the Property as security for the amounts due the Mortgagee and the other Secured Parties or the solvency of any person or entity liable for the payment of such amounts.

Remedies Not Exclusive.  The Mortgagee shall be entitled to enforce payment and performance of the applicable Secured Obligations secured hereby and to exercise all rights and powers under this Mortgage, or any laws now or hereafter enforced, notwithstanding that some of the applicable Secured Obligations may now or hereafter be otherwise secured.  Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee or by the Secured Parties, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee and the Secured Parties in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy in this Mortgage, in the other Loan Documents, in the Indenture or by Applicable Law provided to the Mortgagee or any other Secured Party or to preclude any other remedy in this Mortgage, in the other Loan Documents, in the Indenture or by Applicable Law provided or permitted to the Mortgagee or any other Secured Party, but each such remedy shall be cumulative and shall be in addition to every other remedy given in this Mortgage, in the other Loan Documents, in the Indenture or now or hereafter existing at law or in equity.  Every power or remedy given by any of the Loan Documents or the Indenture, as applicable, to the Mortgagee or any Secured Party, as applicable, or to which any of them may be otherwise entitled, may be exercised concurrently or independently from time to time and as often as may be deemed expedient by the Mortgagee or such Secured Party, as applicable.

Powers and Rights Not Waived.  Any failure by the Mortgagee or the Secured Parties to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee and the Secured Parties, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor.  Neither the Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee or the Secured Parties to comply with any request of the Mortgagor, or of any other Person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and the Mortgagee extending the time of payment or modifying the terms of the Secured Obligations (provided that such modifications shall not increase the principal amount of the Secured Obligations or the interest rate, except with respect to default interest rate provisions) or of this Mortgage without first having obtained the consent of the Mortgagor or such other Person, and in the latter event, the Mortgagor and all such other Persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly discharged in writing by the Mortgagee.  Regardless of consideration, the Mortgagee may, or at the request of the Requisite Lenders shall, release the obligation of any party at any time liable for any of the Secured Obligations without in any way impairing or affecting the lien hereof, and the Mortgagee and the Secured Parties may resort for the payment of the Secured Obligations to any other security therefor held by the Mortgagee and the Secured Parties in such order and manner as it may elect.

Application of Proceeds.  If an Event of Default shall have occurred and be continuing and the Mortgagee shall have exercised any of its rights or remedies with respect to the Property pursuant to this Article IV, the Mortgagee shall apply the proceeds resulting from the exercise of such rights or remedies (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Property or in any way relating to the Property or the rights or remedies of the Mortgagee and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) as follows:

FIRST, to the payment of all costs and expenses incurred by the Mortgagee in connection with such exercise of rights and remedies in connection with this Mortgage, the Credit Agreement, the Indenture, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Mortgagee under this Mortgage, the Credit Agreement, the Indenture or any other Loan Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, the Indenture, or any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied (i) to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution and (ii) to be applied as required pursuant to the terms of the Credit Agreement or the Indenture, as applicable); and

THIRD, upon the indefeasible payment in full of the Secured Obligations, to the Mortgagor or to whomsoever (if such Person is not the Mortgagor) may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.  Upon any sale of Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Mortgagee or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.  Only after (i) the payment by the Mortgagee of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the Code and (ii) the indefeasible payment in full of the Secured Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to the Mortgagor, or to whomsoever may be lawfully entitled to receive the same (if such Person is not the Mortgagor).

ARTICLE XIV

MORTGAGEE
Appointment of Mortgagee as Attorney-In-Fact.

The Mortgagor hereby irrevocably constitutes and appoints each of the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Mortgagor or and in the name of the Mortgagor or in its own name, for the purpose of carrying out the terms of this Mortgage, effective upon the occurrence of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Mortgage, and, without limiting the generality of the foregoing, the Mortgagor hereby gives the Mortgagee the power and right, on behalf of the Mortgagor, without notice to or assent by the Mortgagor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

pay or discharge taxes and Liens levied or placed on or threatened against the Property, effect any repairs or any insurance called for by the terms of this Mortgage and pay all or any part of the premiums therefor and the costs thereof;

execute, in connection with any sale provided for in this Mortgage, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Property;

to do all things, after an Event of Default, which the Mortgagor might otherwise do with respect to the Property and the Leases thereon, including, without limitation, (A) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Mortgagee, all in such manner as may be determined by the Mortgagee, or at the option of the Mortgagee, holding the same as security for the payment of the Secured Obligations, (B) leasing, in the name of the Mortgagor, the whole or any part of the Property which may become vacant, and (C) employing agents therefor and paying such agents reasonable compensation for their services; and

(A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to foreclose upon the Property or any portion thereof and to enforce any other right in respect of the Property; (B) defend any suit, action or proceeding brought against the Mortgagor with respect to the Property; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Mortgagee may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Property as fully and completely as though the Mortgagee was the absolute owner thereof for all purposes, and do, at the Mortgagee’s option and such Mortgagor’s expense, at any time, or from time to time, all acts and things which the Mortgagee deems necessary to protect, preserve or realize upon the Property and the

Mortgagee’s and the Secured Parties’ Lien therein and to effect the intent of this Mortgage, all as fully and effectively as the Mortgagor might do.

If the Mortgagor fails to perform or comply with any of its agreements contained herein, the Mortgagee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 5.1(a).

The expenses of the Mortgagee incurred in connection with actions taken pursuant to the terms of this Mortgage, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans which are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Mortgagee to the date reimbursed by the relevant Mortgagor, shall be payable by the Mortgagor to the Mortgagee on demand.

The Mortgagor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 5.1(a).  All powers, authorizations and agencies contained in this Mortgage are coupled with an interest and are irrevocable until this Mortgage is terminated and the Lien created hereby is released.

Duty of Mortgagee.  The sole duty of Mortgagee with respect to the custody, safekeeping and physical preservation of the Property, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account.  Neither the Mortgagee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Property upon the request of the Mortgagor or any other Person or to take any other action whatsoever with regard to the Property or any part thereof.  The powers conferred on the Mortgagee and the other Secured Parties hereunder are solely to protect the interests of the Mortgagee and the other Secured Parties in the Property and shall not impose any duty upon the Mortgagee or any other Secured Party to exercise any such powers.  The Mortgagee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Authority of Mortgagee.  The Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Lenders, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and the Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Mortgagor shall not be under any obligation, or entitlement to make any inquiry respecting such authority.

Intercreditor Agreements.

By acceptance of the benefits of this Mortgage, each of the Secured Parties shall be deemed to have agreed to be bound by the terms hereof.  The provisions of this Section 5.4 are, and are intended, solely to establish certain rights as between the Secured Parties and shall not create, and shall not be construed as creating, any rights enforceable by Holdings or any Subsidiary or any Affiliate thereof, including the Mortgagor, regardless of whether Holdings or any Subsidiary or any Affiliate thereof is a Secured Party, or rights enforceable by the Indenture

Trustee against Holdings or any Subsidiary or any Affiliate thereof, including the Mortgagor, unless and to the extent required by the express terms of the Indenture.

By acceptance of the benefits of this Mortgage, each of the Secured Parties (other than the Mortgagee) shall be deemed irrevocably (i) to consent to the appointment of the Mortgagee as its agent hereunder, (ii) to confirm that the Mortgagee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Mortgage against the Mortgagor or the exercise of remedies hereunder and (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Mortgage against the Mortgagor or to exercise any remedy hereunder.

The Mortgagee shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.02, 7.03, 7.04 and 9.02 of the Credit Agreement) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final nonappealable judgment.

The Indenture Trustee shall not be entitled to, and shall not, (i) direct the actions of the Mortgagee hereunder, (ii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Mortgagee to enforce any provisions of this Mortgage against the Mortgagor or to exercise any remedy hereunder, (iii) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Mortgagee from taking any action (including, without limitation, the enforcement of any provisions of this Mortgage against the Mortgagor, the exercise of any remedy hereunder, the release of any Property hereunder or the consent to any amendment or modification of this Mortgage or the grant of any waiver hereunder), or refraining from taking any such action, in accordance with this Mortgage or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Mortgagee in taking any such action in accordance with this Mortgage.  By acceptance of the benefits under this Mortgage, the Indenture Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Mortgagee and the Lenders to permit the Indenture Trustee to be a Secured Party under this Mortgage and are being relied upon by the Lenders as consideration therefor.

THE MORTGAGEE HAS CONSENTED TO SERVE AS MORTGAGEE HEREUNDER ON THE EXPRESS UNDERSTANDING THAT THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS MORTGAGE, SHALL BE DEEMED TO HAVE AGREED THAT THE MORTGAGEE SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE) TO THE INDENTURE TRUSTEE, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS MORTGAGE IN ACCORDANCE WITH THEIR TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF SECTION 5.5 AND THE OTHER PROVISIONS OF THIS MORTGAGE LIMITING THE RESPONSIBILITY OR LIABILITY OF THE MORTGAGEE HEREUNDER.  WITHOUT LIMITING THE FOREGOING, THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS MORTGAGE, SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT THE INDENTURE TRUSTEE MIGHT HAVE AS A SECURED PARTY UNDER APPLICABLE LAW OR OTHERWISE, TO COMPEL THE SALE OR OTHER DISPOSITION OF ANY PROPERTY, AND ANY OBLIGATION THE MORTGAGEE MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO OBTAIN ANY MINIMUM PRICE

FOR ANY PROPERTY UPON THE SALE THEREOF, IT BEING EXPRESSLY UNDERSTOOD, AND THE AVAILABILITY OF THE BENEFITS OF THIS MORTGAGE TO THE INDENTURE TRUSTEE BEING CONDITIONED UPON THE UNDERSTANDING, THAT THE SOLE RIGHT OF THE INDENTURE TRUSTEE SHALL BE TO RECEIVE ITS RATABLE SHARE OF ANY PROCEEDS OF THE PROPERTY.

By acceptance of the benefits of this Mortgage, each of the Secured Parties shall, ratably in accordance with the amount of the Secured Obligations owed to it, indemnify the Mortgagee (to the extent it shall not have been reimbursed by the Mortgagor) against any expense or liability that the Mortgagee would be entitled to recover from the Mortgagor pursuant to Sections 1.4 and 6.4 and Section 9.03 of the Credit Agreement.  Any amount so owed by a Secured Party can be withheld by the Mortgagee from any amount owed to such Secured Party.

The Mortgagee shall be entitled to rely on information provided by the Secured Parties, or representatives of the Secured Parties, as to the amount of the Secured Obligations.

The Mortgagee and each of the Secured Parties hereby agrees that the Liens granted to the Mortgagee hereunder shall be treated, as among the Secured Parties, as being for the equal and proportionate benefit of all the Secured Parties, without preference, priority, prejudice or distinction as to the Lien of any Secured Party over any other Secured Party, and shall at all times be shared by the Secured Parties as provided herein.

Limitations on Responsibility of the Mortgagee.

The Mortgagee shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Mortgage or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or (iv) the validity, enforceability, effectiveness or genuineness of this Mortgage, any other Loan Document or any other agreement, instrument or document.

The Mortgagee makes no representation as to the value or condition of the Property or any part thereof, as to the title of the Mortgagor to the Property, as to the security afforded by this Mortgage or as to the validity, execution, enforceability, legality or sufficiency of this Mortgage, and the Mortgagee shall incur no liability or responsibility in respect of any such matters.  The Mortgagee shall not be responsible for insuring the Property, for the payment of taxes, charges, assessments or liens upon the Property or otherwise for the maintenance of the Property, except as provided in the immediately following sentence when the Mortgagee has possession or control of the Property.  Except as otherwise provided herein, the Mortgagee shall have no duty to the Mortgagor or to the holders of the Secured Obligations as to any Property in its possession or control, or in the possession or control of any agent or nominee of the Mortgagee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Property the same care that it normally accords to its own assets and the duty to account for moneys received by it. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Property upon the request of the Mortgagor or any other Person or to take any other action whatsoever with regard to the Property or any part thereof.  The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests in the Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers.  The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Neither the Mortgagee nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Mortgage except for such person’s own gross negligence or willful misconduct (it being understood that any action taken in accordance with the terms of this Mortgage by the Mortgagee or any such officer, agent or representative at the direction or instruction of any Secured Party and/or the Mortgagee (or not taken, in the absence of any such directions or instructions) shall not constitute gross negligence or willful misconduct).

The Mortgagee may execute any of the powers granted under this Mortgage and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

The Mortgagee shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.

The Mortgagee shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Mortgagee is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Mortgagee shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Mortgagee to liability or that is contrary to any Loan Document or Applicable Law.

The Mortgagee shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrowers, the Mortgagor or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Mortgagee or any of its Affiliates in any capacity.

The Mortgagee shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Mortgagee by the Borrower Representative (on behalf of the Mortgagor).

Reliance by Mortgagee.  The Mortgagee shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Mortgagee also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Mortgagee may consult with legal counsel (who may be counsel for the Borrowers and the Mortgagor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Resignation and Removal of the Mortgagee.  The Mortgagee may at any time give notice of its resignation to the Secured Parties and the Borrower Representative (on behalf of the Mortgagor).  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower Representative (on behalf of the Mortgagor), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Mortgagee gives notice of its resignation, then the retiring Mortgagee may on behalf of the Secured Parties, appoint a successor Mortgagee meeting the qualifications set forth above provided that if the Mortgagee shall notify the Borrowers (on behalf of the Mortgagor) and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Mortgagee shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case that title to the Property held by the Mortgagee on behalf of the Secured Parties, the retiring Mortgagee shall continue to hold such title to such Property until such time as a successor Mortgagee is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Mortgagee shall instead be made by or to each Secured Party directly, until such time as the Requisite Lenders appoint a successor Mortgagee as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Mortgagee hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Mortgagee, and the retiring Mortgagee shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by Holdings, the Borrowers and their respective Subsidiaries (including the Mortgagor) to a successor Mortgagee shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Mortgagee’s resignation hereunder and under the other Loan Documents, the provisions of this Article V and [Sections 1.4 and 6.4] shall continue in effect for the benefit of such retiring Mortgagee, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Mortgagee was acting as Mortgagee.

ARTICLE XV

MISCELLANEOUS
Notices.  Any notice, demand or other communication which, by any provision of this Mortgage, is required or permitted to be given or served by or to the Mortgagee, the Secured Parties or the Mortgagor shall be conclusively deemed to have been properly given or served by the sending party and to be effective if made in compliance with Section 9.01 of the Credit Agreement and, in the case of the Mortgagor at the address set forth in the preamble to this Mortgage.

Severability.  To the extent any provision of this Mortgage may be deemed invalid or unenforceable under any Applicable Law, such provision shall be deemed void and inoperative and shall not form part of this Mortgage, but the remainder of this Mortgage shall remain in full force and effect.  The parties hereto specifically declare that they would have entered into this Mortgage if any such void provisions had been omitted herefrom.

Governing Law.  This Mortgage shall be deemed to be a contract entered into pursuant to the laws of the state of New York and shall in all respects be governed by, construed and enforced in accordance with the laws of the state of New York; provided, however, that with respect to the creation; perfection, priority and enforcement of the lien or interest of this Mortgage, the laws of the State shall apply.

Stamp Tax Indemnity.  Except as may be prohibited by Applicable Law, if at any time the United States of America, any state thereof or any governmental subdivision of such state having jurisdiction, shall require revenue, excise or documentary stamps to be affixed to this Mortgage, or other tax to be paid on or in connection therewith, the Mortgagor will pay the same with any interest or penalties imposed in connection therewith.

Credit Agreement.  The terms and provisions of the Credit Agreement are incorporated in this Mortgage by reference.

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE INDENTURE, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE INDENTURE, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Redemption. The Mortgagor, for itself and all persons receiving title from the Mortgagor, waives all rights of redemption to which the Mortgagor and those persons would otherwise be entitled if this Mortgage is at any time foreclosed.

Fixture Filings.  In addition to all of its other rights under this Mortgage and otherwise, Mortgagee and the Secured Parties shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is Applicable Law.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated.  This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office.  The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage.  A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.  Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by Applicable Law, to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.

Release of Mortgage.

(a)           At such time as the Loan Obligations (other than Hedging Obligations) shall have been paid in full in cash and the Commitments have been terminated, the Property shall be released from the Lien created by this Mortgage, and this Mortgage and all obligations (other than those expressly stated to survive such termination) of the Mortgagee and the Mortgagor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Property shall revert to the Mortgagor.

(b)           If any of the Property shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Credit Agreement, then the Mortgagee, at the request and sole expense of the Mortgagor, shall execute and deliver to the Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Property; or if all the Equity Interests of the Mortgagor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower Representative, and at the expense of the Borrowers, the Mortgagor shall be released from its obligations hereunder; provided, that in each case the Mortgagor shall have delivered to the Mortgagee, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the Mortgagor or the relevant Property or portion thereof (as applicable) and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrowers demonstrating to the satisfaction of the Mortgagee that such transaction is in compliance with the Indenture, the Credit Agreement and the other Loan Documents.

Anything to the contrary contained herein notwithstanding, except as otherwise agreed in writing between the Mortgagee and the landlord under the Lease, the terms hereof are made subject to and shall not be deemed to modify the terms of the Lease.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed, sealed and delivered by its duly authorized representative, all as of the day and year first above written.

MORTGAGOR:

_________________________________,
a ___________________________

By:
Name:
Title:

[ADD STATE COMPLIANT NOTARY CLAUSE]

STATE OF _____________

COUNTY OF _____________

I, ___________________, Notary Public, certify that ________________________ personally came before me this day and acknowledged that he/she is _______________ of ________________________, a ______________ _______________, and that he/she, as _______________________, being authorized to do so, executed the foregoing on behalf of the _______________________.

Witness my hand and official seal, this the _____ day of __________, 20___.

My commission expires:                                                                           ____________________________________
Notary Public

[NOTARIAL SEAL]

EXHIBIT A
TO
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
AND SECURITY AGREEMENT

[Description of the Land]

EXHIBIT B
TO
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
AND SECURITY AGREEMENT

[Permitted Liens]

Those matters set forth as items __________ and __________ of Schedule B-II of ________________ Title Insurance Company Commitment for Title Insurance No. __________ dated _______________, ____.

ARTICLE XVINOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ARTICLE XVIIDEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

MADE BY

________________________________________________________

ARTICLE XVIIITO

TRACY L. BURKS

FOR THE BENEFIT OF

ARTICLE XIXWACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association,
ARTICLE XX as Administrative Agent, as the Beneficiary for the benefit of the Secured Parties

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE UNIFORM COMMERCIAL CODE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES AND FUTURE OBLIGATIONS, AND COVERS PROCEEDS OF COLLATERAL.

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

RECORD AND RETURN TO:

Winston & Strawn LLP
100 North Tryon Street, Suite 3300
Charlotte, North Carolina  28202
Attention:  C. Corley Holt, Esquire

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

STATE OF TEXAS
COLLATERAL IS OR INCLUDES FIXTURES
COUNTY OF ___________________

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) is made and entered into as of the ____ day of December, 2007, by ________________________________________________________, a Texas corporation (the “Grantor”), whose address is _________________________________, to TRACY L. BURKS, having an address at 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, as Trustee, and also to any substitute or successor Trustee as hereinafter provided (all of whom shall be included within the term “Trustee” as used hereinafter), for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with any successor Beneficiary, the “Beneficiary”), whose address is NC0680, 1525 West W. T. Harris Blvd., Charlotte, North Carolina 28262, Attn: Syndication Agency Services, in its capacity as Administrative Agent under the Credit Agreement referred to below, for the benefit of the Secured Parties (as hereinafter defined).

STATEMENT OF PURPOSE

Reference is hereby made to (a) that Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower”) and Fort Pitt Acquisition Sub Inc., a Pennsylvania corporation (the “Merger Sub” and, together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the Beneficiary as administrative agent (in such capacity, the “Administrative Agent”), and the banks and other financial institutions who are or may become party thereto, as lenders (the “Lenders”) and (b) the Guaranty Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”) made by Holdings and certain of its Subsidiaries (collectively, the “Guarantors”) in favor of the Beneficiary as Administrative Agent.

Reference is hereby made to the Indenture, dated as of April 14, 2004 (as amended, restated, supplemented or otherwise modified, the “Indenture”), between Holdings (as successor to all of the rights and obligations of Consolidated Communications Illinois Holdings, Inc., Consolidated Communications

Texas Holdings, Inc. and Homebase Acquisition LLC), as issuer, and Wells Fargo Bank, N.A., as trustee (the “Indenture Trustee”).

This Deed of Trust secures:

(i)           (A) [all “Obligations” of the Grantor under and as defined in the Credit Agreement, and (B) all obligations of the Grantor under all of the documents, instruments and agreements executed by the Grantor with respect to the Credit Agreement (collectively, together with the Credit Agreement, the “Loan Documents”) (all such obligations of the Grantor being hereinafter referred to as the “Loan Obligations”);] OR [all “Guaranteed Obligations” of the Grantor under and as defined in the Guaranty Agreement, and (B) all obligations of the Grantor under all of the documents, instruments and agreements executed by the Grantor with respect to the Guaranty Agreement or the Credit Agreement (collectively, together with the Guaranty and the Credit Agreement, the “Loan Documents”) (all such obligations of the Grantor being hereinafter referred to as the “Loan Obligations”)];

(ii)           all obligations of Holdings to pay the principal of, premium (if any) and interest on, the Senior Notes issued pursuant to the Indenture (all such obligations of Holdings being hereinafter referred to as the “Indenture Obligations”); and

(iii)           the payment by the Grantor of all other sums, with interest thereon, advanced by the Beneficiary to protect the security of this Deed of Trust (together with the Loan Obligations and the Indenture Obligations, the “Secured Obligations”);.

Defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Credit Agreement or other applicable Loan Document, unless otherwise provided herein.  For clarification purposes, “Secured Parties” shall have the meaning ascribed to such term in the Collateral Agreement.  The Beneficiary is acting hereunder not in its individual capacity as a “Secured Party”, but as agent for itself and all other financial institutions from time to time becoming “Secured Parties” under the Collateral Agreement.

Pursuant to the Indenture, Holdings and its Restricted Subsidiaries (as defined in the Indenture) may not secure the Loan Obligations unless Holdings shall have made effective provision to secure the Indenture Obligations on an equal and ratable basis with the Loan Obligations for so long as the Loan Obligations shall be secured.

The Administrative Agent and the Lenders are unwilling to enter into the Credit Agreement, or to extend those certain credit facilities to the Borrowers pursuant thereto, unless the Grantor agrees to execute and deliver this Deed of Trust, and to grant the lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of other Secured Parties, to secure the Secured Obligations.  [The Grantor is a wholly-owned Subsidiary of Holdings and will receive a direct benefit from the credit facilities extended under the Credit Agreement, and therefore the Grantor has agreed to execute and deliver this Deed of Trust, and to grant the lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, to secure the Secured Obligations.]

NOW, THEREFORE, in order to secure (i) the Secured Obligations and the repayment of the Secured Obligations, with interest thereon, and all renewals, extensions and modifications thereof; (ii) the repayment of any future advances, with interest thereon, made by Lenders to Borrowers pursuant to Section 1.3; (iii) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this instrument; and (iv) the performance of the covenants and agreements of the Grantor contained herein, in the Loan Documents and in the Indenture, and in consideration of Lenders’

agreements under the Credit Agreement to extend the credit facilities to the Borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor by these presents does hereby (a) give, grant, bargain, sell, alienate, remise, warrant, convey, mortgage, release, confirm, assign, transfer and set over unto the Trustee, its successors and assigns forever, in trust with power of sale, all of the Grantor’s right, title and interest in and to the “Land” and the “Improvements” (collectively, the “Premises”), as described below and any real or mixed property referred to below, and (b) convey and grant a security interest unto the Beneficiary, for the ratable benefit of the Secured Parties, in all of the Grantor’s right, title and interest in and to the “Equipment”, the “Proceeds” and any other personal property referred to below.  The property and rights (collectively, the “Property”) subject to this Deed of Trust are all of the Grantor’s right, title and interest in and to the following:

M.           All of the right, title and interest of the Grantor in and to the real estate, as more specifically described in Exhibit A attached hereto, together with all of the Grantor’s rights, title and interest under all easements, rights of way, restrictive covenants, parking agreements, encroachment agreements, licenses, streets, alleys, passages, walkways, strips of land, sewer rights, waters, water courses, water privileges, tenements, hereditaments and other appurtenances and rights, including, but not limited to, air rights, surface rights and subsurface rights relating or appertaining to such real estate (collectively, the “Land”);

N.           All of the right, title and interest of the Grantor in and to all facilities, buildings, structures, fixtures, improvements and parking areas now or hereafter located on the Land and all replacements thereof and additions thereto (collectively, the “Improvements”); without limiting the foregoing, the term “Improvements” shall include: all buildings, components of buildings, roads, streets, curbs, gutters, sidewalks and pedestrian ways; all storm drainage, water systems, sewer systems, electrical systems, gas systems and other utilities equipment; and all improvements relating to easements appurtenant to the Land and landscaping, whether or not located on the Land, which are necessary or appropriate to fully benefit and serve the Improvements located on the Land;

O.           All chattels, machinery, fixtures, equipment, furnishings, goods, construction materials and articles of personal property now or hereafter attached to, incorporated in, or located on the Premises or on appurtenant easements and used or usable in connection with any present or future construction, operation or letting of the Property or the activities at any time conducted therein or thereon which are owned by the Grantor (collectively, the “Equipment”), including, but not limited to, any and all types of apparatus, machinery and equipment, heating, venting and air-conditioning, lighting, laundry, incinerating and power equipment and machinery, plumbing, refrigerating, trash compacting, cleaning, cooking, smoke detection, fire prevention and fire extinguishing systems, security and access control apparatus, communications apparatus (including antennas, satellite dishes and systems, telecommunications systems, equipment, facilities and devices, televisions and television systems, audio and video systems, equipment, facilities and devices, and computer systems and fixtures and appurtenances thereto), sprinkler systems, gas and electric fixtures, awnings, shades, screens, window shades and blinds, storm doors and windows, appliances, cabinets, ducts and compressors, water heaters, water closets, sinks, dishwashers, disposals, washers, dryers, radiators, ranges, paneling, office equipment and other furnishings, fitness and exercise equipment, rugs, carpets, curtain rods, draperies and linens, mirrors, elevators, escalators, pumps, motors, boilers, engines, conduits, dynamos, refrigerators, freezers, incinerators, trash receptacles, trees, plants, flowers shrubbery, and all other machinery, equipment, appliances, fittings, furniture, furnishings, chattels and articles of personalty of every kind and nature used in the operation of the Improvements and structures now or hereafter situated on and constituting part of the Property or on appurtenant easements, together with any and all replacements thereof and additions thereto;

P.           All of the right, title and interest of the Grantor in and to any unearned insurance premiums and any insurance proceeds realized from or as a result of the Grantor’s ownership or operation of the Property and any and all awards, including interest thereon, heretofore and hereafter made to the Grantor for any taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including any awards for changes of grade of streets, which awards are hereby assigned to the Beneficiary, for the ratable benefit of the Secured Parties, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor and to apply the same to the obligations, to the extent hereinafter provided (all of the foregoing being referred to herein as the “Proceeds”);

Q.           All of the right, title and interest of the Grantor in and to all existing and future leases, subleases, tenancies, licenses, occupancy agreements and other agreements for the use and occupancy of all or any portion of the Property, and any and all extensions, renewals and modifications thereof, whether written or oral and whether for a definite term or month to month, including without limitation (i) any and all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, (ii) the right to receive and collect all rents thereunder, (iii) any options or rights of first refusal thereunder, and (iv) any and all guarantees of the lessee’s obligations thereunder (collectively, the “Leases”);

R.           All of the right, title and interest of the Grantor in and to all earnings, revenues, rents, issues, profits, receipts, reserves, avails, general intangibles, choses in action, proceeds and other income of and from the Property or any portion thereof including, without limitation, all rents and receipts (including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents) from, or proceeds payable under or related to, the Leases (together with the items described in Clauses H, I and J below, collectively, the “Rents”);

S.           All of the right, title and interest of the Grantor in and to all awards and payments of any kind derived from or relating to any Lease, including, without limitation: (i) claims for the recovery of damages to the Property by proceeds of any policy of insurance or otherwise, or for the abatement of any nuisance existing thereon; (ii) claims for damages resulting from acts of insolvency or bankruptcy or otherwise; (iii) lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal or option to purchase; and (iv) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded;

T.           All of the right, title and interest of the Grantor in and to the proceeds of any rental or loss of rents insurance carried by the Grantor on the Property;

U.           All of the right, title and interest of the Grantor in and to all security deposits and escrow accounts made by any tenant or subtenant under any Lease;

V.           All architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits, surveys and similar documents relating to the Property; all sewer taps, permits and allocations; and all agreements for utilities, bonds, sureties and the like, relating to the Property or appurtenant facilities erected or to be erected upon or about the Property;

W.           All warranties and guarantees of contractors or subcontractors or of suppliers or manufacturers of equipment or other property incorporated into the Improvements or used with or otherwise constituting part of the fixtures therein; and

X.           All the property of every kind and description, whether real, personal or mixed, which at any time hereafter, by indenture or indentures supplemental hereto, and by other instruments of transfer, may be expressly conveyed, mortgaged or pledged, delivered, assigned or transferred to the Trustee and/or the Beneficiary, for the ratable benefit of the Secured Parties, by or on behalf of the Grantor, as and for additional or substitute security for the Secured Obligations.

TO HAVE AND TO HOLD the above granted and described Property unto and for the use and benefit of Trustee and/or the Beneficiary, forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property unto Trustee and/or the Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof.

PROVIDED, HOWEVER, if the Loan Obligations shall be indefeasibly paid and performed in full when due and the Commitments terminated and if the Grantor shall keep, perform and observe each of the covenants, agreements and provisions in this Deed of Trust to be kept, performed and observed by the Grantor, then, at such time, this Deed of Trust and the estate and rights hereby granted shall terminate and be of no further force and effect and the lien created by this Deed of Trust shall be released, any and all costs associated with such release to be borne by the Grantor.

ARTICLE XXI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR
The Grantor represents, warrants, and covenants as follows:

Payment and Performance of Secured Obligations.  The Grantor will pay and perform, or cause to be paid and performed, when due the Secured Obligations.

Priority of Lien.  This Deed of Trust is and, prior to the performance and indefeasible payment in full of the Loan Obligations and termination of the Commitments, shall remain a first Lien on all of the Property, subject only to those matters set forth on Exhibit B attached hereto (the “Permitted Exceptions”) or otherwise approved by the Beneficiary in advance.  The Grantor shall pay or cause to be discharged within ten (10) days after they shall be payable, or shall make adequate provisions for the satisfaction or discharge of, all lawful claims and demands of mechanics, laborers and materialmen (including the posting of a bond sufficient to satisfy or discharge such claims) which, if unpaid, might be a lien or charge on the Property (or any part thereof) or the income therefrom; provided, that the Grantor may contest any such claims or demands in good faith so long as (i) adequate reserves are maintained with respect thereto in accordance with GAAP and (ii) the Contested Collateral Lien Conditions shall at all times be satisfied.  Nothing herein contained shall require the Grantor to pay any claims for labor, materials or services provided solely for the benefit of landlord or any other tenant.

Future Advances.  Pursuant to the terms of the Credit Agreement, the Lenders may be required to extend certain credit facilities from time to time.  This Deed of Trust secures the payment of all present and future disbursements, including, without limitation, any future Delayed Draw Terms Loans, Incremental Term Loans and any future loans, advances or readvances on a revolving basis which may be made by Lenders pursuant to the Credit Agreement, and all of which disbursements shall be equally secured with and of the same priority as any amounts advanced on the date hereof.  Although the amount of the credit facilities, including present and future obligations, which Lenders may make to Borrowers may decrease or increase from time to time, the maximum amount which may be outstanding under the Credit Agreement at any time is One Billion Two Hundred Million and No/100 Dollars ($1,200,000,000) plus interest thereon and any other charges, and the maximum amount which may be outstanding under the Indenture at any time is One Hundred Thirty Million and No/100 Dollars ($130,000,000), plus interest thereon and any other charges, in each case in addition to any disbursements made for the payment of taxes, levies, assessments, costs incurred for the protection of the Property or insurance on the Property, whether or not such payments are obligatory or are made at the option of the

Beneficiary, on behalf of the Secured Parties, and for other purposes as permitted by the terms of the Loan Documents, together with interest on such disbursements as may be provided herein or therein.  The period within which such future advances may be made does not extend more than seven (7) years beyond the date of this Deed of Trust.

Expenses.  If any action or proceeding is commenced to which the Trustee, the Beneficiary or the other Secured Parties (or any of them) become or are made a party arising out of or in connection with any of the Loan Documents, the Loans or the Indenture or the Senior Notes, or in which it becomes necessary to enforce, defend or uphold the lien of this Deed of Trust, all court costs and litigation costs (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Trustee, the Beneficiary and the other Secured Parties shall be paid by the Grantor, and any such sum shall be a lien on the Property, prior to any right, or title to, interest in, or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be deemed to be secured by this Deed of Trust.  In any action or proceeding to foreclose the lien of this Deed of Trust or to recover, collect or compel the performance of the Secured Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

Insurance.

The Grantor will maintain, or cause to be maintained, in full force and effect all insurance coverage and policies required to be maintained under the terms of the Credit Agreement or any other Loan Document and as set forth herein.  Insurance coverage shall include:

insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss or damage by such other, further and additional risks as may be now or hereafter embraced by an “all risk” form insurance policy with Extended Coverage Endorsement and replacement cost broad form fire and collapse insurance on the Property with a company or companies approved by the Beneficiary and with coverages and in form, content and amount reasonably acceptable to the Beneficiary.  Such policy shall also extend coverage for acts of vandalism and malicious mischief, without co-insurance, in an amount equal to 100% of the replacement cost of the Improvements.  For buildings equipped with automatic sprinkler systems designed to discharge an extinguishing agent, including, but not limited to, water, chemicals or gas, such policy shall include sprinkler leakage as a covered cause of loss;

for buildings equipped with boilers, heating and ventilating systems, refrigeration equipment, air conditioning units, pumps, compressors, motors, blowers, generators, transformers and other types of heavy equipment, the Beneficiary shall require Boiler and Machinery Insurance to cover the sudden and accidental breakdown of such equipment;

if any Improvements (now or hereafter existing) on the Land are or will be located in an area identified by the U.S. Department of Housing and Urban Development or Federal Emergency Management Agency as an area having “special flood hazards”, the Grantor shall also furnish flood insurance in the amount which is the lesser of (A) the total amount of all unused commitments under the Credit Agreement plus the outstanding balance of the indebtedness under the Credit Agreement and the Indenture or (B) the maximum limited of coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, and the Housing and Community Development Acts of 1974 and 1977, all as amended;

such worker’s compensation insurance as is required by any Requirement of Law;

rental loss insurance or loss of business income insurance in an amount sufficient to compensate for all rents or income at the Property and real estate taxes and insurance premiums for a period of at least (6) six months;

single limit comprehensive general public liability insurance against claims for bodily injury, death or property affording protection in respect of injury or death to any person or damage to property of any one owner, and in respect of injury or death to more than one person or damage to property of more than one owner arising from any one accident or occurrence, each to the limit required by the Beneficiary; and

such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by the Beneficiary against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, Sinkhole, Mine Subsidence and Earthquake insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

During the term of the Credit Agreement, the premium on each insurance policy described above shall be paid on or prior to the date when due and the policy term renewed annually in the same form and with at least the same coverage as the preceding year, with the Beneficiary to receive notice of renewal at least thirty (30) days prior to expiration (or such lesser time period as may be required pursuant to State law).  Further, no such policy shall be subject to cancellation, nonrenewal or reduction of coverage unless the insurer has given the Beneficiary at least thirty (30) days’ (or in the case of non-payment of premium, ten (10) days) prior written notice of such action.  All policies described herein must be issued by insurance companies and agencies licensed by the Insurance Commission (or comparable agency) of the state in which the Property is located (the “State”) to conduct business in the State and approved by the Beneficiary.  The Beneficiary shall have the right to approve each and every insurance carrier and policy, such approval not to be unreasonably withheld.

All policies shall include a standard, non-contributory mortgagee clause naming the Beneficiary and/or the Secured Parties (as may be required) as additional insured under all liability insurance policies, as first mortgagee on all property insurance policies and as the loss payee on all loss of rents insurance policies.  All policies shall be in form and content as approved by the Beneficiary.

Removal of Improvements.  No Improvements shall be removed, demolished or materially altered without the Beneficiary’s prior written consent, which shall not be unreasonably withheld.

Security Interest.

The Grantor shall promptly execute and cause to be filed (as directed by the Beneficiary) any and all documents, including UCC Financing Statements (the “Financing Statements”) pursuant to the Uniform Commercial Code of the State as now enacted and subsequently amended from time to time (the “UCC”), as may be necessary, or as the Beneficiary may reasonably request, to preserve and maintain the first lien priority of the interest created hereby on all fixtures and personal property constituting part of the Property.  Such Financing Statements shall be filed in such places as the Beneficiary reasonably determines.  The Grantor hereby authorizes and empowers the Beneficiary to execute and file, on the Grantor’s behalf, all Financing Statements and refilings and continuations thereof as the Beneficiary deems reasonably necessary or advisable to perfect, preserve and protect the Beneficiary’s and Secured Parties’ interest in such fixtures and personal property, and the Grantor hereby irrevocably appoints the Beneficiary as the Grantor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  This Deed of Trust is deemed a “Security Agreement” (as defined in the UCC) and, with respect to the personal property encumbered by this Deed of Trust, the remedies for any violation of the covenants, terms and conditions and agreements contained in the Loan Documents and the Indenture shall be as prescribed (i) herein (the Grantor agreeing that all such personal property may be sold by the Trustee or the Beneficiary as part of any sale under any foreclosure sale provided for in Section 4.1(d) hereof), (ii) by Applicable Law or (iii) by the UCC, all at the Beneficiary’s sole election.

For purposes of this Section 1.7, this Deed of Trust is to be filed and recorded in, among other places, the real estate records of the county in which the Property is located and the following information is included:  (1) the Grantor shall be deemed the “Debtor” with the address set forth for the Grantor in the first paragraph of this Deed of Trust which the Grantor certifies is accurate; (2) the Beneficiary shall be deemed to be the “Secured Party” with the address set forth for the Beneficiary in the first paragraph of this Deed of Trust and shall have all of the rights of a secured party under the UCC; (3) this Deed of Trust covers goods which are or are to become fixtures; (4) the name of the record owner of the Land is Consolidated Communications of ___________ Company; (5) the organizational identification number of the Grantor is ______________________; (6) the Grantor is a corporation, organized under the laws of the State of Texas; and (7) the legal name of the Grantor is Consolidated Communications of ___________ Company.  The Grantor hereby authorizes the Beneficiary to file any Financing Statements and terminations thereof or amendments or modifications thereto without the signature of the Grantor, where permitted by law.

Sale; Liens; Subdivision.

(a)           Except as may be permitted under the Indenture, the Credit Agreement, any other Loan Document or in this Section 1.8, the Grantor shall not, directly or indirectly, sell, transfer, convey, lease or further encumber or mortgage, whether voluntary, involuntary or by operation of law, or suffer or permit the same, all or any part of the Property or any interest therein or in the Grantor.

(b)           Except as may otherwise be provided in the Indenture, the Credit Agreement or any other Loan Document and in the ordinary course of business, the Grantor may not sell, transfer, convey or otherwise dispose of any Equipment.

Eminent Domain.  The Beneficiary is hereby authorized and empowered to settle, adjust or compromise any and all claims and rights arising from any eminent domain or condemnation action relating to part or all of the Property (or any interest therein) and to collect and receive the proceeds relating to or arising therefrom (collectively, the “Condemnation Proceeds”).  Each entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property is hereby authorized and directed to pay Condemnation Proceeds directly to the Beneficiary, for the ratable benefit of the Secured Parties, instead of to the Grantor and the Beneficiary jointly.  In the event any entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property fails to disburse Condemnation Proceeds directly and solely to the Beneficiary but disburses such Condemnation Proceeds instead either solely to the Grantor or to the Grantor and the Beneficiary jointly, the Grantor agrees to immediately endorse and transfer such Condemnation Proceeds to the Beneficiary.  Upon the failure of the Grantor to immediately endorse and transfer such Condemnation Proceeds as aforesaid, the Beneficiary may execute such endorsements or transfers for and in the name of the Grantor, and the Grantor hereby irrevocably appoints the Beneficiary as the Grantor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  The Condemnation

Proceeds shall be applied to the Loan Obligations to the extent required by, and in the manner set forth in, Section 2.05(c)(iii) of the Credit Agreement.

Insurance Proceeds.  The Beneficiary is hereby authorized and empowered to settle, adjust or compromise any claims or rights under any insurance policies maintained pursuant to this Deed of Trust and to collect and receive the proceeds from any such policy or policies (collectively, the “Insurance Proceeds”).  Each insurance company is hereby authorized and directed to pay all Insurance Proceeds directly to the Beneficiary, for the ratable benefit of the Secured Parties, instead of to the Grantor and the Beneficiary jointly.  In the event any insurance company fails to disburse Insurance Proceeds directly and solely to the Beneficiary but disburses such Insurance Proceeds instead either solely to the Grantor or to the Grantor and the Beneficiary jointly, the Grantor agrees to immediately endorse and transfer such Insurance Proceeds to the Beneficiary.  Upon the failure of the Grantor to endorse and transfer such Insurance Proceeds as aforesaid, the Beneficiary may execute such endorsements or transfers for and in the name of the Grantor, and the Grantor hereby irrevocably appoints the Beneficiary as the Grantor’s agent and attorney-in-fact (such appointment being coupled with an interest) so to do.  The Insurance Proceeds shall be applied to the Loan Obligations to the extent required by, and in the manner set forth in, Section 2.05(c)(iii) of the Credit Agreement.

Repair and Restoration.  Notwithstanding the provisions of Sections 1.9 and 1.10 above, so long as the Beneficiary determines in the exercise of its reasonable discretion that the Grantor is financially able to bear any costs of such rebuilding which are not covered by the insurance proceeds or condemnation awards, then if:

no Default or Event of Default has occurred and is continuing beyond any applicable grace period under the Loan Documents; and

the Property can, in the Beneficiary’s reasonable judgment, with diligent restoration and repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or taking causing the loss or damage from the earlier to occur of (A) two hundred and seventy (270) days after receipt of insurance proceeds or condemnation awards by either the Grantor or the Beneficiary, and (B) the Term Loan Maturity Date; and

all necessary consents or approvals of any Governmental Authority can be obtained to allow the rebuilding and the re-occupancy of the Property as described in subsection (b) above; and

there are sufficient sums available, through insurance proceeds or condemnation awards and contributions by the Grantor, for such restoration and repair (including, without limitation, for any costs and expenses incurred by the Beneficiary in approving said restoration or repair); and

the Grantor so elects by written notice delivered to the Beneficiary within ten (10) days after notice from the Beneficiary to the Grantor of such settlement of the aforesaid insurance or condemnation claim;

then, the Beneficiary shall, solely for the purposes of such restoration and repair, make available to the Grantor the Condemnation Proceeds or Insurance Proceeds, as applicable, for use by the Grantor in such restoration and repair; provided, that the Grantor shall submit for the prior approval by the Beneficiary plans and specifications, contractors and form of construction contracts for such restoration and repair and shall furnish to the Beneficiary permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to the Beneficiary in its discretion.  In addition, to the extent that the Beneficiary receives any rental loss or loss of business income insurance proceeds in excess of amounts required to ensure no Default or Event of Default occurs with respect to any payment becoming due and payable under the Loan Documents or the Indenture for any period of time in which the Grantor is not required to pay rent due to the casualty or condemnation, and provided further that all operating expenses of the Property have been paid in full, then any such excess shall be distributed by the Beneficiary to the Grantor.

ARTICLE XXII

POSSESSION AND ADMINISTRATION OF THE PROPERTY
Impositions.

The Grantor will pay or cause to be paid in a timely manner all taxes, assessments and other charges now or hereafter levied against the Property, or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, areas, air space, parking areas and other space or facilities beyond the lot line and on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing; and in the case of default in the payment thereof, the Beneficiary may (but shall not be obligated to) pay the same and the Grantor will repay or cause to be repaid such sum, and such sum shall be added to the indebtedness secured by this Deed of Trust.

The Grantor will not claim any credit on or make any deduction from the interest or principal of the Secured Obligations by reason of the payment of any taxes levied or to be levied on the Property, or any part thereof, during the continuance of the lien of this Deed of Trust.

Warranty of Title.  The Grantor warrants that the Grantor is indefeasibly seized of the Property in fee simple absolute, free and clear from all encumbrances (subject only to the Permitted Exceptions), and that the Grantor has full power and lawful authority to convey and encumber the same; that the Grantor shall and will make, execute, acknowledge and deliver all such further or other deeds, instruments or assurances as may at any time hereafter be reasonably desired or required by the Beneficiary to more fully and effectually convey the Property for the purposes aforesaid; and that the Grantor will warrant and defend the Property against all persons whomsoever, except for claims arising pursuant to the Permitted Exceptions.

Waste.  The Grantor will cause the Improvements now or hereafter constructed on, and constituting part of, the Property to be protected and to be kept in good order and repair and will not commit or suffer any waste, deterioration or impairment of the Property whereby the value of the Property might be materially impaired.  In the event that such waste, deterioration or impairment of the Property shall occur, which such waste, deterioration or impairment is not promptly cured by the Grantor, the Beneficiary may (but shall not be obligated to) take such action as may be necessary to remedy such condition and the Grantor shall repay or cause to be repaid all costs and expenses associated with such remedy and such sum shall be added to the obligations secured by this Deed of Trust.

Inspection.  The Beneficiary and any persons authorized by the Beneficiary shall have the right to enter and inspect the Property at all reasonable times and upon prior written notice to the Grantor.

Compliance with Governmental Authorities.  The Grantor will comply with or cause to be complied with in all material respects, all statutes, ordinances and requirements of any Governmental Authority relating to the Property.  The Grantor will not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions, limiting or defining the uses which may be made of the Premises, or any part thereof, without the prior written consent of the Beneficiary, which shall not be unreasonably withheld.

ARTICLE XXIII

ASSIGNMENT OF LEASES AND RENTS
Assignment.  The Grantor hereby absolutely, irrevocably and unconditionally assigns to the Beneficiary all Rents and all of the Grantor’s rights in and under all Leases.  The Grantor intends that this assignment constitute a present and absolute assignment and not an assignment for additional security only.  Such assignment to the Beneficiary shall not be construed to bind the Beneficiary to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Beneficiary.  So long as no Event of Default has occurred, the Grantor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for the Beneficiary and to otherwise deal with all Leases as permitted by this Deed of Trust.  Each month, provided no Event of Default has occurred, the Grantor may retain such Rents as were collected that month and held in trust for the Beneficiary.  Upon the revocation of such license, all Rents shall be paid directly to the Beneficiary and not through the Grantor, all without the necessity of any further action by the Beneficiary, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver.  The Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to the Beneficiary upon written demand by the Beneficiary, without further consent of the Grantor, without any obligation of such tenants to determine whether an Event of Default has in fact occurred and regardless of whether the Beneficiary has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by the Beneficiary to the tenants.  Any such payments to the Beneficiary shall constitute payments to the Grantor under the Leases.  The curing of an Event of Default, unless other Events of Default also then exist, shall entitle the Grantor to recover its aforesaid license to do any such things which the Grantor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents.  The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of an Event of Default and may be exercised independently of or concurrently with any of said remedies.  Nothing in the foregoing shall be construed to impose any obligation upon the Beneficiary to exercise any power or right granted in this Section 3.1 or to assume any liability under any Lease of any part of the Property and no liability shall attach to the Beneficiary for failure or inability to collect any Rents under any such Lease.  The assignment contained in this Section 3.1 shall become null and void upon the release of this Deed of Trust.

Covenants, Representations and Warranties Concerning Leases and Rents.  The Grantor covenants, represents and warrants that: (a) the Grantor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and authority to assign them; (b) all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) neither the Grantor nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) unless otherwise stated in a Permitted Exception, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other Person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, the Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) the Grantor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) the Grantor will not without the prior written consent of the Beneficiary, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rents, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) the Grantor will not, without the prior written consent of the Beneficiary, which shall not be unreasonably withheld, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more; (j) the Grantor will not execute any Lease except in accordance with this Deed of Trust and the other Loan Documents and for actual occupancy by the tenant thereunder; (k) the Grantor shall give prompt notice to the Beneficiary, as soon as the Grantor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rents, cancellation of the Lease, or constructive eviction, and the Grantor shall defend, at the Grantor’s expense, any proceeding pertaining to any Lease, including, if the Beneficiary so requests, any such proceeding to which the Beneficiary is a party; (l) the Grantor shall as often as requested by the Beneficiary, within ten (10) days of each request, deliver to the Beneficiary a complete rent roll of the Property in such detail as the Beneficiary may require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to the Grantor, and deliver to such of the tenants and others obligated under the Leases specified by the Beneficiary written notice of the assignment in Section 3.1 hereof in form and content satisfactory to the Beneficiary; (m) promptly upon request by the Beneficiary, the Grantor shall deliver to the Beneficiary executed originals of all Leases and copies of all records relating thereto; and (n) there shall be no merger of the leasehold estates created by the Leases with the fee estate of the Land without the prior written consent of the Beneficiary.

Estoppel Certificates.  All future Leases and extensions or renewals of existing Leases shall require the tenant to execute and deliver to the Beneficiary an estoppel certificate in form and substance acceptable to the Beneficiary within ten (10) days after notice from the Beneficiary.

No Liability of the Beneficiary.  The Beneficiary’s acceptance of this assignment shall not be deemed to constitute the Beneficiary a “mortgagee in possession,” nor obligate the Beneficiary to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to the Grantor by any tenant and not as such delivered to and accepted by the Beneficiary.  The Beneficiary shall not be liable for any injury or damage to person or property in or about the Property, or for the Beneficiary’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive.  Neither the assignment of Leases and Rents nor enforcement of the Beneficiary’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by the Beneficiary nor the Beneficiary’s consent to or approval of any Lease (nor all of the same), shall render the Beneficiary liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

If the Beneficiary seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose.  The Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any Lease.  The rights of the Beneficiary under this Article III shall be cumulative of all other rights of the Beneficiary under the Loan Documents or otherwise.

ARTICLE XXIV

REMEDIES
Remedies.  In addition to, and without limitation of, remedies set forth in the Indenture, the Credit Agreement, the other Loan Documents and Applicable Law, upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, to the extent permitted by Applicable Law, the Beneficiary may, at its option, either itself or by or through the Trustee or one or more agents, nominees, assignees or otherwise, to the fullest extent permitted by law, and upon the request of the Requisite Lenders shall, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

enter into and upon all or any part of the Property and may exclude the Grantor and its agents and servants wholly therefrom, and having and holding the same may use, operate, develop, manage and control the Property, or any part thereof, and conduct the business of the Grantor (including, without limitation, exercising any and all rights of the Grantor under the Leases and any other applicable lease with respect to the Property), either personally, or by the Beneficiary’s agents, attorneys, receivers or trustees, in such manner as the Beneficiary may deem to be to the Beneficiary’s best advantage.  To the extent permitted by Applicable Law, the Beneficiary shall be entitled to collect and receive all Rents, for the ratable benefit of the Secured Parties, or to otherwise exercise all of the Grantor’s rights with respect to the Rents after deducting all associated expenses, and all necessary repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and other charges creating liens on the Property, or any part thereof, as well as reasonable compensation for their own services and for the services of their counsel, agents, clerks, servants and other employees by them properly engaged and employed, provided no compensation shall be paid to any employee, agent or clerk of the Beneficiary above the level of property manager employed in connection with the exercise of the Beneficiary’s rights under this Section 4.1(a).

apply the balance of the money derived from the operation and management of the Property and business pursuant to Section 4.1(a) above in the manner set forth in Section 4.4 below.

bring an appropriate action to recover any sums required to be paid by the Grantor under the terms of the Loan Documents and the Indenture, as they become due, without regard to whether or not the principal indebtedness or any other sums evidenced by the Loan Documents and the Indenture and secured by this Deed of Trust shall be due, and without prejudice to the right of the Beneficiary thereafter to bring an action of foreclosure, or any other action, for any Event of Default by the Borrowers or the Grantor existing at the time the earlier action was commenced.

declare the Loan Obligations to be immediately due and payable, without any notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action of any kind whatever (each of which is hereby expressly waived by Grantor and all other parties obligated in any manner whatsoever on the Loan Obligations), and unless same are paid or performed on demand, the Beneficiary may resort to any and all remedies provided in any Loan Document or by law and in equity.

commence an action to foreclose this Deed of Trust or to specifically enforce its provisions or any of the indebtedness secured hereby, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of the Beneficiary.

Should the Beneficiary have elected to declare the Loan Obligations to be immediately due and payable, the Beneficiary may initiate foreclosure of the Property by requesting the Trustee to effectuate a non-judicial foreclosure sale.  The Trustee of this Deed of Trust shall then sell, or offer for sale, the Property at public sale to the highest bidder for cash during a three hour period between the hours of ten o’clock a.m. and four o’clock p.m. whose earliest point in time is specified, on the first Tuesday of any month, at the area officially designated for holding such sales at the courthouse of any county in the State in which any part of the Property is situated, after having given notice of the date, the time period, place and terms of said sale in accordance with the laws of the State then in force and governing said sales of real property and improvements under powers conferred by deeds of trust.  The Property shall be sold by posting, or causing to be posted, at least twenty-one (21) consecutive days prior to the date of said sale, written or printed notice thereof at the courthouse door in each of the counties in which the Property is situated, designating the county where the Property will be sold and designating the date, the time period, the place and the terms of sale.  A copy of such notice shall also be filed in the office of the County Clerk in each county of the State in which any part of the Property is situated at least twenty-one (21) consecutive days before the date of said sale of the Property.  The Beneficiary shall have the right to become the purchaser at any sale held by the Trustee or substitute or successor Trustee, or by any receiver or public officer.  The Beneficiary may elect to sell the Property for cash or credit.  The Grantor authorizes and empowers the Trustee to sell the Property, in lots or parcels or as a whole, and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto of the estate of title then existing on the Property and bills of sale with covenants of general warranty.  Grantor binds itself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee, and agrees to accept proceeds of said sale, if any, which are payable to the Grantor as provided herein.  In addition to the posting and filing of notices hereinabove provided, and for so long as required by law, no foreclosure under the power of sale herein contained shall be held unless the Beneficiary, at least twenty-one (21) days preceding the date of sale and in the manner prescribed by law, shall have served written notice of the proposed sale which designates the county where the Property will be sold and designates the date, time period, the place and the terms of sale by certified mail on the Grantor.  Service of such a notice by certified mail shall be completed upon deposit of such notice, postage prepaid and properly addressed to each such person or entity at the address for the Grantor indicated on the first page of this Deed of Trust, in a Post Office of the United States Postal Service or in an official depository under the care and custody of the United States Postal Service.  The affidavit of a person knowledgeable of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  Upon any sale made under or by virtue of this Article IV, the Beneficiary may, to the extent permitted by law, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations secured hereby the net sale price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Beneficiary is authorized to deduct by law or under this Deed of Trust.

Should the Beneficiary have not elected to declare the Loan Obligations to be immediately due and payable, the Beneficiary may nonetheless proceed with foreclosure in satisfaction of such Event of Default, either through the courts or by directing the Trustee to proceed as if under a full foreclosure, conducting sale as hereinbefore provided, but without declaring the entire indebtedness secured by this Deed of Trust due, and provided that if said sale is made because of such Event of Default, such sale may be made subject to the unmatured part of the secured indebtedness.  Such sale, if so made, shall not in any manner affect the unmatured part of the debt secured by this Deed of Trust, but as to such unmatured part, this Deed of Trust shall remain in full force as though no sale had been made.  Several sales may be made without exhausting the right of sale with respect to any unmatured part of the secured indebtedness, it being the purpose and intent hereof to provide for a foreclosure and the sale of the Property for any matured portion of said secured indebtedness without exhausting the power of foreclosure.

In the event foreclosure proceedings are instituted or filed by the Beneficiary, all expenses incident to such proceedings, including, but not limited to, attorneys’ fees and costs, shall be paid by the Grantor and secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Credit Agreement and other Loan Documents or by the Indenture.  The secured indebtedness and all other obligations secured by this Deed of Trust, including, without limitation, any prepayment charge, fee or premium required to be paid in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to the Beneficiary under the Loan Documents, and/or amounts due and unpaid under the Indenture, may be bid by Beneficiary in the event of a foreclosure sale hereunder.

proceed by suit or suits, at law or in equity, instituted by the Beneficiary, or the Trustee, upon written request of the Beneficiary, to enforce the payment of the indebtedness secured hereby or the other obligations of Grantor hereunder or pursuant to the Loan Documents or the Indenture, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.  In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that the Beneficiary or its assigns may become the purchaser of the Property.  This remedy shall be cumulative of any other non-judicial remedies available to the Beneficiary with respect to the Loan Documents or the Indenture.  Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Beneficiary.  In any such instance, the Property may be sold as a whole or as separate parcels and in such manner or order as the Beneficiary in its reasonable discretion may elect.  To the extent permitted by Applicable Law, any judicial sale or sales made under or by virtue of this Deed of Trust, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Grantor in and with respect to the Property sold and shall be a perpetual bar, both at law and in equity, against the Grantor, its successors and assigns, and against any and all persons claiming the Property, or any part thereof, through or under the Grantor.

exercise any or all of the remedies available to a secured party under the UCC, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as the Beneficiary may determine.  The Beneficiary and the Secured Parties, or any of them, may be a purchaser at any such public sale of such fixtures or personal property.

proceed to protect and enforce the Beneficiary’s and Secured Parties’ rights under this Deed of Trust, any other Loan Document, and/or the Indenture, by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement, assistance in connection with the execution of any power granted herein or other appropriate legal or equitable remedy.

apply to an appropriate court for the appointment of a receiver of the Rents of the Property, and the Beneficiary shall be entitled to the appointment of such a receiver as a matter of right without consideration of the value of the Property as security for the amounts due the Beneficiary and the other Secured Parties or the solvency of any person or entity liable for the payment of such amounts.

pursuant to Section 21.48A of the Texas Insurance Code, in the event the Beneficiary is the successful bidder at a foreclosure sale of all or any part of the Property, the Beneficiary shall have the right to cancel any insurance policy covering the property foreclosed upon and collect any unearned premiums from said policy.

exercise any other right or remedy available hereunder, under any of the other Loan Documents, under the Indenture, or at law or in equity.

Remedies Not Exclusive.  The Beneficiary shall be entitled to enforce payment and performance of the applicable Secured Obligations secured hereby and to exercise all rights and powers under this Deed of Trust, or any laws now or hereafter enforced, notwithstanding that some of the applicable Secured Obligations may now or hereafter be otherwise secured.  Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect the Beneficiary’s right to realize upon or enforce any other security now or hereafter held by the Beneficiary or by the Secured Parties, it being agreed that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary and the Secured Parties in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy in this Deed of Trust, in the other Loan Documents, in the Indenture or by Applicable Law provided to the Beneficiary or any other Secured Party or to preclude any other remedy in this Deed of Trust, in the other Loan Documents, in the Indenture or by Applicable Law provided or permitted to the Beneficiary or any other Secured Party, but each such remedy shall be cumulative and shall be in addition to every other remedy given in this Deed of Trust, in the other Loan Documents, in the Indenture or now or hereafter existing at law or in equity.  Every power or remedy given by any of the Loan Documents or the Indenture, as applicable, to the Beneficiary or any Secured Party, as applicable, or to which any of them may be otherwise entitled, may be exercised concurrently or independently from time to time and as often as may be deemed expedient by the Beneficiary or such Secured Party, as applicable.

Powers and Rights Not Waived.  Any failure by the Beneficiary or the Secured Parties to insist upon the strict performance by the Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Beneficiary and the Secured Parties, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by the Grantor.  Neither the Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of the Beneficiary or the Secured Parties to comply with any request of the Grantor, or of any other Person so obligated, to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or any obligations secured by this Deed of Trust, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and the Beneficiary extending the time of payment or modifying the terms of the Secured Obligations (provided that such modifications shall not increase the principal amount of the Secured Obligations or the interest rate, except with respect to default interest rate provisions) or of this Deed of Trust without first having obtained the consent of the Grantor or such other Person, and in the latter event, the Grantor and all such other Persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly discharged in writing by the Beneficiary.  Regardless of consideration, the Beneficiary may, or at the request of the Requisite Lenders shall, release the obligation of any party at any time liable for any of the Secured Obligations without in any way impairing or affecting the lien hereof, and the Beneficiary and the Secured Parties may resort for the payment of the Secured Obligations to any other security therefor held by the Beneficiary and the Secured Parties in such order and manner as it may elect.

Application of Proceeds.  If an Event of Default shall have occurred and be continuing and the Beneficiary shall have exercised, or caused to be exercised, any of its rights or remedies with respect to the Property pursuant to this Article IV, the Trustee or the Beneficiary, as the case may be, shall apply the proceeds resulting from the exercise of such rights or remedies (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Property or in any way relating to the Property or the rights or remedies of the Trustee, the Beneficiary and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) as follows:

FIRST, to the payment of all costs and expenses incurred by the Trustee and the Beneficiary, as the case may be, in connection with such exercise of rights and remedies in connection with this Deed of Trust, the Credit Agreement, the Indenture, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums, a reasonable fee or commission to the Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received, the repayment of all advances made by the Beneficiary under this Deed of Trust, the Credit Agreement, the Indenture or any other Loan Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, the Indenture, or any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied (i) to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution and (ii) to be applied as required pursuant to the terms of the Credit Agreement or the Indenture, as applicable); and

THIRD, upon the indefeasible payment in full of the Secured Obligations, to the Grantor or to whomsoever (if such Person is not the Grantor) may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

The Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust.  Upon any sale of Property by the Trustee and/or the Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), as applicable, the receipt by the Trustee or the Beneficiary or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or the Beneficiary or such officer or be answerable in any way for the misapplication thereof.  Only after (i) the payment by the Beneficiary of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the indefeasible payment in full of the Secured Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to the Grantor, or to whomsoever may be lawfully entitled to receive the same (if such Person is not the Grantor).

Waiver of Deficiency Statute.

(a)           In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, the Grantor agrees that, notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time, the “Property Code”), and to the extent permitted by law, the Beneficiary shall be entitled to seek a deficiency judgment from the Grantor and any other party obligated on the Secured Obligations.  The Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit the Grantor and other persons against whom recovery of deficiencies is sought or any indemnitor or guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  The Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by the Grantor, any indemnitor or guarantor, and others against whom recovery of a deficiency is sought.

(b)           Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the provisions of this Section 4.5(b) shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code.  In such event, (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than 12 months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in item (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

No Implied Covenants.  Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust, the other Loan Documents, or the Indenture.  All agreed contractual duties are set forth in this Deed of Trust, the other Loan Documents or the Indenture.

No Obligation.  Nothing contained herein shall obligate the Beneficiary to enforce any of its rights or remedies hereunder or to remedy any circumstances leading to the occurrence of any default hereunder.

ARTICLE XXV

BENEFICIARY
Appointment of Beneficiary as Attorney-In-Fact.

The Grantor hereby irrevocably constitutes and appoints each of the Beneficiary and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor or and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Deed of Trust, effective upon the occurrence of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Deed of Trust, and, without limiting the generality of the foregoing, the Grantor hereby gives the Beneficiary the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

pay or discharge taxes and Liens levied or placed on or threatened against the Property, effect any repairs or any insurance called for by the terms of this Deed of Trust and pay all or any part of the premiums therefor and the costs thereof;

execute, in connection with any sale provided for in this Deed of Trust, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Property;

to do all things, after an Event of Default, which the Grantor might otherwise do with respect to the Property and the Leases thereon, including, without limitation, (A) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Beneficiary, all in such manner as may be determined by the Beneficiary, or at the option of the Beneficiary, holding the same as security for the payment of the Secured Obligations, (B) leasing, in the name of the Grantor, the whole or any part of the Property which may become vacant, and (C) employing agents therefor and paying such agents reasonable compensation for their services; and

(A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to foreclose upon the Property or any portion thereof and to enforce any other right in respect of the Property; (B) defend any suit, action or proceeding brought against the Grantor with respect to the Property; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Beneficiary may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Property as fully and completely as though the Beneficiary was the absolute owner thereof for all purposes, and do, at the Beneficiary’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Beneficiary deems necessary to protect, preserve or realize upon the Property and the Beneficiary’s and the

Secured Parties’ Lien therein and to effect the intent of this Deed of Trust, all as fully and effectively as the Grantor might do.

If the Grantor fails to perform or comply with any of its agreements contained herein, the Beneficiary, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 5.1(a).

The expenses of the Beneficiary incurred in connection with actions taken pursuant to the terms of this Deed of Trust, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans which are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Beneficiary to the date reimbursed by the relevant Grantor, shall be payable by the Grantor to the Beneficiary on demand.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 5.1(a).  All powers, authorizations and agencies contained in this Deed of Trust are coupled with an interest and are irrevocable until this Deed of Trust is terminated and the Lien created hereby is released.

Duty of Beneficiary.  The sole duty of Beneficiary with respect to the custody, safekeeping and physical preservation of the Property, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Beneficiary deals with similar property for its own account.  Neither the Beneficiary, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Property upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Property or any part thereof.  The powers conferred on the Beneficiary and the other Secured Parties hereunder are solely to protect the interests of the Beneficiary and the other Secured Parties in the Property and shall not impose any duty upon the Beneficiary or any other Secured Party to exercise any such powers.  The Beneficiary and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Authority of Beneficiary.  The Grantor acknowledges that the rights and responsibilities of the Beneficiary under this Deed of Trust with respect to any action taken by the Beneficiary or the exercise or non-exercise by the Beneficiary of any request, judgment or other right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between the Beneficiary and the Lenders, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Beneficiary and the Grantor, the Beneficiary shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement to make any inquiry respecting such authority.

Intercreditor Agreements.

By acceptance of the benefits of this Deed of Trust, each of the Secured Parties shall be deemed to have agreed to be bound by the terms hereof.  The provisions of this Section 5.4 are, and are intended, solely to establish certain rights as between the Secured Parties and shall not create, and shall not be construed as creating, any rights enforceable by Holdings or any Subsidiary or any Affiliate thereof, including the Grantor, regardless of whether Holdings or any Subsidiary or any Affiliate thereof is a Secured Party, or rights enforceable by the Indenture

Trustee against Holdings or any Subsidiary or any Affiliate thereof, including the Grantor, unless and to the extent required by the express terms of the Indenture.

By acceptance of the benefits of this Deed of Trust, each of the Secured Parties (other than the Beneficiary) shall be deemed irrevocably (i) to consent to the appointment of the Beneficiary as its agent hereunder, (ii) to confirm that the Beneficiary shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Deed of Trust against the Grantor or the exercise of remedies hereunder, whether such action be taken by the Beneficiary itself or by or through the Trustee or one or more agents, nominees, assignees or otherwise and (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Deed of Trust against the Grantor or to exercise any remedy hereunder.

The Beneficiary shall not be liable for any action taken or not taken by it or the Trustee (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.02, 7.03, 7.04 and 9.02 of the Credit Agreement) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final nonappealable judgment.

The Indenture Trustee shall not be entitled to, and shall not, (i) direct the actions of the Beneficiary or the Trustee hereunder, (ii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Beneficiary or the Trustee to enforce any provisions of this Deed of Trust against the Grantor or to exercise any remedy hereunder, (iii) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Beneficiary or the Trustee from taking any action (including, without limitation, the enforcement of any provisions of this Deed of Trust against the Grantor, the exercise of any remedy hereunder, the release of any Property hereunder or the consent to any amendment or modification of this Deed of Trust or the grant of any waiver hereunder), or refraining from taking any such action, in accordance with this Deed of Trust or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Beneficiary or the Trustee in taking any such action in accordance with this Deed of Trust.  By acceptance of the benefits under this Deed of Trust, the Indenture Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Beneficiary and the Lenders to permit the Indenture Trustee to be a Secured Party under this Deed of Trust and are being relied upon by the Lenders as consideration therefor.

THE BENEFICIARY HAS CONSENTED TO SERVE AS BENEFICIARY HEREUNDER ON THE EXPRESS UNDERSTANDING THAT THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS DEED OF TRUST, SHALL BE DEEMED TO HAVE AGREED THAT THE BENEFICIARY SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE) TO THE INDENTURE TRUSTEE, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS DEED OF TRUST IN ACCORDANCE WITH THEIR TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF SECTION 5.5 AND THE OTHER PROVISIONS OF THIS DEED OF TRUST LIMITING THE RESPONSIBILITY OR LIABILITY OF THE BENEFICIARY HEREUNDER.  WITHOUT LIMITING THE FOREGOING, THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS DEED OF TRUST, SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT THE INDENTURE TRUSTEE MIGHT HAVE AS A SECURED PARTY UNDER APPLICABLE LAW OR OTHERWISE, TO COMPEL THE SALE OR OTHER DISPOSITION OF ANY PROPERTY, AND ANY

OBLIGATION THE BENEFICIARY MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO OBTAIN ANY MINIMUM PRICE FOR ANY PROPERTY UPON THE SALE THEREOF, IT BEING EXPRESSLY UNDERSTOOD, AND THE AVAILABILITY OF THE BENEFITS OF THIS DEED OF TRUST TO THE INDENTURE TRUSTEE BEING CONDITIONED UPON THE UNDERSTANDING, THAT THE SOLE RIGHT OF THE INDENTURE TRUSTEE SHALL BE TO RECEIVE ITS RATABLE SHARE OF ANY PROCEEDS OF THE PROPERTY.

By acceptance of the benefits of this Deed of Trust, each of the Secured Parties shall, ratably in accordance with the amount of the Secured Obligations owed to it, indemnify the Beneficiary (to the extent it shall not have been reimbursed by the Grantor) against any expense or liability that the Beneficiary would be entitled to recover from the Grantor pursuant to Sections 1.4 and 6.4 and Section 9.03 of the Credit Agreement.  Any amount so owed by a Secured Party can be withheld by the Beneficiary from any amount owed to such Secured Party.

The Beneficiary shall be entitled to rely on information provided by the Secured Parties, or representatives of the Secured Parties, as to the amount of the Secured Obligations.

The Beneficiary and each of the Secured Parties hereby agrees that the Liens granted to the Beneficiary hereunder shall be treated, as among the Secured Parties, as being for the equal and proportionate benefit of all the Secured Parties, without preference, priority, prejudice or distinction as to the Lien of any Secured Party over any other Secured Party, and shall at all times be shared by the Secured Parties as provided herein.

Limitations on Responsibility of the Beneficiary.

The Beneficiary shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Deed of Trust or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or (iv) the validity, enforceability, effectiveness or genuineness of this Deed of Trust, any other Loan Document or any other agreement, instrument or document.

The Beneficiary makes no representation as to the value or condition of the Property or any part thereof, as to the title of the Grantor to the Property, as to the security afforded by this Deed of Trust or as to the validity, execution, enforceability, legality or sufficiency of this Deed of Trust, and the Beneficiary shall incur no liability or responsibility in respect of any such matters.  The Beneficiary shall not be responsible for insuring the Property, for the payment of taxes, charges, assessments or liens upon the Property or otherwise for the maintenance of the Property, except as provided in the immediately following sentence when the Beneficiary has possession or control of the Property.  Except as otherwise provided herein, the Beneficiary shall have no duty to the Grantor or to the holders of the Secured Obligations as to any Property in its possession or control, or in the possession or control of any agent or nominee of the Beneficiary, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Property the same care that it normally accords to its own assets and the duty to account for moneys received by it. Neither the Beneficiary, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Property upon the request of the

Grantor or any other Person or to take any other action whatsoever with regard to the Property or any part thereof.  The powers conferred on the Beneficiary and the Secured Parties hereunder are solely to protect the Beneficiary’s and the Secured Parties’ interests in the Property and shall not impose any duty upon the Beneficiary or any Secured Party to exercise any such powers.  The Beneficiary and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Neither the Beneficiary nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Deed of Trust except for such person’s own gross negligence or willful misconduct (it being understood that any action taken in accordance with the terms of this Deed of Trust by the Beneficiary or any such officer, agent or representative at the direction or instruction of any Secured Party and/or the Beneficiary (or not taken, in the absence of any such directions or instructions) shall not constitute gross negligence or willful misconduct).

The Beneficiary may execute, or cause to be executed, any of the powers granted under this Deed of Trust and perform any duty hereunder either directly or by or through the Trustee or one or more agents, attorneys-in-fact, nominees, assignees or otherwise, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

The Beneficiary shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.

The Beneficiary shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Beneficiary is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Beneficiary shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Beneficiary to liability or that is contrary to any Loan Document or Applicable Law.

The Beneficiary shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrowers, the Grantor or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Beneficiary or any of its Affiliates in any capacity.

The Beneficiary shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Beneficiary by the Borrower Representative (on behalf of the Grantor).

Reliance by Beneficiary.  The Beneficiary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Beneficiary also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Beneficiary may consult with legal counsel (who may be counsel for the Borrowers and the

Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Resignation and Removal of the Beneficiary.  The Beneficiary may at any time give notice of its resignation to the Secured Parties and the Borrower Representative (on behalf of the Grantor).  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower Representative (on behalf of the Grantor), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Beneficiary gives notice of its resignation, then the retiring Beneficiary may on behalf of the Secured Parties, appoint a successor Beneficiary meeting the qualifications set forth above provided that if the Beneficiary shall notify the Borrowers (on behalf of the Grantor) and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Beneficiary shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case that title to the Property held by the Beneficiary on behalf of the Secured Parties, the retiring Beneficiary shall continue to hold such title to such Property until such time as a successor Beneficiary is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Beneficiary shall instead be made by or to each Secured Party directly, until such time as the Requisite Lenders appoint a successor Beneficiary as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Beneficiary hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Beneficiary, and the retiring Beneficiary shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by Holdings, the Borrowers and their respective Subsidiaries (including the Grantor) to a successor Beneficiary shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Beneficiary’s resignation hereunder and under the other Loan Documents, the provisions of this Article V and [Sections 1.4 and 7.4] shall continue in effect for the benefit of such retiring Beneficiary, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Beneficiary was acting as Beneficiary.

ARTICLE XXVI

CONCERNING THE TRUSTEE
SECTION 6.1                                No Required Action.  The Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by the Beneficiary and, if the Trustee so reasonably requests, unless the Trustee is tendered security and indemnity satisfactory to the Trustee against any and all cost, expense, and liability arising therefrom.  The Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents or the Indenture, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and the Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of the Beneficiary or the Secured Parties.

SECTION 6.2                                Certain Rights.  With the approval of the Beneficiary, the Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and consult with counsel (who may be, but need not be, counsel for the Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents or the Indenture, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Trustee (and the Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or willful misconduct), and (iv) any and all other lawful action that the Beneficiary may instruct the Trustee to take to protect or enforce the Beneficiary’s rights hereunder.  The Trustee shall not be personally liable in case of entry by the Trustee, or anyone entering by virtue of the powers herein granted to the Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property, except for the Trustee’s gross negligence or willful misconduct.  The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine.  The Trustee shall be entitled to reimbursement for expenses incurred by the Trustee in the performance of the Trustee’s duties hereunder and to reasonable compensation for such of the Trustee’s services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to the Trustee hereunder and reimburse the Trustee for, and save the Trustee harmless against, any and all liability and expenses which may be incurred by the Trustee in the performance of the Trustee’s duties.

SECTION 6.3                                Retention of Monies.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Applicable Law), and the Trustee shall be under no liability for interest on any moneys received by the Trustee hereunder.

SECTION 6.4                                Successor Trustees.  The Trustee may resign by the giving of notice of such resignation in writing or verbally to the Beneficiary.  If the Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, the Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, the Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee.  Such appointment may be executed by any authorized agent of the Beneficiary, and if the Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.  If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or Applicable Law.

SECTION 6.5                                Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

SECTION 6.6                                Succession Instruments.  Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but nevertheless, upon the written request of the Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

SECTION 6.7                                No Representation by the Trustee.  By accepting or approving anything required to be observed, performed, or fulfilled or to be given to the Trustee (on its own behalf or on behalf of the Beneficiary) pursuant to the Loan Documents or the Indenture, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither the Trustee nor the Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by the Trustee, either on its own behalf or on behalf of the Beneficiary.

ARTICLE XXVII

MISCELLANEOUS

Notices.  Any notice, demand or other communication which, by any provision of this Deed of Trust, is required or permitted to be given or served by or to the Trustee, the Beneficiary, the Secured Parties or the Grantor shall be conclusively deemed to have been properly given or served by the sending party and to be effective if made in compliance with Section 9.01 of the Credit Agreement and, in the case of the Trustee or the Grantor, at the address set forth in the preamble to this Deed of Trust.

Severability.  To the extent any provision of this Deed of Trust may be deemed invalid or unenforceable under any Applicable Law, such provision shall be deemed void and inoperative and shall not form part of this Deed of Trust, but the remainder of this Deed of Trust shall remain in full force and effect.  The parties hereto specifically declare that they would have entered into this Deed of Trust if any such void provisions had been omitted herefrom.

Governing Law.  This Deed of Trust shall be deemed to be a contract entered into pursuant to the laws of the state of New York and shall in all respects be governed by, construed and enforced in accordance with the laws of the state of New York; provided, however, that with respect to the creation; perfection, priority and enforcement of the lien or interest of this Deed of Trust, the laws of the State shall apply.

Stamp Tax Indemnity.  Except as may be prohibited by Applicable Law, if at any time the United States of America, any state thereof or any governmental subdivision of such state having jurisdiction, shall require revenue, excise or documentary stamps to be affixed to this Deed of Trust, or other tax to be paid on or in connection therewith, the Grantor will pay the same with any interest or penalties imposed in connection therewith.

Credit Agreement.  The terms and provisions of the Credit Agreement are incorporated in this Deed of Trust by reference.

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE INDENTURE, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE INDENTURE, THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

Redemption. The Grantor, for itself and all persons receiving title from the Grantor, waives all rights of redemption to which the Grantor and those persons would otherwise be entitled if this Deed of Trust is at any time foreclosed.

Fixture Filings.  This Deed of Trust covers goods which are or are to become fixtures, is effective as a financing statement filed as a fixture filing and is to be filed in the real estate records.

Release of Deed of Trust.

(a)           At such time as the Loan Obligations (other than Hedging Obligations) shall have been paid in full in cash and the Commitments have been terminated, the Property shall be released from the Lien created by this Deed of Trust, and this Deed of Trust and all obligations (other than those expressly stated to survive such termination) of the Beneficiary and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Property shall revert to the Grantor.

(b)           If any of the Property shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Beneficiary, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Property; or if all the Equity Interests of the Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower Representative, and at the expense of the Borrowers, the Grantor shall be released from its obligations hereunder; provided, that in each case the Grantor shall have delivered to the Beneficiary, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the Grantor or the relevant Property or portion thereof (as applicable) and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrowers demonstrating to the satisfaction of the Beneficiary that such transaction is in compliance with the Indenture, the Credit Agreement and the other Loan Documents.

Anything to the contrary contained herein notwithstanding, except as otherwise agreed in writing between the Beneficiary and the landlord under the Lease, the terms hereof are made subject to and shall not be deemed to modify the terms of the Lease.

Business Purposes.  The indebtedness secured hereby is solely for the purpose of carrying on or acquiring a business of Grantor or of an affiliate of Grantor, and is not for personal, family, household, or agricultural purposes.  The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the

State in which the Property is located.  Grantor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

Relationship of Grantor and Beneficiary.  Notwithstanding any prior business or personal relationship between Grantor and Beneficiary, or any officer, director or employee of Beneficiary, the relationship between Grantor and Beneficiary is solely that of debtor and creditor, Beneficiary has no fiduciary or other special relationship with Grantor, Grantor and Beneficiary are not partners or joint venturers, and no term or condition of any of the Loan Documents or the Indenture shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of debtor and creditor.

Notice.  IN ACCORDANCE WITH SECTION 26.02 OF THE UCC, THIS DEED OF TRUST AND THE OTHER DOCUMENTS EVIDENCING, SECURING OR PERTAINING TO ALL OR ANY PORTION OF THE SECURED OBLIGATIONS REPRESENT THE FINAL AGREEMENT BETWEEN THE GRANTOR AND THE BENEFICIARY AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be executed, sealed and delivered by its duly authorized representative, all as of the day and year first above written.

GRANTOR:

________________________________________________________, a Texas corporation

By: ______________________________
Name: ____________________________
Title:   ____________________________

STATE OF ___________________                               §
§
COUNTY OF _________________                                §

This instrument was acknowledged before me on December _____, 2007, by ________________________________, as a/the ____________________ of ________________________________________________________, a Texas corporation, on behalf of said corporation.

[S E A L]

___________________________________
Notary Public, State of _______________________

My Commission Expires:
____________________________________
______________________                                             Printed Name of Notary Public

Signature Page

EXHIBIT A
TO
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

[Description of the Land]

Exhibit “A”

EXHIBIT B
TO
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

[Permitted Liens]

Those matters set forth as items __________ and __________ of Schedule B of _Chicago Title Insurance Company Commitment for Title Insurance No. __________ dated December ___, 2007.

Exhibit “B”

EXHIBIT H
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Wachovia Bank, National Association,
  as Administrative Agent
NC0680
1525 West W.T. Harris Blvd.
Charlotte, North Carolina  28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.05(a) of the Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., as Parent, Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower”), and North Pittsburgh Systems, Inc. (as successor by merger to Fort Pitt Acquisition Sub Inc.), a Pennsylvania corporation (the “Merger Sub”, and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1.           The Borrowers hereby provide notice to the Administrative Agent that they shall repay the following [ABR Loans] and/or [Eurodollar Loans]: _______________. (Complete with an amount in accordance with Section 2.05 of the Credit Agreement.)

2.           The Loan to be prepaid is a [check each applicable box]

0           Swingline Loan

0           Revolving Loan

0           Term Loan

3.           The Borrowers shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a date no earlier than two (2) Business Days subsequent to date of this Notice of Prepayment.)

4.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Notice of Prepayment as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

CONSOLIDATED COMMUNICATIONS
ACQUISITION TEXAS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

NORTH PITTSBURGH SYSTEMS, INC.

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

EXHIBIT I
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wachovia Bank, National Association,
  as Administrative Agent
NC0680
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.02(e) of the Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., as Parent, Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower”), and Fort Pitt Acquisition Sub Inc., a Pennsylvania corporation (the “Merger Sub”, and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1.           The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.           This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower Representative

By: ________________________________
      Name: ___________________________
      Title:   ___________________________

EXHIBIT J
to
Credit Agreement
dated as of December 31, 2007
among
Consolidated Communications Holdings, Inc.,
as Parent Guarantor,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender,
CoBank, ACB,
as Syndication Agent,
General Electric Capital Corporation,
as Co-Documentation Agent,
The Royal Bank of Scotland plc,
as Co-Documentation Agent
and
Wells Fargo Securities, LLC,
as Sole Lead Arranger and Sole Bookrunner

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wachovia Bank, National Association,
  as Administrative Agent
NC0680
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 2.03 of the Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., as Parent, Consolidated Communications, Inc., an Illinois corporation (the “CCI Borrower”), Consolidated Communications Acquisition Texas, Inc., a Delaware corporation (the “TXU Borrower”), and Fort Pitt Acquisition Sub Inc., a Pennsylvania corporation (the “Merger Sub”, and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), the lenders who are or may become party thereto, and Wachovia Bank, National Association, as Administrative Agent.

1.           The Loan to which this Notice relates is a [Revolving Loan] [Term Loan].(Delete as applicable.)

2.           This Notice is submitted for the purpose of:(Check one and complete applicable information in accordance with the Credit Agreement.)

0	Converting all or a portion of an ABR Loan into a Eurodollar Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The principal amount of such Loan to be converted is $_______________.

(c)	The requested effective date of the conversion of such Loan is _______________.

(d)	The requested Interest Period applicable to the converted Loan is _______________.

0	Converting a portion of Eurodollar Loan into an ABR Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be converted is $_______________.

(d)	The requested effective date of the conversion of such Loan is _______________.

0	Continuing all or a portion of a Eurodollar Loan as a Eurodollar Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be continued is $_______________.

(d)	The requested effective date of the continuation of such Loan is _______________.

(e)	The requested Interest Period applicable to the continued Loan is _______________.

3.           All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower Representative

By: _________________________________
      Name: ____________________________
      Title:   ____________________________

SCHEDULE 1.01(a)

Mortgaged Properties

Owner/Lessee	Street Address	County
Consolidated Communications of Texas Company	321 North First Street, Lufkin, TX 75901	Angelina
Consolidated Communications of Texas Company	110 West Frank Street – a/k/a 202 North Angelina, Lufkin, TX 75904	Angelina
Consolidated Communications of Texas Company	350 South Loop 336 West, Conroe, TX 77304	Montgomery
Consolidated Communications of Texas Company	411 West Phillips Street, Conroe, TX 77301	Montgomery
Consolidated Communications of Texas Company	508 Old Magnolia Drive, Conroe, TX 77304	Montgomery
Consolidated Communications of Fort Bend Company	24403 Roesner Road, Katy, TX 77494	Fort Bend
Consolidated Communications of Fort Bend Company	3426 School Street, Needville, TX 77461	Fort Bend
Consolidated Communications of Fort Bend Company	1400 Avenue A, Katy, TX 77493	Harris
Consolidated Communications of Fort Bend Company	904 Velasco Street, Brookshire, TX 77423	Waller
Consolidated Communications Enterprise Services, Inc.	2710 Rochester Road, Cranberry Township, PA 16066	Butler
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road, Gibsonia, PA 15044	Allegheny

SCHEDULE 3.02(c)

Non-Contravention

1.
The execution, delivery and performance by Holdings and certain of the other Loan Parties of the Credit Agreement and certain of the other Loan Documents will violate the Existing Credit Agreement and certain of the other loan documents entered into in connection therewith, all of which will be terminated on or prior to the Effective Date.

  SCHEDULE 3.03

Government Approval, Regulation, etc.

1.
To the extent that the exercise of the Secured Parties’ rights under the Collateral Agreement may constitute a de jure or de facto assignment of Special Property (as defined in the Collateral Agreement) or a transfer of de jure or de facto control of the owner of (i) Special Property, or (ii) any other license, authorization or permit issued by the Federal Communications Commission, the PPUC, the TPUC and/or the ICC, the approval of the Federal Communications Commission, the PPUC, the TPUC and/or the ICC may be required in connection therewith.  Furthermore, in the State of Illinois, certificates of public convenience and necessity and certificates of service authority issued by the ICC to a telecommunications carrier cannot be “transferred” or “assigned”, but rather in connection with a sale of the business or assets of such telecommunications carrier to a third party, the third party must apply to the ICC, and qualify, for a new certificate of authority issued in its own name.

SCHEDULE 3.05(b)

Other Liabilities

1.             Integration Costs (as defined in the Credit Agreement).

2.	See the disclosure in Note 10 (Income Taxes) of the Notes to Unaudited Condensed Consolidated Financial Statements included in Holdings’ 10-Q for the period ended September 30, 2007.

SCHEDULE 3.07

Litigation

None

SCHEDULE 3.08

Compliance with Laws and Agreements

None

SCHEDULE 3.09

Subsidiaries

Company	Type of Organization	Record Owner	Ownership Percentage
Consolidated Communications, Inc.	Illinois corporation	Consolidated Communications Holdings, Inc.	100% ownership
Consolidated Communications Enterprise Services, Inc.	Delaware corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications Services Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Fort Bend Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Texas Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Illinois Consolidated Telephone Company*	Illinois corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Pennsylvania Company, LLC	Delaware limited liability company	Consolidated Communications Enterprise Services, Inc.	100% ownership
East Texas Fiber Line Incorporated*	Texas corporation	Consolidated Communications Enterprise Services, Inc.	63% ownership

* Not a Loan Party

SCHEDULE 3.10(b)

Leased and Owned Real Property

See Attached

Owned Real Property Located in Texas

Property Name	Address	Operating Company
Lufkin Area
Denman Bldg	102 W. Frank Street, Lufkin, TX	Consolidated Communications Enterprise Services, Inc.
Warehouse/Plant	215 N. First Street - aka 204 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
IT Building	110 W. Frank Street - aka 202 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
Business Office1	321 N. First Street, Lufkin, TX and 207 N. First Street, Lufkin, TX	Consolidated Communications of Texas Company
Construction	520 N. Angelina; Lufkin, TX	Consolidated Communications of Texas Company
Warehouse Parking	414 N. Angelina, Lufkin, TX and Alley, lying behind 414 N. Angelina with no street frontage	Consolidated Communications of Texas Company
Mechanics Garage	522 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
Remote Sites
Alco Road	Hwy 103E to Alco Church Rd, bldg located NW corner of this intersection	Consolidated Communications of Texas Company
Alto	203 Cooper St., Alto, Texas	Consolidated Communications of Texas Company
Apple Springs1	Hwy 94W to Apple Springs, Tex, bldg on R at city limits	Consolidated Communications of Texas Company
Beulah	FM58S, R on FM1818, bldg 1.9 miles on L	Consolidated Communications of Texas Company
Blackburn Switch	Hwy 103W, R on Blackburn Switch Rd, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Brookhollow	1201 Live Oak, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Burke	Hwy59S, R on John Means Rd, bldg 1/10 mile on R	Consolidated Communications of Texas Company
Central	Hwy69N, R on FM843, L on 1st road on L, bldg on L	Consolidated Communications of Texas Company
Centralia	Hwy 94W to Apple Springs, Tex, R on FM 357N, 5.1 miles, bldg on L	Consolidated Communications of Texas Company
Crown Colony	5413 Champions Dr, Lufkin Texas 75901	Consolidated Communications of Texas Company
Davisville Rd.	Hwy 59N, R on FM352, R on FM2021, bldg 1/10 mile on R beside cell tower site	Consolidated Communications of Texas Company
Diboll	400 Thompson, Diboll Texas 75941	Consolidated Communications of Texas Company
Etoile1	Hwy 103E to Etoile, Texas, bldg on L across from FM 226S intersection	Consolidated Communications of Texas Company
Fairview	FM58S, R on FM2108, R on FM 1819, bldg 2/10 mile on R	Consolidated Communications of Texas Company
FM 58 - Parkman St.	350 Parkman, Lufkin Texas	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
FM 706 @ Hwy 69	Hwy 69N, bldg located on SW corner of FM 706 and Hwy 69 intersection	Consolidated Communications of Texas Company
Fuller Springs1	Hwy 69S, bldg located on NE corner of FM841 and Hwy69S intersection	Consolidated Communications of Texas Company
Harbuck	1206 Harbuck, Lufkin, Texas	Consolidated Communications of Texas Company
Herty	3110 Paul, Lufkin Texas 75901	Consolidated Communications of Texas Company
Hwy. 103 East	Hwy103E, L on Golf Course Rd, bldg 1/10 mile on L	Consolidated Communications of Texas Company
Hwy. 7 West	Hwy 103E, R on 1819, R on Hwy 7, bldg on SE corner of this intersection	Consolidated Communications of Texas Company
Hwy. 94 West	Hwy 94, bldg 1/10 mile W of FM 3258 intersection	Consolidated Communications of Texas Company
Hudson	Hwy 94W, L on 1194S, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Largent	602 Largent, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Linwood - Hwy 21 N	From Alto take Hwy 21E, L on FM241, bldg 1/10 mile on left	Consolidated Communications of Texas Company
Lotus Lane	5017 Lotus Lane, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Marion’s Ferry	Hwy 103E, bldg located 1/10 mile E of FM1669N (Marion Ferry Rd) intersection	Consolidated Communications of Texas Company
Oliver’s Store- FM7062	Hwy 103W, L on 1194S, bldg 2/10 mile on R	Consolidated Communications of Texas Company
Peavy Switch	Hwy 94W, L on 1194S, bldg located 1.7 miles past FM1271 intersection	Consolidated Communications of Texas Company
Pollock - Hwy69 / Hwy72	Hwy 69N, bldg located 1/10 mile E of Hwy 7 intersection with 69N	Consolidated Communications of Texas Company
Post Oak Road	Hwy 94W, L on FM1194S, L on FM1271, bldg located 1.9 miles on R	Consolidated Communications of Texas Company
Redland	Hwy69N, L on Redland Church Rd, R on Winston Rd, bldg on immediate R	Consolidated Communications of Texas Company
Redlawn - Hwy 69 N	From Alto, Hwy69N, R on CR2436, bldg on immediate L	Consolidated Communications of Texas Company
South First	1905 South First, Lufkin, Texas	Consolidated Communications of Texas Company
Wakefield	Hwy59S, R on FM357, bldg 1.7 miles on R	Consolidated Communications of Texas Company
Wells2	101 6th Street, Wells Texas	Consolidated Communications of Texas Company

Katy Area
Parking Lot	Parcel 100, Sec 3 - Roesner Rd - Land Only	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Waddell	Waddell CO Bldg - 24403 Roesner Rd	Consolidated Communications of Fort Bend Company
Construction Parking	Roesner Rd	Consolidated Communications of Fort Bend Company
Katy CO	1400 Avenue A, Katy, TX 77493	Consolidated Communications of Fort Bend Company
	1404 Avenue A, Katy, TX 77493	Consolidated Communications of Fort Bend Company
Katy Electric	1397 E Avenue, Katy, TX 77493	Consolidated Communications of Fort Bend Company
	22901 Franz Rd, Katy, TX	Consolidated Communications of Fort Bend Company
	A317200A-172 H & TC RR CO, TR 38	Consolidated Communications of Fort Bend Company
	3426 School St, Needville	Consolidated Communications of Fort Bend Company
Remote Sites
Beasley	118 N Fourth Street, Beasley, Texas 77417	Consolidated Communications of Fort Bend Company
Brookshire	904 Velasco, Brookshire, Texas 77423	Consolidated Communications of Fort Bend Company
Cinco Hut #1	2250 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #2	4103 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #3	24531 Cinco Ranch Blvd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Damon	518 Mulcahy, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Fairchild	8817 Fairchild Rd, Fairchild, Texas 77469	Consolidated Communications of Fort Bend Company
Grand Lakes Hut	5304 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Guy	12980 Dannhaus Rd, Needville, Texas 77461	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Needville	9241 Church Street, Needville, Texas	Consolidated Communications of Fort Bend Company
Pattison	3724 Avenue E Pattison, Texas 77423	Consolidated Communications of Fort Bend Company
Pecan Bend	22315 FM 762, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Rosenburg	3112 Avenue I, Rosenburg, Texas 77471	Consolidated Communications of Fort Bend Company
Seven Meadows	5803 Katy Gaston Rd, Katy, Texas 77493	Consolidated Communications of Fort Bend Company
Williamsburg	22901 Franz Rd, Katy, Texas 77450	Consolidated Communications of Fort Bend Company

Conroe Area
Conroe Business Office	350 S. Loop 336 W., Conroe, TX	Consolidated Communications of Texas Company
Riverpointe Remote	350-A, Loop W. 336	Consolidated Communications of Texas Company
Conroe CO	411 W. Phillips Street	Consolidated Communications of Texas Company
Conroe Plant	508 Old Magnolia Drive	Consolidated Communications of Texas Company
Conroe Remote	2505 N. Frazier	Consolidated Communications of Texas Company
Remote Sites
Airport	#1 Pozos, Conroe, Texas 77303	Consolidated Communications of Texas Company
Alden Bridge	7401 Alden Bridge, The Woodlands, Texas	Consolidated Communications of Texas Company
Artesian Oaks	195 Pinewood Dr., Conroe, Texas 77304	Consolidated Communications of Texas Company
Bentwater	#1 Bentwater Bay Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Cape Conroe	#10 Cape Conroe Dr, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Carriage Hills	2410 Hollow Brook, Conroe, Texas	Consolidated Communications of Texas Company
Cattail Park	9310 Cattail Park, The Woodlands, Texas	Consolidated Communications of Texas Company
Conroe North	2505A N Frazier, Conroe, Texas	Consolidated Communications of Texas Company
Crieghton Ridge	101A Creighton Ridge, Conroe, Texas	Consolidated Communications of Texas Company
Crestwood Farms	628A Mohawk Drive, Conroe, Texas	Consolidated Communications of Texas Company
Cut-n-Shoot	14610 Millmac Rd, Cut and Shoot, Texas 77303	Consolidated Communications of Texas Company
Delago	42A Del Lago Blvd, Montgomery, Texas	Consolidated Communications of Texas Company
Dobbin	72 North FM 1486, Montgomery, Texas 77316	Consolidated Communications of Texas Company
FM 1485	11461 E. Old Hwy 105, Conroe, Texas 77304	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
FM 2854	#1 Oak Lawn Estates, Conroe, Texas	Consolidated Communications of Texas Company
Foster Drive	100 Foster Drive, Conroe, Texas 77301	Consolidated Communications of Texas Company
Four Corners2	12252 FM 3083, Conroe, Texas	Consolidated Communications of Texas Company
Gosling	7598 Gosling Rd, The Woodlands, Texas 77382	Consolidated Communications of Texas Company
Grand Harbour	11408 Grand Harbour Blvd., Conroe, Texas	Consolidated Communications of Texas Company
Grand Lakes2	8825 Grand Lakes, Conroe, Texas	Consolidated Communications of Texas Company
Grangerland	1260 Wiggins Rd, Conroe, Texas 77302	Consolidated Communications of Texas Company
Hawthorne	1585 Hawthorne, Conroe, Texas	Consolidated Communications of Texas Company
Highland Hollow	100 Highland Hollow, Conroe, Texas	Consolidated Communications of Texas Company
Huntsville	1114 Sam Houston Ave., Huntsville, Texas	Consolidated Communications of Texas Company
Hwy. 242	5103 Hwy 242, The Woodlands, Texas	Consolidated Communications of Texas Company
Irongate	903 FM1486 South, Montgomery, Texas 77316	Consolidated Communications of Texas Company
Kendale Green	7411 Kendall Green Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Lake Conroe	527 Mohawk Bend Dr, Conroe, Texas	Consolidated Communications of Texas Company
Lakewood2	15340 Lake Lamond St., Conroe, Texas 77384	Consolidated Communications of Texas Company
Longmire	6995 Longmire Rd, Conroe, Texas	Consolidated Communications of Texas Company
McCaleb Road	185A Copeland Chapel Cem Road, Conroe, Texas	Consolidated Communications of Texas Company
Montgomery	301 Liberty, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Needham Road	5009 Needham Rd, Conroe, Texas	Consolidated Communications of Texas Company
Powell1, 2	7391 E Capstone Circle, The Woodlands, Texas	Consolidated Communications of Texas Company
Redbird	3305 Redbird, Conroe, Texas	Consolidated Communications of Texas Company
Research For.. 02	6600 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Riverbrook	105 Sherbrook Drive, Conroe, Texas	Consolidated Communications of Texas Company
River Plantation	176A Stonewall Jackson Drive, Conroe, Texas	Consolidated Communications of Texas Company
Rivershire2	902 Gladstell Street, Conroe, Texas1, 3	Consolidated Communications of Texas Company
Sendera Ranch	6418A Ranch Park Dr, Conroe, Texas	Consolidated Communications of Texas Company
Shennadoah1	9078 Ed English Lane, Conroe, Texas	Consolidated Communications of Texas Company
Stubblefield	100 Forest Service 204 Road, Texas	Consolidated Communications of Texas Company
Swallow Lane	9895 Swallow Lane, Conroe, Texas	Consolidated Communications of Texas Company
Texaba	33A Willis-Waukegan, Conroe, Texas 77303	Consolidated Communications of Texas Company
Walden	12508 Walden Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Westview	2200 Westview, Conroe, Texas 77304	Consolidated Communications of Texas Company
Westwood	410 Macintosh Dr, Conroe, Texas	Consolidated Communications of Texas Company
Wier Road (Old 105)	17000 Old Hwy 105/Wier Rd, Cut and Shoot, Texas 77306	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Windsor Hills	97 Windsor Hill Dr, Conroe, Texas 77304	Consolidated Communications of Texas Company
Woodlands High Sch.2	6191 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company

Notes

1.
This property or a portion thereof or an easement thereon was granted to a company which, by operation of a merger, is now known as TXU Investment Company, a company that is currently not affiliated with the Loan Parties.  Consolidated Communications of Texas Company or an affiliate thereof currently has use and possession of these parcels of property.

2.	TXU Communications, an assumed name, was named as grantee on one or more deeds or easements relating to this property. Companies may not be deeded property under an assumed name in the State of Texas.

Owned Real Property Located in Pennsylvania

Property Name	Address	Operating Company

Gibsonia Headquarters Complex	4008 Gibsonia Road, Gibsonia, PA 15044	Consolidated Communications of Pennsylvania Company, LLC
Wexford C.O.	150 Wexford-Bayne Road	Consolidated Communications of Pennsylvania Company, LLC
Curtisville C.O.	Bessemer & 38 Hill Street, Tarentum, PA 15084	Consolidated Communications of Pennsylvania Company, LLC
Gallagher Hill Tower Site	Route 28, Harrison Township, PA	Consolidated Communications of Pennsylvania Company, LLC
Vacant Land	Ewalt Road, Richland Township, Gibsonia, PA 15044	Consolidated Communications of Pennsylvania Company, LLC
Pine Creek Hill Equipment Building	McCandless Township, PA	Consolidated Communications of Pennsylvania Company, LLC
Cooperstown C.O.	11194 Pittsburgh Road, Valencia, PA 16059	Consolidated Communications of Pennsylvania Company, LLC
Criders Corners C.O.	6517 Mars Road, Cranberry Township, PA 16066	Consolidated Communications of Pennsylvania Company, LLC
Mars C.O.	128 Irvine Street, Mars, PA 16046	Consolidated Communications of Pennsylvania Company, LLC
Saxonburg C.O.	105 West Main Street, Saxonburg, PA 16056	Consolidated Communications of Pennsylvania Company, LLC
Sarver C.O.	407 Sarver Road, Sarver, PA 16055	Consolidated Communications of Pennsylvania Company, LLC
Freeport C.O.	305 6th Street, Freeport, PA 16229	Consolidated Communications of Pennsylvania Company, LLC

Leased Property Located in Illinois and Indiana

Type Of Asset	Location	Name Of Lessor	Description
Office	Charleston	SOLIX CMR, LLC	Technical Support.

Office	Champaign	Devonshire Reality	IBS Sales Office

Land	Danville	Crown Castle GT Co LLC	Paging Tower Site
Land	Tuscola	Panhandle Eastern Pipe Line Co.	Paging Tower Site
Land	Highland	Fry Properties Partnership	Paging Tower Site
Land	Vandalia	Barenfanger, Inc.	Paging Tower Site
Land	Sullivan	Cromwell Group, Inc.	Paging Tower Site
Land	Rantoul	First Mid-Illinois Bank & Trust	Paging Tower Site
Land	Chrisman	Chrisman Fire Protection	Paging Tower Site
Land	Newton	Norris Electric Cooperative	Paging Tower Site
Land	Robinson	Ameren CIPS	Paging Tower Site
Land	Louisville	First Cellular	Paging Tower Site
Land	Brazil (Staunton), IN	Crown Communication Inc.	Paging Tower Site
Land	Hoopeston	Orange Technologies	Paging Tower Site
Land	Monticello (Cisco)	The Board of Trustees of the University of Illinois	Paging Tower Site
Land	Toledo	Communications Unlimited	Paging Tower Site
Land	Philo	TAK Communications	Paging Tower Site
Land	Elwin	The Cromwell Group Inc. of IL	Paging Tower Site
Land	Curran (Spfd)	Midwest Tower Leasing, Inc.	Paging Tower Site
Land	Terre Haute, IN	Emmis IN Broadcasting, LP	Paging Tower Site
Land	Springfield	Trad Inc.	Paging Tower Site
Land	Champaign	Trad Inc.	Paging Tower Site
Land	Staunton	Macoupin County	Paging Tower Site

Leased Property Located in Texas

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
OFFICE SPACE	TEXAS TOWER LIMITED	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	600 TRAVIS STREET, SUITE 1955 HOUSTON, TX 77002
OFFICE SPACE	UNITED BUILDING MANAGEMENT	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	2020 LIVE OAK DALLAS, TX 75201
OFFICE SPACE	DOROTHY SMITH	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	421 S. 8TH STREET WACO, TX 76710
PARKING LOT	JAMES L LOOMER	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	E. BREMOND AND N. ANGELINA LUFKIN, TX 75904
OFFICE SPACE	ATRIUM BUILDING LTD	EAST TEXAS FIBER LINE INCORPORATED	119 WEST TYLER STREET LONGVIEW, TX
OFFICE SPACE	HINES INTEREST LIMITED PARTNERSHIP	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	777 WALKER, CONCOURSE LEVEL HOUSTON, TX 77002
OFFICE SPACE	DREW STACK MANAGEMENT CORP., INC. (HOMELAND PROPERTY)	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1114 SAM HOUSTON AVENUE, HUNTSVILLE, TX 77340
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD, SUITE 701 & 702, DALLAS, TX. 75201
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD MEET ME ROOM B-1 LEVEL DALLAS, TX 75201
OFFICE SPACE	BRYAN STREET ACQUISITION PARTNERSHIP LP	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	2323 BRYAN STREET DALLAS, TX 75201
OFFICE SPACE	HATFIELD PHILLIPS MAIN PLACE ASSOC	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1201 MAIN STREET, SUITE C137 DALLAS, TX 75202

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
OFFICE SPACE	PLAZA TOWER LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	909 ESE LOOP 323, SUITE 650 TYLER, TX 75701
OFFICE SPACE	ROSS AKARD ACQUISITION	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1807 ROSS AVENUE DALLAS, TX 75201
PHONE STORE	DBSI-DISCOVERY REAL ESTATE SERVICES, LLC	CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY	2001 KATY MILLS BLVD SUITE M KATY, TX 77494

Leased Property Located in Pennsylvania

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 100 Pittsburgh, PA 15222
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2591 Wexford-Bayne Road, Suite 400 Sewickley, PA 15143
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2593 Wexford-Bayne Road, Suite 201 Sewickley, PA 15143
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 200 Pittsburgh, PA 15222
Land (Remote Equipment Buildings)	Spagnolo Builders, Inc.	Consolidated Communications of Pennsylvania Company, LLC	Villa of North Park Babcock Boulevard McCandless Township, PA
Land (Remote Equipment Buildings)	James A. West	Consolidated Communications of Pennsylvania Company, LLC	Hickory Hills McCandless Township, PA
Land (Remote Equipment Buildings)	Three North Development Group	Consolidated Communications of Pennsylvania Company, LLC	Karrington Woods McCandless Township, PA

SCHEDULE 3.12

ERISA Matters

None

SCHEDULE 3.13(a)

Facilities/Properties Not in Compliance with Environmental Laws

None

SCHEDULE 3.13(b)

Environmental Claims

None

SCHEDULE 3.13(c)

Hazardous Materials

1.	NPTC is monitoring contained asbestos in the following locations: Gibsonia, PA, Valencia, PA, Cranberry, PA, Tarentum, PA, Mars, PA, Freeport, PA, Sarver, PA, Saxonburg, PA, and Wexford, PA.

SCHEDULE 3.13(e)

Sites Listed for Clean-up/Investigation

None

SCHEDULE 3.16

Insurance

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
Property	Axis Insurance Company	MCB757030-10	12/30/2010	12/30/2011	Occurrence	100,000,000	100,000

General Liability	Travelers	630-1145P153	12/30/2010	12/30/2011	Occurrence	2,000,000	5000
Employee Benefits Liability	Travelers	630-1145P153	12/30/2010	12/30/2011	Occurrence	3,000,000	0

Automobile	Travelers	810-4838A38A	12/30/2010	12/30/2011	Occurrence	1,000,000	2000/500

Workers Compensation	Travelers	HCUB894M773	12/30/2010	12/30/2011	Occurrence	1,000,000	0

Umbrella	Travelers	CUP1145P153	12/30/2010	12/30/2011	Occurrence	25,000,000	0

Professional Liability	Travelers	TE01202272	12/30/2010	12/30/2011	Claims Made	5,000,000	100,000
International Package	Travelers	TE01202289	12/30/2010	12/30/2011	Claims Made	2,000,000	0
Employee Dishonesty/Crime	Federal Ins. Co. (Chubb)	8208-7565	7/22/2010	7/22/2011	Claims Made	5,000,000	25,000

Specialty Crime Coverage	US Specialty Insurance.	U711-85284	4/30/2011	7/22/2013	Claims Made	1,000,000	0

Fiduciary Liability	Federal Ins. Co. (Chubb)	8208-7565	7/22/2010	7/22/2011	Claims Made	5,000,000	25,000

Employment Practices Liability	Federal Ins. Co. (Chubb)	6804-8458	7/22/2010	7/22/2011	Claims Made	5,000,000	100,000

Directors & Officers Liab.	Great American (Primary $10MM)	DOL 9924928	7/22/2010	7/22/2011	Claims Made	40,000,000	250,000

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
	Federal Ins. Co. (Secondary $10MM)	8210-4611 EC01202709	7/22/2010 07/22/2010	7/22/2011 07/22/2011	Claims Made Claims Made
	St. Paul Mercury ($10MM excess of $20MM) Chartis (Side A $10MM Excess $30MM)	02-766-66-38	7/22/2010	7/22/2011	Claims Made

Underground Storage Tanks – Texas	ACE American	G24675440 002	12/30/2010	12/30/2011	Claims Made	2,000,000	25,000

SCHEDULE 3.19

Securities

1.
In certain cases, the interests of East Texas Fiber Line and Fort Bend Fibernet may be subject to a right of first refusal under the First Amended & Restated Purchase Agreement (and related documents) and the Agreement Clarifying and Amending the Partnership Agreement of Fort Bend Fibernet dated November 8, 2000 between TXU Communications Transport Company, Colorado Valley Long Distance, Inc., Industry Telephone, Inc. and Alpha-Omega Communications II, Ltd. and Partnership Agreement of Fort Bend Fibernet dated May 1, 1999 between Fort Bend Long Distance Company, Colorado Valley Long Distance, Inc., Industry Telephone, Inc. and Alpha-Omega Communications II, Ltd. (and related documents).

2.
Under the Agreement by and between Armstrong Holdings, Inc. (“Armstrong”) and the Target dated May 22, 1997 (the “Armstrong/Multi Agreement”), in the event of a “change in control” (as defined therein) of the Target (which will occur as a result of the Merger), Armstrong will have a right of first refusal to acquire the Target’s shares of capital stock of Multi, Inc. (“Multi”).  In the event that Armstrong fails to exercise its right to acquire the Target’s shares of capital stock of Multi, Multi shall be terminated and wound up.  Upon Multi’s termination, Boulevard Communications, L.L.P., a Pennsylvania limited liability partnership of which Multi is the general partner, shall also be terminated and wound up in accordance with the terms of the Boulevard Limited Partnership Agreement.

3.
Under the Merger Agreement, the shareholders of the Target have the right to elect to receive Equity Interests of Holdings in connection with the Merger on the terms, and subject to the conditions, set forth in the Merger Agreement.

SCHEDULE 3.20(d)

Mortgage Filing Offices

Real Estate Recording Offices of:

1.           Angelina County, Texas
2.           Fort Bend County, Texas
3.           Harris County, Texas
4.           Montgomery County, Texas
5.           Waller County, Texas
6.           Allegheny County, Pennsylvania
7.           Butler County, Pennsylvania

SCHEDULE 6.01(a)(iii)

Indebtedness to Remain Outstanding

Capital Leases

Entity	Capital Lease
Penn Telecom, Inc.	Fiber Optic Cable Sales Lease Agreement between DQE Communications, Inc. and Penn Telecom, Inc. dated January 3, 2000 in the amount of $3,047,254 as of September 30, 2007.

SCHEDULE 6.01(a)(iii) (cont.)
Surety Bonds
Texas

OBLIGEE	ENTITY	BOND #	LIABILITY	EFF. DATE	EXP. DATE	BOND TYPE	BOND DESCRIPTION
Fort Bend County	Consolidated Communications of Fort Bend Telephone Company	104326319	$50,000	06/04/04	Until cancelled	Perpetual, Bond Covering All Cable, Conduit and/or Pole Line	Activity in, under, across or along Fort Bend County Roads
Austin Energy	Consolidated Communications of Texas Company	104326328	$50,000	06/04/04	Until cancelled	Performance and Payment Bond	Place and maintain cables, equipment & facilities within/on poles.
TXU Electric	Consolidated Communications of Texas Company	104326324	$900,000	06/04/04	Until cancelled	Transmission and Distribution Facilities	Lease Bond.
Brookshire & Katy Drainage District TX	Consolidated Communications of Texas Company	104326321	$2,000	06/04/04	Until cancelled	License or Permit Bond	Laying Underground Cable
Harris County	Consolidated Communications of Texas Company	104326320	$500,000	07/17/04	07/17/09	License or Permit Bond	Laying Underground Cable & Conduit, excavating and placing manholes.
City of Irving	Consolidated Communications Telcom Services of Texas Company	104326322	$30,000	06/08/04	Until cancelled	Right of Way Bond
City of Allen	Consolidated Communications Telcom Services of Texas Company	104326323	$30,000	06/08/04	Until cancelled	Maintenance Bond	Restoring the Right of Way

OBLIGEE	ENTITY	BOND #	LIABILITY	EFF. DATE	EXP. DATE	BOND TYPE	BOND DESCRIPTION
City of Bedford, TX	Consolidated Communications Telcom Services of Texas Company	104326326	$100,000	06/08/04	Until cancelled	Right of Way Bond
City of Euless, TX	Consolidated Communications Telcom Services of Texas Company	104326327	$100,000	06/08/04	Until cancelled	Right of Way Bond
City of Bryan, TX	Consolidated Communications Transport Company	104719659	$10,000	04/03/06	Until cancelled	Pole Attachment Bond
Nacogdoches Commercial Bank Shares, Inc.	Consolidated Communications of Texas Company	104762757	$7,800	04/03/06	Until cancelled	Lost Instrument Bond
City of Conroe, TX	Consolidated Communications Telcom Services of Texas Company	104796199	$1,000	08/31/06	08/31/08	License or Permit Bond	FOTS Solicitation
City of Katy, TX	Consolidated Communications Telcom Services of Texas Company	107496198	$1,000	08/31/06	08/31/08	License or Permit Bond	FOTS Solicitation

Surety Bonds
Illinois

OBLIGEE	ENTITY	BOND #	LIABILITY	EFF. DATE	EXP. DATE	BOND TYPE	BOND DESCRIPTION
Village of Edinburg, IL	Consolidated Communications Network Services, Inc.	104839395	$10,000	11/30/06	Until cancelled	Franchise Bond	Cable TV

Surety Bonds
Pennsylvania

OBLIGEE	ENTITY	BOND #	LIABILITY	EFF. DATE	EXP. DATE	BOND TYPE	BOND DESCRIPTION
Commonwealth of PA Department of Revenue	North Pittsburgh Systems, Inc.	158266898	$1,000	10/31/05	10/31/08	Sales Tax	Fuel Use Tax Board
Commonwealth of PA Notary Bond	Jeffrey A. Hall	929323610	$10,000	05/15/04	05/15/08	Notary Bond
Commonwealth of PA Notary Bond	Sheryl L. Marsico	929378808	$10,000	11/12/05	11/12/09	Notary Bond
Commonwealth of PA Notary Bond	David L. Wolfe	929387164	$10,000	01/12/06	01/12/10	Notary Bond
Commonwealth of PA Notary Bond	Anthony C. Kourakos	43213921	$10,000	03/24/07	03/24/11	Notary Bond
Commonwealth of PA Notary Bond	Gabriel J. White	43215181	$10,000	09/09/07	09/09/11	Notary Bond
Commonwealth of PA Notary Bond	Kay A Steffler	43115182	$10,000	10/24/07	10/24/11	Notary Bond
City of Pittsburgh, Department of General Services	Penn Telcom, Inc.	929306681	$10,000	12/31/06	12/31/07	Other License	Fiber Optic Cable Installation
The United Telephone Company of Pennsylvania	Penn Telcom, Inc.	929395155	$35,000	05/01/07	05/01/08	Other License	Pole and Conduit – Agreement No. 129175
Derry Area School District	Penn Telcom, Inc.	3-956-757	$1,510	11/19/07	03/19/08	Bid Bond	Long Distance, Internet Access and Web Hosting Services

SCHEDULE 6.02(iv)

Liens to Remain Outstanding

1.           Encumbrances referred to in Schedule 3.19.
2.           See below.

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	Secy of State, Illinois	02-04-2003	6501451	Nortel Networks Inc.	Leased telecommunications and related equipment
Consolidated Communications, Inc.	Secy of State, Illinois	05-23-2003	7052308	IOS Capital, LLC	Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-07-2004	9053662	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-10-2004	9065571	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-15-2004	9077510	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-29-2004	9120513	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-20-2004	9187685	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-22-2004	9196978	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	11-04-2004	9235973	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	11-08-2004	9249389	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	12-15-2004	9360387	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	12-28-2004	9393838	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	01-19-2005	9467394	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	01-20-2005	9469923	Insight Global Finance	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	02-03-2005	9517200	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	Secy of State, Illinois	02-09-2005	9533044	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	02-15-2005	9548173	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	02-22-2005	9563504	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-09-2005	9613617	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-11-2005	9621059	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	04-13-2005	9726675	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	04-22-2005	9756108	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	06-27-2005	9962867	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	06-29-2005	9968520	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	07-07-2005	9990267	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	07-12-2005	10003415	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	07-29-2005	10052475	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	08-12-2005	10091896	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-03-2005	10238900	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-26-2005	10310172	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-16-2006	10753252	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	05-18-2006	10973104	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	06-01-2006	11014828	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-30-2006	11480721	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	Secy of State, Illinois	11-10-2006	11521495	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	01-04-2007	11682871	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	01-05-2007	11687555	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-07-2007	11869769	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-14-2007	11893074	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-22-2007	11918050	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-29-2007	11941826	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	03-30-2007	11946836	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	04-13-2007	11999352	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	05-18-2007	12121482	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	05-24-2007	12141483	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	05-25-2007	12146116	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	06-27-2007	12247788	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	06-28-2007	12252560	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	07-02-2007	12260636	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	07-16-2007	12301413	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-07-2007	12470843	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-20-2007	12515103	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	09-21-2007	12519109	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	Secy of State, Illinois	09-25-2007	12528566	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-05-2007	12565445	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-17-2007	12598114	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	10-25-2007	12625111	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	Secy of State, Illinois	11-28-2007	12722729	IBM Credit LLC	Lessee/Lessor Leased equipment

Consolidated Communications Operator Services, Inc.	Secy of State, Delaware	01-21-2003	30168024	Nortel Networks Inc.	Leased telecommunications and related equipment

Consolidated Communications Network Services, Inc.	Secy of State, Delaware	01-21-2003	30168032	Nortel Networks Inc.	Leased telecommunications and related equipment

Consolidated Communications Business Systems, Inc.	Secy of State, Delaware	01-21-2003	30168073	Nortel Networks Inc.	Leased telecommunications and related equipment

SCHEDULE 6.03(c)

Other Businesses

None

SCHEDULE 6.04

Existing Investments

Entity	Ownership
Consolidated Communications Transport Company
24,150 shares of the issued and outstanding common stock of East Texas Fiber Line, Inc., par value $0.01, which shares constitute 63% of the issued and outstanding common stock of East Texas Fiber Line, Inc.

Consolidated Communications Transport Company	2.34% limited partnership interest in GTE Mobilnet of South Texas Limited Partnership.
Consolidated Communications Transport Company	17.02% limited partnership interest in GTE Mobilnet of Texas RSA #17 Limited Partnership.
Consolidated Communications Transport Company	39.06% general partnership interest in Fort Bend FiberNet.
Consolidated Communications, Inc.	3,000,000 shares of Illinois Consolidated Telephone Company, par value $10.00, which shares constitute 100% of the issued and outstanding common stock of Illinois Consolidated Telephone Company.
North Pittsburgh Telephone Company	3.6% limited partnership interest in Pittsburgh SMSA Limited Partnership.
North Pittsburgh Telephone Company	16.6725% limited partnership interest in Pennsylvania RSA No. 6 (I) Limited Partnership.
North Pittsburgh Telephone Company	23.67% limited partnership interest in Pennsylvania RSA No. 6 (II) Limited Partnership.
Penn Telecom, Inc.	50% of the limited partnership interest (constituting a 49.5% equity interest) in Boulevard Communications, L.L.P.
North Pittsburgh Systems, Inc.	50% of the voting capital stock of Multi, Inc.
North Pittsburgh Systems, Inc.	100% of the outstanding capital stock of EWALT, Inc. (inactive)
Multi, Inc.	100% of the general partnership interest (constituting a 1% equity interest) in Boulevard Communications, L.L.P.

SCHEDULE 6.08(v)

Existing Affiliate Transactions

1.	Lease Agreement dated December 31, 2002, by and between ICTC (as Tenant) and LATEL, LLC (as Landlord), as amended by the First Addendum to Lease dated August 1, 2005.

2.	Lease Agreement dated December 31, 2002, by and between Consolidated Market Response, Inc. (as Tenant) and LATEL, LLC (as Landlord), as amended by the First Addendum to Lease dated August 1, 2005.

3.	Lease dated August 28, 2007, by and between MACC, LLC (as Landlord) and Consolidated Market Response, Inc. (as Tenant).

4.	Services and Facilities Agreement, effective as of December 31, 2002, by and among CCI and each of its subsidiaries.

5.	Sublease between ICTC (as sublessor) and Holdings (as sublessee) dated as of December 1, 2006.

SCHEDULE 6.09

Existing Restrictions

None

Exhibit B

Certain Schedules and Exhibits

SCHEDULE 1.01(a)

Mortgaged Properties

Owner/Lessee	Street Address	County
Consolidated Communications of Texas Company	321 North First Street, Lufkin, TX 75901	Angelina
Consolidated Communications of Texas Company	110 West Frank Street – a/k/a 202 North Angelina, Lufkin, TX 75904	Angelina
Consolidated Communications of Texas Company	350 South Loop 336 West, Conroe, TX 77304	Montgomery
Consolidated Communications of Texas Company	411 West Phillips Street, Conroe, TX 77301	Montgomery
Consolidated Communications of Texas Company	508 Old Magnolia Drive, Conroe, TX 77304	Montgomery
Consolidated Communications of Fort Bend Company	24403 Roesner Road, Katy, TX 77494	Fort Bend
Consolidated Communications of Fort Bend Company	3426 School Street, Needville, TX 77461	Fort Bend
Consolidated Communications of Fort Bend Company	1400 Avenue A, Katy, TX 77493	Harris
Consolidated Communications of Fort Bend Company	904 Velasco Street, Brookshire, TX 77423	Waller
Consolidated Communications Enterprise Services, Inc.	2710 Rochester Road, Cranberry Township, PA 16066	Butler
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road, Gibsonia, PA 15044	Allegheny

SCHEDULE 3.09

Subsidiaries

Company	Type of Organization	Record Owner	Ownership Percentage
Consolidated Communications, Inc.	Illinois corporation	Consolidated Communications Holdings, Inc.	100% ownership
Consolidated Communications Enterprise Services, Inc.	Delaware corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications Services Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Fort Bend Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Texas Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Illinois Consolidated Telephone Company*	Illinois corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Pennsylvania Company, LLC	Delaware limited liability company	Consolidated Communications Enterprise Services, Inc.	100% ownership
East Texas Fiber Line Incorporated*	Texas corporation	Consolidated Communications Enterprise Services, Inc.	63% ownership

* Not a Loan Party

SCHEDULE 3.10(b)

Leased and Owned Real Property

See Attached

Owned Real Property Located in Texas

Property Name	Address	Operating Company
Lufkin Area
Denman Bldg	102 W. Frank Street, Lufkin, TX	Consolidated Communications Enterprise Services, Inc.
Warehouse/Plant	215 N. First Street - aka 204 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
IT Building	110 W. Frank Street - aka 202 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
Business Office1	321 N. First Street, Lufkin, TX and 207 N. First Street, Lufkin, TX	Consolidated Communications of Texas Company
Construction	520 N. Angelina; Lufkin, TX	Consolidated Communications of Texas Company
Warehouse Parking	414 N. Angelina, Lufkin, TX and Alley, lying behind 414 N. Angelina with no street frontage	Consolidated Communications of Texas Company
Mechanics Garage	522 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
Remote Sites
Alco Road	Hwy 103E to Alco Church Rd, bldg located NW corner of this intersection	Consolidated Communications of Texas Company
Alto	203 Cooper St., Alto, Texas	Consolidated Communications of Texas Company
Apple Springs1	Hwy 94W to Apple Springs, Tex, bldg on R at city limits	Consolidated Communications of Texas Company
Beulah	FM58S, R on FM1818, bldg 1.9 miles on L	Consolidated Communications of Texas Company
Blackburn Switch	Hwy 103W, R on Blackburn Switch Rd, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Brookhollow	1201 Live Oak, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Burke	Hwy59S, R on John Means Rd, bldg 1/10 mile on R	Consolidated Communications of Texas Company
Central	Hwy69N, R on FM843, L on 1st road on L, bldg on L	Consolidated Communications of Texas Company
Centralia	Hwy 94W to Apple Springs, Tex, R on FM 357N, 5.1 miles, bldg on L	Consolidated Communications of Texas Company
Crown Colony	5413 Champions Dr, Lufkin Texas 75901	Consolidated Communications of Texas Company
Davisville Rd.	Hwy 59N, R on FM352, R on FM2021, bldg 1/10 mile on R beside cell tower site	Consolidated Communications of Texas Company
Diboll	400 Thompson, Diboll Texas 75941	Consolidated Communications of Texas Company
Etoile1	Hwy 103E to Etoile, Texas, bldg on L across from FM 226S intersection	Consolidated Communications of Texas Company
Fairview	FM58S, R on FM2108, R on FM 1819, bldg 2/10 mile on R	Consolidated Communications of Texas Company
FM 58 - Parkman St.	350 Parkman, Lufkin Texas	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
FM 706 @ Hwy 69	Hwy 69N, bldg located on SW corner of FM 706 and Hwy 69 intersection	Consolidated Communications of Texas Company
Fuller Springs1	Hwy 69S, bldg located on NE corner of FM841 and Hwy69S intersection	Consolidated Communications of Texas Company
Harbuck	1206 Harbuck, Lufkin, Texas	Consolidated Communications of Texas Company
Herty	3110 Paul, Lufkin Texas 75901	Consolidated Communications of Texas Company
Hwy. 103 East	Hwy103E, L on Golf Course Rd, bldg 1/10 mile on L	Consolidated Communications of Texas Company
Hwy. 7 West	Hwy 103E, R on 1819, R on Hwy 7, bldg on SE corner of this intersection	Consolidated Communications of Texas Company
Hwy. 94 West	Hwy 94, bldg 1/10 mile W of FM 3258 intersection	Consolidated Communications of Texas Company
Hudson	Hwy 94W, L on 1194S, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Largent	602 Largent, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Linwood - Hwy 21 N	From Alto take Hwy 21E, L on FM241, bldg 1/10 mile on left	Consolidated Communications of Texas Company
Lotus Lane	5017 Lotus Lane, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Marion’s Ferry	Hwy 103E, bldg located 1/10 mile E of FM1669N (Marion Ferry Rd) intersection	Consolidated Communications of Texas Company
Oliver’s Store- FM7062	Hwy 103W, L on 1194S, bldg 2/10 mile on R	Consolidated Communications of Texas Company
Peavy Switch	Hwy 94W, L on 1194S, bldg located 1.7 miles past FM1271 intersection	Consolidated Communications of Texas Company
Pollock - Hwy69 / Hwy72	Hwy 69N, bldg located 1/10 mile E of Hwy 7 intersection with 69N	Consolidated Communications of Texas Company
Post Oak Road	Hwy 94W, L on FM1194S, L on FM1271, bldg located 1.9 miles on R	Consolidated Communications of Texas Company
Redland	Hwy69N, L on Redland Church Rd, R on Winston Rd, bldg on immediate R	Consolidated Communications of Texas Company
Redlawn - Hwy 69 N	From Alto, Hwy69N, R on CR2436, bldg on immediate L	Consolidated Communications of Texas Company
South First	1905 South First, Lufkin, Texas	Consolidated Communications of Texas Company
Wakefield	Hwy59S, R on FM357, bldg 1.7 miles on R	Consolidated Communications of Texas Company
Wells2	101 6th Street, Wells Texas	Consolidated Communications of Texas Company

Katy Area
Parking Lot	Parcel 100, Sec 3 - Roesner Rd - Land Only	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Waddell	Waddell CO Bldg - 24403 Roesner Rd	Consolidated Communications of Fort Bend Company
Construction Parking	Roesner Rd	Consolidated Communications of Fort Bend Company
Katy CO	1400 Avenue A, Katy, TX 77493	Consolidated Communications of Fort Bend Company
	1404 Avenue A, Katy, TX 77493	Consolidated Communications of Fort Bend Company
Katy Electric	1397 E Avenue, Katy, TX 77493	Consolidated Communications of Fort Bend Company
	22901 Franz Rd, Katy, TX	Consolidated Communications of Fort Bend Company
	A317200A-172 H & TC RR CO, TR 38	Consolidated Communications of Fort Bend Company
	3426 School St, Needville	Consolidated Communications of Fort Bend Company
Remote Sites
Beasley	118 N Fourth Street, Beasley, Texas 77417	Consolidated Communications of Fort Bend Company
Brookshire	904 Velasco, Brookshire, Texas 77423	Consolidated Communications of Fort Bend Company
Cinco Hut #1	2250 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #2	4103 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #3	24531 Cinco Ranch Blvd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Damon	518 Mulcahy, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Fairchild	8817 Fairchild Rd, Fairchild, Texas 77469	Consolidated Communications of Fort Bend Company
Grand Lakes Hut	5304 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Guy	12980 Dannhaus Rd, Needville, Texas 77461	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Needville	9241 Church Street, Needville, Texas	Consolidated Communications of Fort Bend Company
Pattison	3724 Avenue E Pattison, Texas 77423	Consolidated Communications of Fort Bend Company
Pecan Bend	22315 FM 762, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Rosenburg	3112 Avenue I, Rosenburg, Texas 77471	Consolidated Communications of Fort Bend Company
Seven Meadows	5803 Katy Gaston Rd, Katy, Texas 77493	Consolidated Communications of Fort Bend Company
Williamsburg	22901 Franz Rd, Katy, Texas 77450	Consolidated Communications of Fort Bend Company

Conroe Area
Conroe Business Office	350 S. Loop 336 W., Conroe, TX	Consolidated Communications of Texas Company
Riverpointe Remote	350-A, Loop W. 336	Consolidated Communications of Texas Company
Conroe CO	411 W. Phillips Street	Consolidated Communications of Texas Company
Conroe Plant	508 Old Magnolia Drive	Consolidated Communications of Texas Company
Conroe Remote	2505 N. Frazier	Consolidated Communications of Texas Company
Remote Sites
Airport	#1 Pozos, Conroe, Texas 77303	Consolidated Communications of Texas Company
Alden Bridge	7401 Alden Bridge, The Woodlands, Texas	Consolidated Communications of Texas Company
Artesian Oaks	195 Pinewood Dr., Conroe, Texas 77304	Consolidated Communications of Texas Company
Bentwater	#1 Bentwater Bay Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Cape Conroe	#10 Cape Conroe Dr, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Carriage Hills	2410 Hollow Brook, Conroe, Texas	Consolidated Communications of Texas Company
Cattail Park	9310 Cattail Park, The Woodlands, Texas	Consolidated Communications of Texas Company
Conroe North	2505A N Frazier, Conroe, Texas	Consolidated Communications of Texas Company
Crieghton Ridge	101A Creighton Ridge, Conroe, Texas	Consolidated Communications of Texas Company
Crestwood Farms	628A Mohawk Drive, Conroe, Texas	Consolidated Communications of Texas Company
Cut-n-Shoot	14610 Millmac Rd, Cut and Shoot, Texas 77303	Consolidated Communications of Texas Company
Delago	42A Del Lago Blvd, Montgomery, Texas	Consolidated Communications of Texas Company
Dobbin	72 North FM 1486, Montgomery, Texas 77316	Consolidated Communications of Texas Company
FM 1485	11461 E. Old Hwy 105, Conroe, Texas 77304	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
FM 2854	#1 Oak Lawn Estates, Conroe, Texas	Consolidated Communications of Texas Company
Foster Drive	100 Foster Drive, Conroe, Texas 77301	Consolidated Communications of Texas Company
Four Corners2	12252 FM 3083, Conroe, Texas	Consolidated Communications of Texas Company
Gosling	7598 Gosling Rd, The Woodlands, Texas 77382	Consolidated Communications of Texas Company
Grand Harbour	11408 Grand Harbour Blvd., Conroe, Texas	Consolidated Communications of Texas Company
Grand Lakes2	8825 Grand Lakes, Conroe, Texas	Consolidated Communications of Texas Company
Grangerland	1260 Wiggins Rd, Conroe, Texas 77302	Consolidated Communications of Texas Company
Hawthorne	1585 Hawthorne, Conroe, Texas	Consolidated Communications of Texas Company
Highland Hollow	100 Highland Hollow, Conroe, Texas	Consolidated Communications of Texas Company
Huntsville	1114 Sam Houston Ave., Huntsville, Texas	Consolidated Communications of Texas Company
Hwy. 242	5103 Hwy 242, The Woodlands, Texas	Consolidated Communications of Texas Company
Irongate	903 FM1486 South, Montgomery, Texas 77316	Consolidated Communications of Texas Company
Kendale Green	7411 Kendall Green Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Lake Conroe	527 Mohawk Bend Dr, Conroe, Texas	Consolidated Communications of Texas Company
Lakewood2	15340 Lake Lamond St., Conroe, Texas 77384	Consolidated Communications of Texas Company
Longmire	6995 Longmire Rd, Conroe, Texas	Consolidated Communications of Texas Company
McCaleb Road	185A Copeland Chapel Cem Road, Conroe, Texas	Consolidated Communications of Texas Company
Montgomery	301 Liberty, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Needham Road	5009 Needham Rd, Conroe, Texas	Consolidated Communications of Texas Company
Powell1, 2	7391 E Capstone Circle, The Woodlands, Texas	Consolidated Communications of Texas Company
Redbird	3305 Redbird, Conroe, Texas	Consolidated Communications of Texas Company
Research For.. 02	6600 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Riverbrook	105 Sherbrook Drive, Conroe, Texas	Consolidated Communications of Texas Company
River Plantation	176A Stonewall Jackson Drive, Conroe, Texas	Consolidated Communications of Texas Company
Rivershire2	902 Gladstell Street, Conroe, Texas1, 3	Consolidated Communications of Texas Company
Sendera Ranch	6418A Ranch Park Dr, Conroe, Texas	Consolidated Communications of Texas Company
Shennadoah1	9078 Ed English Lane, Conroe, Texas	Consolidated Communications of Texas Company
Stubblefield	100 Forest Service 204 Road, Texas	Consolidated Communications of Texas Company
Swallow Lane	9895 Swallow Lane, Conroe, Texas	Consolidated Communications of Texas Company
Texaba	33A Willis-Waukegan, Conroe, Texas 77303	Consolidated Communications of Texas Company
Walden	12508 Walden Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Westview	2200 Westview, Conroe, Texas 77304	Consolidated Communications of Texas Company
Westwood	410 Macintosh Dr, Conroe, Texas	Consolidated Communications of Texas Company
Wier Road (Old 105)	17000 Old Hwy 105/Wier Rd, Cut and Shoot, Texas 77306	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Windsor Hills	97 Windsor Hill Dr, Conroe, Texas 77304	Consolidated Communications of Texas Company
Woodlands High Sch.2	6191 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company

Notes

1.
This property or a portion thereof or an easement thereon was granted to a company which, by operation of a merger, is now known as TXU Investment Company, a company that is currently not affiliated with the Loan Parties.  Consolidated Communications of Texas Company or an affiliate thereof currently has use and possession of these parcels of property.

2.	TXU Communications, an assumed name, was named as grantee on one or more deeds or easements relating to this property. Companies may not be deeded property under an assumed name in the State of Texas.

Owned Real Property Located in Pennsylvania

Property Name	Address	Operating Company

Gibsonia Headquarters Complex	4008 Gibsonia Road, Gibsonia, PA 15044	Consolidated Communications of Pennsylvania Company, LLC
Wexford C.O.	150 Wexford-Bayne Road	Consolidated Communications of Pennsylvania Company, LLC
Curtisville C.O.	Bessemer & 38 Hill Street, Tarentum, PA 15084	Consolidated Communications of Pennsylvania Company, LLC
Gallagher Hill Tower Site	Route 28, Harrison Township, PA	Consolidated Communications of Pennsylvania Company, LLC
Vacant Land	Ewalt Road, Richland Township, Gibsonia, PA 15044	Consolidated Communications of Pennsylvania Company, LLC
Pine Creek Hill Equipment Building	McCandless Township, PA	Consolidated Communications of Pennsylvania Company, LLC
Cooperstown C.O.	11194 Pittsburgh Road, Valencia, PA 16059	Consolidated Communications of Pennsylvania Company, LLC
Criders Corners C.O.	6517 Mars Road, Cranberry Township, PA 16066	Consolidated Communications of Pennsylvania Company, LLC
Mars C.O.	128 Irvine Street, Mars, PA 16046	Consolidated Communications of Pennsylvania Company, LLC
Saxonburg C.O.	105 West Main Street, Saxonburg, PA 16056	Consolidated Communications of Pennsylvania Company, LLC
Sarver C.O.	407 Sarver Road, Sarver, PA 16055	Consolidated Communications of Pennsylvania Company, LLC
Freeport C.O.	305 6th Street, Freeport, PA 16229	Consolidated Communications of Pennsylvania Company, LLC

Leased Property Located in Illinois and Indiana

Type Of Asset	Location	Name Of Lessor	Description
Office	Charleston	SOLIX CMR, LLC	Technical Support.

Office	Champaign	Devonshire Reality	IBS Sales Office

Land	Danville	Crown Castle GT Co LLC	Paging Tower Site
Land	Tuscola	Panhandle Eastern Pipe Line Co.	Paging Tower Site
Land	Highland	Fry Properties Partnership	Paging Tower Site
Land	Vandalia	Barenfanger, Inc.	Paging Tower Site
Land	Sullivan	Cromwell Group, Inc.	Paging Tower Site
Land	Rantoul	First Mid-Illinois Bank & Trust	Paging Tower Site
Land	Chrisman	Chrisman Fire Protection	Paging Tower Site
Land	Newton	Norris Electric Cooperative	Paging Tower Site
Land	Robinson	Ameren CIPS	Paging Tower Site
Land	Louisville	First Cellular	Paging Tower Site
Land	Brazil (Staunton), IN	Crown Communication Inc.	Paging Tower Site
Land	Hoopeston	Orange Technologies	Paging Tower Site
Land	Monticello (Cisco)	The Board of Trustees of the University of Illinois	Paging Tower Site
Land	Toledo	Communications Unlimited	Paging Tower Site
Land	Philo	TAK Communications	Paging Tower Site
Land	Elwin	The Cromwell Group Inc. of IL	Paging Tower Site
Land	Curran (Spfd)	Midwest Tower Leasing, Inc.	Paging Tower Site
Land	Terre Haute, IN	Emmis IN Broadcasting, LP	Paging Tower Site
Land	Springfield	Trad Inc.	Paging Tower Site
Land	Champaign	Trad Inc.	Paging Tower Site
Land	Staunton	Macoupin County	Paging Tower Site

Leased Property Located in Texas

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
OFFICE SPACE	TEXAS TOWER LIMITED	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	600 TRAVIS STREET, SUITE 1955 HOUSTON, TX 77002
OFFICE SPACE	UNITED BUILDING MANAGEMENT	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	2020 LIVE OAK DALLAS, TX 75201
OFFICE SPACE	DOROTHY SMITH	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	421 S. 8TH STREET WACO, TX 76710
PARKING LOT	JAMES L LOOMER	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	E. BREMOND AND N. ANGELINA LUFKIN, TX 75904
OFFICE SPACE	ATRIUM BUILDING LTD	EAST TEXAS FIBER LINE INCORPORATED	119 WEST TYLER STREET LONGVIEW, TX
OFFICE SPACE	HINES INTEREST LIMITED PARTNERSHIP	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	777 WALKER, CONCOURSE LEVEL HOUSTON, TX 77002
OFFICE SPACE	DREW STACK MANAGEMENT CORP., INC. (HOMELAND PROPERTY)	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1114 SAM HOUSTON AVENUE, HUNTSVILLE, TX 77340
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD, SUITE 701 & 702, DALLAS, TX. 75201
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD MEET ME ROOM B-1 LEVEL DALLAS, TX 75201
OFFICE SPACE	BRYAN STREET ACQUISITION PARTNERSHIP LP	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	2323 BRYAN STREET DALLAS, TX 75201
OFFICE SPACE	HATFIELD PHILLIPS MAIN PLACE ASSOC	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1201 MAIN STREET, SUITE C137 DALLAS, TX 75202

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
OFFICE SPACE	PLAZA TOWER LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	909 ESE LOOP 323, SUITE 650 TYLER, TX 75701
OFFICE SPACE	ROSS AKARD ACQUISITION	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1807 ROSS AVENUE DALLAS, TX 75201
PHONE STORE	DBSI-DISCOVERY REAL ESTATE SERVICES, LLC	CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY	2001 KATY MILLS BLVD SUITE M KATY, TX 77494

Leased Property Located in Pennsylvania

TYPE OF LEASE	LESSOR	TENANT	ADDRESS
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 100 Pittsburgh, PA 15222
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2591 Wexford-Bayne Road, Suite 400 Sewickley, PA 15143
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2593 Wexford-Bayne Road, Suite 201 Sewickley, PA 15143
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 200 Pittsburgh, PA 15222
Land (Remote Equipment Buildings)	Spagnolo Builders, Inc.	Consolidated Communications of Pennsylvania Company, LLC	Villa of North Park Babcock Boulevard McCandless Township, PA
Land (Remote Equipment Buildings)	James A. West	Consolidated Communications of Pennsylvania Company, LLC	Hickory Hills McCandless Township, PA
Land (Remote Equipment Buildings)	Three North Development Group	Consolidated Communications of Pennsylvania Company, LLC	Karrington Woods McCandless Township, PA

SCHEDULE 3.16

Insurance

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
Property	Axis Insurance Company	MCB757030-10	12/30/2010	12/30/2011	Occurrence	100,000,000	100,000

General Liability	Travelers	630-1145P153	12/30/2010	12/30/2011	Occurrence	2,000,000	5000
Employee Benefits Liability	Travelers	630-1145P153	12/30/2010	12/30/2011	Occurrence	3,000,000	0

Automobile	Travelers	810-4838A38A	12/30/2010	12/30/2011	Occurrence	1,000,000	2000/500

Workers Compensation	Travelers	HCUB894M773	12/30/2010	12/30/2011	Occurrence	1,000,000	0

Umbrella	Travelers	CUP1145P153	12/30/2010	12/30/2011	Occurrence	25,000,000	0

Professional Liability	Travelers	TE01202272	12/30/2010	12/30/2011	Claims Made	5,000,000	100,000
International Package	Travelers	TE01202289	12/30/2010	12/30/2011	Claims Made	2,000,000	0
Employee Dishonesty/Crime	Federal Ins. Co. (Chubb)	8208-7565	7/22/2010	7/22/2011	Claims Made	5,000,000	25,000

Specialty Crime Coverage	US Specialty Insurance.	U711-85284	4/30/2011	7/22/2013	Claims Made	1,000,000	0

Fiduciary Liability	Federal Ins. Co. (Chubb)	8208-7565	7/22/2010	7/22/2011	Claims Made	5,000,000	25,000

Employment Practices Liability	Federal Ins. Co. (Chubb)	6804-8458	7/22/2010	7/22/2011	Claims Made	5,000,000	100,000

Directors & Officers Liab.	Great American (Primary $10MM)	DOL 9924928	7/22/2010	7/22/2011	Claims Made	40,000,000	250,000

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
	Federal Ins. Co. (Secondary $10MM)	8210-4611	7/22/2010	7/22/2011	Claims Made
	St. Paul Mercury ($10MM excess of $20MM)	EC01202709	07/22/2010	07/22/2011	Claims Made
	Chartis (Side A $10MM Excess $30MM)	02-766-66-38	7/22/2010	7/22/2011	Claims Made

Underground Storage Tanks – Texas	ACE American	G24675440 002	12/30/2010	12/30/2011	Claims Made	2,000,000	25,000

Exhibit C

Lender Authorization

LENDER AUTHORIZATION AND CONSENT
Consolidated Communications, Inc.

Wells Fargo Bank, National Association,
as Administrative Agent

Consolidated Communications, Inc.,
as Borrower

Re:	Lender Authorization and Consent for Amendment Agreement (“Lender Authorization”)

Reference is hereby made to that certain Credit Agreement dated as of December 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”) among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the Lenders identified therein and Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”). Except as otherwise provided herein, all capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Original Credit Agreement.

This Lender Authorization evidences that we have received and reviewed, in each case in the form last posted on online or otherwise last distributed to us by the Administrative Agent, (A) that certain Amendment Agreement, to be dated on or about June 7, 2011 (the “Amendment Agreement”) among Holdings, the Borrower, the Subsidiary Loan Parties party thereto and the Administrative Agent (on its own behalf and on behalf of each Lender executing and delivering a Lender Authorization), (B) the Amended and Restated Credit Agreement attached as Exhibit A to the Amendment Agreement (the “Restated Credit Agreement”), and (C) the other exhibits to the Amendment Agreement.

This Lender Authorization further evidences that we irrevocably approve the Amendment Agreement and the exhibits thereto and authorize the Administrative Agent to execute and deliver the Amendment Agreement on our behalf, such execution to evidence our agreement to be a party to the Amendment Agreement, the Restated Credit Agreement and the other Loan Documents (as defined in the Restated Credit Agreement) to which Lenders are a party.  In furtherance of the foregoing, we hereby agree to execute any additional documents reasonably requested by the Administrative Agent to evidence our rights and obligations under the Restated Credit Agreement.

[   ]           Consenting and Converting. Mark this box and complete the amounts below to consent to the Amendment Agreement AND be an Extending Term Lender and/or Extending Revolving Lender.

By executing this Lender Authorization, (i) we hereby approve the Amendment Agreement and authorize the Administrative Agent to execute and deliver the Amendment Agreement on our behalf as stated above and (ii) we hereby irrevocably offer to convert on the Restatement Date (as defined in the Amendment Agreement) up to (complete each section as applicable):

$_______________ [insert amount to be converted] of our $________ [insert current outstanding amount] existing Revolving Credit Commitment under the Original Credit Agreement into a Revolving-2 Commitment (as defined in the Restated Credit Agreement) in accordance with the terms of the Amendment Agreement.  In connection therewith we hereby authorize the Administrative Agent to make adjustments to the outstanding Revolving Loans and the Register such that each Revolving-2 Lender (as defined in the Restated Credit Agreement) shall hold its ratable share of such Revolving-2

Loans (as defined in the Restated Credit Agreement) in accordance with the percentage that such Revolving-2 Lender’s Revolving-2 Commitment bears to the aggregate Revolving-2 Commitments applicable to all Revolving-2 Lenders.

 $_______________ [insert amount to be converted] of our $________ [insert current outstanding amount] outstanding Initial Term Loans under the Original Credit Agreement into Initial Term Loan-2 Loans (as defined in the Restated Credit Agreement) in accordance with the terms of the Amendment Agreement.

It is understood and agreed by the undersigned that the undersigned’s selection of “Consenting and Converting” and completion of an amount to be converted constitutes an offer of Revolving Credit Commitments and/or Initial Term Loans (as applicable) to be converted into Revolving-2 Commitments and Initial Term-2 Loans (as applicable) that is subject to the Borrower’s acceptance and that if the Borrower chooses, in its sole discretion, to accept less than all of the conversion offers, the actual allocation of Revolving-2 Commitments and Initial Term-2 Loans will be determined based on the undersigned’s ratable share of the principal amount so accepted by the Borrower (determined based on the principal amount of the offers received by the Acceptance Deadline (as defined in the Amendment Agreement)).

[   ]           Consenting but NOT Converting.  By executing this Lender Authorization, we hereby approve the Amendment Agreement and authorize the Administrative Agent to execute and deliver the Amendment Agreement on our behalf as stated above but are not offering to convert any portion of our Revolving Credit Commitment or our outstanding Initial Term Loans under the Original Credit Agreement.

FOR ALL LENDERS:

We hereby agree that to be effective, this Lender Authorization must be returned, by the Acceptance Deadline (as defined in the Amendment Agreement), by facsimile, PDF and email or by courier to:

James Ewing
Winston & Strawn, LLP
214 North Tryon Street, 22nd Floor
Charlotte, NC  28202
Fax:  (704) 350-7800; attention James Ewing
E-mail:  jewing@winston.com

We hereby agree that our delivery of this executed Lender Authorization may effected by facsimile or similar instantaneous electronic transmission device and such execution and delivery shall be considered valid, binding and effective for all purposes.

______________________________________1

By:___________________________________
Name:________________________________
Title:_________________________________

___________________
1 Insert applicable name of particular fund serving as Lender of record.  Please execute a separate Lender Authorization for each separate fund.

Schedule A

Revolving Lenders and Commitments

Revolving Lender	Revolving-1 Commitment	Revolving-2 Commitment
Wells Fargo Bank, National Association	$0.00	$19,999,999.00
CoBank ACB	$3,086,420.00	$6,277,778.00
Raymond James Bank, FSB	$0.00	$2,469,136.00
The Royal Bank of Scotland plc	$0.00	$10,000,000.00
Union Bank, N.A.	$1,234,568.00	$0.00
Halcyon Loan Investors CLO I, LTD.	$1,650,499.71	$0.00
Halcyon Loan Investors CLO II, LTD.	$1,650,499.71	$0.00
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007- 3 LTD.	$1,980,599.87	$0.00
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007- 2 LTD.	$1,650,499.71	$0.00

Schedule B

Mortgaged Properties

Pennsylvania:

1.	4008 Gibsonia Road – Gibsonia, Pennsylvania
2.	2710 Rochester Road – Cranberry Township, Pennsylvania

Texas:

1.	1400 Avenue A – Katy, Texas
2.	24403 Roesner – Katy, Texas
3.	3426 School Street – Needville, Texas
4.	350 South Loop 336 West – Conroe, Texas
5.	411 West Phillips Street – Conroe, Texas
6.	321 North 1st Street – Lufkin, Texas
7.	110 West Frank Street (a/k/a 202 North Angelina) – Lufkin, Texas
8.	508 Old Magnolia Drive – Conroe, Texas
9.	904 Velasco Street – Brookshire, Texas